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As filed with the Securities and Exchange Commission on October 1, 2003

Registration No. 333-108025

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3
To
FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Lehman Brothers Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	6211 (Primary Standard Industrial Classification Code Number)	13-3216325 (I.R.S. Employer Identification No.)

745 Seventh Avenue
New York, New York 10019
(212) 576-7000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Thomas A. Russo, Esq.
Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
(212) 576-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
John G. Finley Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	David K. Boston Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 (212) 728-8000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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October 1, 2003

To the Stockholders of Neuberger Berman Inc.:

The board of directors of Neuberger Berman Inc. has approved the merger of Neuberger with a newly formed subsidiary of Lehman Brothers Holdings Inc. I cordially invite you to attend our special meeting of stockholders of Neuberger, at which you will be asked to vote to approve the merger. The board recommends that you vote “FOR” the merger at the special meeting.

At the time the merger becomes effective, your shares of Neuberger common stock will be converted into the right to receive $9.49 in cash and a fractional share of Lehman Brothers common stock. The fractional share of Lehman Brothers common stock that you will receive in the merger will be determined by an exchange ratio based on the price of Lehman Brothers common stock during a ten trading day period ending shortly prior to the closing of the merger. The following table shows the implied total value of the merger consideration you would receive for each share of Neuberger common stock based on various reference prices, assuming no downward adjustment:

Lehman Brothers Reference Price	Cash	Exchange Ratio	Implied Value of Stock Consideration	Implied Total Value

$60.00 - $66.51	$9.49	0.496	$29.76 - $32.99	$39.25 - $42.48
$66.52 - $73.00	$9.49	0.4962 – 0.4522	$33.01	$42.50
$73.01 - $82.19	$9.49	0.452	$33.00 - $37.15	$42.49 - $46.64
$82.20 - $90.41	$9.49	0.4519 – 0.4109	$37.15	$46.64
$90.42 - $92.00	$9.49	0.411	$37.16 - $37.81	$46.65 - $47.30

For example,

•
If the Lehman Brothers common stock closing price of $64.50 on July 21, 2003, the last trading day prior to announcement of the merger, were used as the reference price, the exchange ratio would be 0.496 of a share of Lehman Brothers common stock. This would have resulted in an implied value of the merger consideration for each outstanding share of Neuberger common stock of $41.48, consisting of $9.49 in cash and 0.496 of a share of Lehman Brothers common stock with a value of $31.99 at July 21, 2003.

•
If the Lehman Brothers common stock closing price of $68.90 on September 29, 2003 were used as the reference price, the exchange ratio would be 0.4791 of a share of Lehman Brothers common stock. This would have resulted in an implied value of the merger consideration for each outstanding share of Neuberger common stock of $42.50, consisting of $9.49 in cash and 0.4791 of a share of Lehman Brothers common stock with a value of $33.01 at September 29, 2003.

Based on the outstanding shares of each of Neuberger and Lehman Brothers on September 24, 2003, if the closing price of Lehman Brothers common stock on September 29, 2003 were used to determine the exchange ratio, after giving effect to the issuance of shares in the merger, the shares received by Neuberger stockholders would represent approximately 12.3% of Lehman Brothers outstanding shares.

The merger consideration is subject to a potential downward adjustment based on specific declines in asset-based advisory fees on assets under management of Neuberger’s Private Asset Management clients, other than changes due to market fluctuations in the value of assets under management. See the graph on page 3 of the accompanying proxy statement/prospectus.

Under Delaware law, if the merger were completed, Neuberger stockholders of record who do not vote in favor of the merger will be entitled to exercise appraisal rights by following specified procedures and obtain payment for the judicially-determined fair value of their shares of Neuberger common stock.

You will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of your Neuberger shares for Lehman Brothers shares in the merger. You may, however, recognize gain with respect to any cash you receive in the merger.

Detailed information concerning the proposed merger is set forth in the accompanying proxy statement/prospectus, which I urge you to read carefully and in its entirety. In particular, you should consider the “Risk Factors” beginning on page 20.

Sincerely,

Jeffrey B. Lane President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the common stock to be issued by Lehman Brothers under this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated October 1, 2003, and is being first mailed to stockholders on or about October 2, 2003.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of such State.

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NEUBERGER BERMAN INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 31, 2003

Dear Neuberger Stockholder:

A special meeting of stockholders of Neuberger Berman Inc., a Delaware corporation, will be held on Friday, October 31, 2003, at 10:00 a.m., local time, at our offices, 41st Floor, 605 Third Avenue, New York, New York 10158, and any adjournments or postponements thereof.

At the meeting, you will be asked to

1.
approve and adopt an Agreement and Plan of Merger, dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company (a wholly owned subsidiary of Lehman Brothers Holdings Inc. established for the purpose of effecting the merger) and Neuberger Berman Inc. and the transactions contemplated thereby, including the merger of Neuberger Berman Inc. with Ruby Acquisition Company, and

2.	act upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The accompanying proxy statement/prospectus describes the merger agreement and the proposed merger in detail.

The board of directors has set the close of business on September 24, 2003, as the record date for determining stockholders entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements thereof.

Under Delaware law, stockholders of record who do not vote in favor of the merger are entitled to appraisal rights in connection with the merger if the merger is completed. If you exercise appraisal rights and follow the specified procedures as set forth in detail in the accompanying proxy statement/prospectus, you can receive the judicially determined fair value of your shares of Neuberger common stock rather than the merger consideration to be paid pursuant to the merger agreement.

We will admit to the special meeting (1) all stockholders of record at the close of business on September 24, 2003, (2) persons holding proof of beneficial ownership as of such date, such as a letter or account statement from the person’s broker, (3) persons who have been granted proxies, and (4) such other persons that we, in our sole discretion, may elect to admit. All persons wishing to be admitted must present photo identification. If you plan to attend the special meeting, please check the appropriate box on your proxy card or register your intention when voting by using the telephone or voting on the Internet, according to the instructions provided.

By order of the board of directors,

Kevin Handwerker Secretary

October 1, 2003

Your vote is important. Please return your proxy as soon as possible, whether or not you expect to attend the special meeting in person.

You may submit your proxy by using the telephone, by the Internet or by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage prepaid envelope.

You may revoke your proxy at any time before the special meeting. If you attend the special meeting and vote in person, your proxy vote will not be used.

Please do not send your common stock certificates at this time. If the merger is consummated, you will be sent instructions regarding the surrender of your certificates.

i

Annex A — Agreement and Plan of Merger
Annex B — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Annex C — Section 262 of the General Corporation Law of the State of Delaware

ii

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Q1:	What is the proposed transaction for which I am being asked to vote?

A1:
You are being asked to vote to approve and adopt a merger agreement entered into between Lehman Brothers and Neuberger. In the merger, Neuberger will be merged with Ruby Acquisition Company, a newly formed, wholly owned subsidiary of Lehman Brothers. After the merger, Ruby Acquisition Company will be the surviving corporation and will remain a wholly owned subsidiary of Lehman Brothers. However, Lehman Brothers has the right to elect to cause a “reverse” merger, whereby Neuberger will be the surviving corporation and will be a wholly owned subsidiary of Lehman Brothers. If Ruby Acquisition Company is the surviving corporation, following the merger Lehman Brothers will change the name of Ruby Acquisition Company to Neuberger Berman Inc.

Q2:	What vote is required for approval?

A2:
The merger agreement must be approved by a majority of the outstanding shares of Neuberger common stock. Therefore, if you abstain or fail to vote, it will be the same as voting against the merger agreement. You are entitled to vote on the merger agreement if you held Neuberger common stock at the close of business on the record date, which is September 24, 2003. On that date, 70,040,661 shares of Neuberger common stock were outstanding and entitled to vote.

Q3:	When do you expect the merger to be completed?

A3:
We expect to complete the merger promptly after we receive Neuberger stockholder approval at the special meeting and after we receive all necessary regulatory approvals. We currently anticipate closing in Lehman Brothers’ fourth fiscal quarter of 2003, which ends November 30, 2003.

Q4:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A4:	You should instruct your broker to vote your shares, following the directions your broker provides. If you do not instruct your broker,

your broker will generally not have the discretion to vote your shares without your instructions. Because the proposals in this proxy statement/ prospectus require an affirmative vote of a majority of the outstanding shares of Neuberger common stock for approval, these so-called “broker non-votes” have the same effect as votes cast against the merger agreement.

Q5:	What do I need to do now?

A5:
After carefully reading and considering the information contained in this proxy statement/prospectus, please fill out and sign the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be voted at the special meeting. Your proxy card will instruct the persons named on the card to vote your shares at the stockholders meeting as you direct on the card. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption and approval of the merger agreement. If you do not vote or if you abstain, the effect will be a vote against the merger agreement. YOUR VOTE IS VERY IMPORTANT.

Q6:	May I change my vote after I have mailed my signed proxy card?

A6:
You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of four ways. First, you can send a written notice stating that you want to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to:

Kevin Handwerker Secretary, Neuberger Berman Inc. 605 Third Avenue New York, NY 10158

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Third, you can submit a proxy by telephone or the Internet at a later time. Fourth, you can attend the Neuberger special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q7:	Should I send in my stock certificates now?

A7:	No. After the merger is completed, you will receive written instructions for exchanging your stock certificates.
Q8:	Who can help answer my questions?

A8:	If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

Georgeson Shareholder Communications Inc. 17 State Street, 10th Floor New York, New York 10004 Call Toll-Free: (866) 295-8112

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SUMMARY

This summary is not intended to be complete and is qualified in all respects by the more detailed information appearing elsewhere in this proxy statement/prospectus. The term “Neuberger” refers to Neuberger Berman Inc., a Delaware corporation, and its subsidiaries, and the term “Lehman Brothers” refers to Lehman Brothers Holdings Inc., a Delaware corporation, and its subsidiaries, unless otherwise stated or indicated by the context. Stockholders are urged to review carefully the entire proxy statement/prospectus.

You will receive $9.49 in cash and a fraction of a share of Lehman Brothers common stock in the merger for each Neuberger share, which will have the combined implied value described below (page 26).

In the merger each share of your Neuberger common stock will be exchanged for (a) $9.49 in cash and (b) a fraction of a share of Lehman Brothers common stock. In this proxy statement/prospectus, we refer to the fraction of Lehman Brothers common stock to be issued for each share of Neuberger common stock as the “exchange ratio.” The exchange ratio will be determined by reference to the average of the volume weighted sales price per share of Lehman Brothers common stock on the New York Stock Exchange for the ten consecutive full trading days ending on the second trading day prior to the effective time of the merger, which we refer to as the “reference price.”

The following graph presents the implied total value of the merger consideration for each outstanding share of Neuberger common stock at various reference prices. For illustrative purposes, the market value of Lehman Brothers common stock on the closing of the merger is assumed to be equal to the reference price. In addition, the graph presents the implied value of the merger consideration at those reference prices, assuming, in each case, that the merger consideration has been reduced by 6.25%, the maximum reduction that can result from specified declines in asset-based advisory fees on assets under management of Neuberger’s Private Asset Management clients. The potential downward adjustment to the merger consideration is summarized below.

Implied Total Value Per Neuberger Share
$49.00
$48.00
$47.00
$46.00
$45.00
$44.00
$43.00
$42.00
$41.00
$40.00
$39.00
$38.00
$37.00
$36.00
$60.00
$64.00
$68.00
$72.00
$76.00
$80.00
$84.00
$88.00
$92.00
Reference Price
$40.00
$37.50
$42.50
$39.84
$42.50
$39.84
$46.64
$43.73
$46.64
$43.73
Assuming No Price Adjustment
Assuming Maximum Price Adjustment

If the reference price were less than or equal to $66.51, the exchange ratio would be 0.496 shares of Lehman Brothers common stock for each share of Neuberger common stock. If the reference price were

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greater than $66.51 and less than or equal to $73.00, the exchange ratio would be that fraction equal to $33.01 divided by the reference price. If the reference price were greater than $73.00 and less than or equal to $82.19, the exchange ratio would be 0.452. If the reference price were greater than $82.19 but less than or equal to $90.41, the exchange ratio would be that fraction equal to $37.15 divided by the reference price. If the reference price were greater than $90.41, the exchange ratio would be 0.411. See “The Merger—General—Exchange Ratio” for a table that further illustrates the implied value of the merger consideration assuming various hypothetical reference prices.

If the reference price were less than $61.51, Neuberger has the right to terminate the merger agreement, which we refer to as Neuberger’s “walk-away” right. At a reference price of $61.51, the implied value of the merger consideration to you (based on the reference price) will equal $40.00, or $37.50 with the full 6.25% downward adjustment as described three paragraphs below. Neuberger’s walk-away right will become effective shortly after notice from Neuberger, if Neuberger elects to provide such notice, unless Lehman Brothers elects to “top-up” the merger consideration to be received by Neuberger stockholders by adjusting either or both of the per share cash consideration and/or the exchange ratio, so that the sum of (a) the adjusted per share cash consideration and (b) the adjusted exchange ratio multiplied by the reference price, equals not less than $40.00 subject to reduction as discussed three paragraphs below.

It is not possible to know until shortly prior to the closing whether the reference price will be less than $61.51. Neither Neuberger nor Lehman Brothers can predict whether or not at that time Neuberger would exercise its walk-away right, or whether Lehman Brothers would exercise its top-up right, if the reference price were less than $61.51. In determining whether or not to exercise its walk-away right, the Neuberger board of directors would consult with its financial and legal advisors and carefully consider the interests of Neuberger and its stockholders, the factors discussed in “The Merger—Recommendation of the Neuberger Board; Reasons for the Merger,” and such other information as it is legally permitted to consider, including whether the merger consideration remains fair from a financial point of view to the Neuberger stockholders. Similarly, in determining whether or not to exercise its top-up right, Lehman Brothers would consult with its advisors and carefully consider the interests of Lehman Brothers and its stockholders, the factors discussed in “The Merger—Lehman Brothers’ Reasons for the Merger,” and such other information as it is legally permitted to consider. To the extent the reference price were below $61.51 and Neuberger elected not to exercise its walk-away right, the implied value of the merger consideration to you (based on the reference price) will be less than $40.00, subject to any potential reduction as described two paragraphs below.

The merger agreement does not require, and Neuberger would not expect to seek, further approval from its stockholders in the event that the reference price is less than $61.51 and Neuberger nonetheless determines to complete the transaction. Therefore, adoption of the merger agreement by Neuberger’s stockholders will give Neuberger the ability to complete the transaction even if the reference price is less than $61.51 without any further action by, or further solicitation of, the Neuberger stockholders.

The total consideration received in the merger by stockholders of Neuberger is subject to reduction in certain circumstances. If, as of the month-end prior to the closing date, the aggregate “run-rate” revenues (which generally means annualized advisory fees on assets under management) of Neuberger’s Private Asset Management clients has declined by more than 15% from May 31, 2003 (excluding changes in revenues due to market fluctuations in the value of assets under management), the merger consideration (both the cash portion and the Lehman Brothers common stock portion) will be reduced by 1.25% for each 1% those revenues are below 85% of the May 31 level, up to a maximum reduction of 6.25%. For this purpose, assets under management are only included in the closing date calculation of revenues if the applicable client of Neuberger has provided its written consent to the assignment of its advisory contract resulting from the merger. Lehman Brothers’ obligation to consummate the merger is conditioned upon closing run-rate revenues being at least 80% of the May 31 level. Within three business days prior to the closing of the merger, Neuberger will provide to Lehman Brothers evidence of its client consents, fee rates and assets under management as of the applicable date so that Lehman Brothers can confirm whether there is any downward adjustment to the merger consideration. See “The Merger—General—Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing.”

You will not receive any fractional shares of Lehman Brothers common stock in the merger. Instead of any fractional shares, you will be paid cash for such fraction based on the reference price.

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For example, if the reference price were $68.90, which was the closing price of Lehman Brothers common stock on September 29, 2003, the exchange ratio would be 0.4791 and a Neuberger stockholder owning 100 shares of Neuberger common stock would receive total consideration with an implied value at September 29, 2003 of $4,250, consisting of $949.00 in cash, 47 shares of Lehman Brothers common stock, and $62.70 in cash instead of fractional shares.

Lehman Brothers’ dividend policy may differ from Neuberger’s (page 18).

In each of its first three fiscal quarters of 2003, Lehman Brothers paid a regular quarterly dividend of $0.12 per share of Lehman Brothers common stock. The holders of Lehman Brothers common stock receive dividends if and when declared by the Lehman Brothers board of directors out of funds legally available therefor. Although no assurances can be made as to future dividends, Lehman Brothers expects to continue paying quarterly cash dividends on Lehman Brothers common stock, including an expected $0.12 per share dividend in the last fiscal quarter of 2003. The declaration and payment of dividends after the merger will depend upon business conditions, operating results and the Lehman Brothers board of directors’ consideration of other relevant factors.

In each of its first two quarters of 2003, Neuberger paid a regular quarterly dividend of $0.075 per share of Neuberger common stock. The declaration of dividends by Neuberger is subject to the discretion of its board of directors. Neuberger’s board of directors takes into account such matters as general business conditions, Neuberger’s financial results, capital requirements, contractual, legal and regulatory restrictions on the payment of dividends by Neuberger to its stockholders or by its subsidiaries to it, and such other factors as Neuberger’s board may deem relevant.

Comparative market prices and share information (page 18).

Shares of Lehman Brothers common stock and Neuberger common stock are listed on the New York Stock Exchange. Lehman Brothers is listed under the trading symbol “LEH” and Neuberger is listed under the trading symbol “NEU.” On June 24, 2003, the last trading day prior to reports in the news media regarding this transaction, the last sales price of Neuberger common stock was $34.43 per share and the last sales price of Lehman Brothers common stock was $70.24 per share, each as reported in Bloomberg Financial Markets, respectively. On July 21, 2003, the last full trading day prior to the public announcement of the signing of the merger agreement, Lehman Brothers common stock closed at $64.50 per share and Neuberger common stock closed at $40.44 per share.

On September 29, 2003, the most recent practicable date prior to the printing of this proxy statement/prospectus, the last sale price as reported on the New York Stock Exchange for Lehman Brothers common stock was $68.90 per share and the last sale reported on the New York Stock Exchange for Neuberger common stock was $41.90 per share. We urge you to obtain current market quotations.

Stockholders may be taxed on cash received in the merger but will not be taxed on any stock received (page 49).

It is the opinion of Simpson Thacher & Bartlett LLP and Willkie Farr & Gallagher LLP that that the exchange of Neuberger shares for Lehman Brothers shares will qualify as a tax-free reorganization for U.S. federal income tax purposes. Lehman Brothers and Neuberger have received opinions to that effect from Simpson Thacher & Bartlett LLP and Willkie Farr & Gallagher LLP, respectively, as more fully described under “The Merger—Material United States Federal Income Tax Consequences.” Accordingly, the exchange of your Neuberger shares for Lehman Brothers shares will be tax-free, but you may have to pay tax on all or a portion of any cash you receive in exchange for your Neuberger shares. Additionally, no gain or loss will be recognized by Lehman Brothers, Ruby Acquisition Company or Neuberger by reason of the merger.

You should be aware that the tax consequences to you of the merger depend upon your own situation. In addition, you may be subject to non-income tax or state, local or foreign tax laws that are not discussed in this proxy statement/prospectus. You should therefore consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

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The Neuberger board recommends that you vote “FOR” the merger (page 32).

On July 21, 2003, by unanimous vote of those present, the Neuberger board of directors

•	determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Neuberger and its stockholders,

•	approved the merger agreement, and

•	resolved to recommend that its stockholders vote in favor of the merger agreement and the merger.

The Neuberger board of directors recommends a vote “FOR” approval and adoption of the merger agreement.

Merrill Lynch believes the merger consideration is fair from a financial point of view to Neuberger stockholders (page 34).

In deciding to approve the merger, the Neuberger board of directors received an opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated that the merger consideration is fair from a financial point of view to the Neuberger stockholders. In its analysis, Merrill Lynch made numerous assumptions with respect to Neuberger, Lehman Brothers and the transaction. Such assumptions and estimates contained in its analyses, and the valuation ranges resulting from the particular analyses, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. The opinion of Merrill Lynch is dated as of July 21, 2003 and opines as to the fairness as of that date only. Merrill Lynch is not obligated to update its July 21, 2003 opinion. As of the date of this proxy statement/prospectus, Neuberger does not intend to request an updated fairness opinion. In the aggregate, Merrill Lynch will receive fees of approximately $10 million if the merger is completed. A copy of the fairness opinion is attached as Annex B to this proxy statement/prospectus. Neuberger stockholders should read the opinion carefully and in its entirety.

There are differences between the rights of Lehman Brothers stockholders and Neuberger stockholders (page 67).

After the merger, Neuberger stockholders will become Lehman Brothers stockholders and their rights as stockholders will be governed by the certificate of incorporation and by-laws of Lehman Brothers and the General Corporation Law of the State of Delaware. There are a number of differences between Lehman Brothers’ and Neuberger’s respective certificates of incorporation and by-laws, including the following:

•	Lehman Brothers has a staggered board of directors, with three classes of directors each serving three-year terms, whereas Neuberger has only one class of directors;

•	Directors of Lehman Brothers may be removed by stockholders only for cause, whereas Neuberger directors may be removed by stockholders for any reason; and

•	Amendments to the Lehman Brothers certificate of incorporation require the affirmative vote of the holders of a majority of shares entitled to vote, whereas amendments to certain provisions of Neuberger’s certificate of incorporation require the affirmative vote of the holders of two-thirds of the shares entitled to vote.

The material differences are summarized in this proxy statement/prospectus under “Comparative Rights of Lehman Brothers and Neuberger Stockholders.”

Dissenting Neuberger stockholders will have appraisal rights (page 51).

Under Delaware law, Neuberger stockholders of record who do not vote in favor of the merger will be entitled to exercise appraisal rights and obtain payment for the judicially-determined fair value of their shares of Neuberger common stock in connection with the merger if the merger is completed. A discussion of these appraisal rights is included in this proxy statement/prospectus beginning on page 51 and the relevant provisions of the General Corporation Law of the State of Delaware are included as Annex C to this proxy statement/prospectus.

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The interests of some Neuberger officers and directors in the merger may differ from yours (page 41).

When considering the recommendation by the Neuberger board of directors to vote “FOR” the merger agreement, you should be aware that certain directors and executive officers of Neuberger have interests in the merger agreement that are different from, and may conflict with, your interests. The directors and executive officers of Neuberger will also receive certain benefits upon completion of the merger, including accelerated vesting of stock options pursuant to the terms of the merger agreement. Additionally, Jeffrey B. Lane, Neuberger’s President and Chief Executive Officer, has entered into an employment agreement with Lehman Brothers Inc., a subsidiary of Lehman Brothers, and Robert Matza, Neuberger’s Chief Operating Officer, has entered into an employment agreement with Neuberger, each of which becomes effective upon consummation of the merger and supersedes their current employment arrangements with Neuberger. Mr. Lane and Mr. Matza having entered into these agreements is a condition to the obligation of Lehman Brothers to consummate the merger. Mr. Lane’s agreement has a term of five years and provides for:

•	an annual base salary of $450,000,

•	a guaranteed annual bonus of $3,050,000 (all of which may be payable in contingent stock-based awards),

•	an option to purchase 500,000 shares of Lehman Brothers common stock at an exercise price equal to the closing price of Lehman Brothers common stock on the date of the grant, which option vests ratably over a period of four and one-half years, and

•	subject to Mr. Lane’s satisfaction of certain specified conditions, an annual retirement benefit of $250,000 per year for 25 years following his termination of employment other than for “cause” (as defined in that agreement).

Mr. Matza’s agreement has a term of five years and provides for:

•	an annual base salary of $250,000,

•	a guaranteed annual bonus of $2,750,000 (all of which may be payable in contingent stock-based awards), and

•	an option to purchase 300,000 shares of Lehman Brothers common stock at an exercise price equal to the closing price of Lehman Brothers common stock on the date of the grant, which option vests ratably over a period of four and one-half years.

Certain executive officers of Neuberger (other than Messrs. Lane and Matza) will be entitled to receive retention bonuses payable out of a retention bonus pool. No member of the Neuberger board of directors will receive any retention bonus. The Neuberger board of directors was aware of these interests and considered them in approving the merger agreement.

Following the merger, none of the members of Neuberger’s board of directors will serve as members of Lehman Brothers’ board of directors. However, Lehman Brothers has agreed to continue certain indemnification arrangements for directors and officers of Neuberger.

Certain governmental and regulatory approvals must be obtained (page 47).

U.S. Antitrust Filing. Under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to as the “HSR Act,” certain transactions, including the merger, may not be consummated unless certain waiting period requirements have expired or been terminated. On August 20, 2003, each of Lehman Brothers and Neuberger filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the U.S. Department of Justice, Antitrust Division, which we refer to as the “Justice Department,” and the Federal Trade Commission, which we refer to as the “FTC.” The waiting period under the HSR Act expired on September 19, 2003. Although the waiting period has expired, at any time before the effective time of the merger, the Justice Department, the FTC or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the consummation of the merger, to rescind the merger, or to require the divestiture of certain assets of Lehman Brothers or Neuberger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

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Other Regulatory Approvals. It is also a condition to the parties’ respective obligations to consummate the merger that all approvals of the New York Stock Exchange, Inc., the NASD, Inc., the Office of the Comptroller of the Currency, and the Delaware State Banking Commissioner, will have been obtained and will remain in full force and effect. See “The Merger—Governmental and Regulatory Approvals—Other Regulatory Approvals.”

The obligations of Lehman Brothers and Neuberger to close the merger are subject to a number of conditions (page 63).

The obligations of Lehman Brothers and Neuberger to complete the merger are conditioned upon each having received an opinion of counsel concerning the tax-free nature of the merger, the other party’s representations and warranties being true and correct in all material respects, the other party having complied in all material respects with such other party’s covenants, and the absence of any material adverse effect on the other party’s business, assets or financial condition. In addition, Lehman Brothers’ and Neuberger’s obligations are further conditioned on the following:

•	the approval of the merger agreement and the merger by Neuberger’s stockholders;

•	the absence of any injunction, or other order or actions of any court or other U.S. governmental authority of competent jurisdiction prohibiting consummation of the merger;

•	the waiting period (and any extension thereof) applicable to the merger under the HSR Act having been terminated or having expired, and all required approvals of the New York Stock Exchange, Inc., the NASD, Inc., the Office of the Comptroller of the Currency, and the Delaware State Banking Commissioner having been obtained and remaining in full force and effect;

•	the shares of Lehman Brothers common stock to be issued in the merger and the shares of Lehman Brothers common stock to be reserved for issuance upon the exercise of Neuberger options having been approved for listing on the New York Stock Exchange; and

•	the registration statement, of which this proxy statement/prospectus forms a part, having been declared effective and no stop order having been issued by the SEC.

The obligation of Lehman Brothers to effect the merger is further subject to the fulfillment (or waiver by Lehman Brothers) of the following additional conditions:

•	the aggregate “run-rate” revenues (which generally means annualized advisory fees on assets under management) of Neuberger’s Private Asset Management clients not having declined by more than 20% from May 31, 2003, excluding changes in revenues due to market fluctuations in the value of assets under management (for this purpose, assets under management are only included in the closing date calculation of revenues if the applicable client of Neuberger has provided its written consent to the assignment of its advisory contract resulting from the merger);

•	the boards of directors of funds sponsored by Neuberger that are registered under the Investment Company Act of 1940, representing at least 90% of the aggregate net assets of all of those funds as of May 31, 2003, having approved new advisory contracts with Neuberger (as of the date of this proxy statement/prospectus, the required fund board approvals had been obtained); and the stockholders of those funds, representing at least 75% of the aggregate net assets of those funds as of May 31, 2003, having approved those new advisory contracts (as of the date of this proxy statement/prospectus, the required fund stockholder approvals had been obtained);

•	employment agreements having been entered into with Jeffrey Lane and Robert Matza, currently President and Chief Executive Officer and Chief Operating Officer, respectively, of Neuberger, and with an additional 8 of 11 specified key employees of Neuberger (of which both the Lane and Matza agreements, and the 8 required other agreements, have been entered into as of the date of this proxy statement/prospectus);

•	the Neuberger stockholders agreement having been amended as described in “The Merger—Amendment to Neuberger Stockholders Agreement” (as of the date of this proxy statement/prospectus, Neuberger and the holders of a majority of the shares subject to the Neuberger stockholders agreement have approved this amendment);

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•	the average level of the S&P 500 Index for the ten consecutive full trading dates immediately preceding the closing date of the merger being at least 75.0% of the level of such index on July 21, 2003; and

•	consents and approvals under certain material contracts to which Neuberger is a party having been obtained, except for any failures of the foregoing which would not reasonably be expected to have a material adverse effect on Neuberger.

Under certain circumstances Lehman Brothers and Neuberger may terminate the merger agreement (page 65).

The merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger by mutual written consent of Lehman Brothers and Neuberger. The merger agreement also may be terminated by either Lehman Brothers or Neuberger:

•	if the merger is not completed by March 31, 2004;

•	if any governmental authority permanently enjoins or prohibits the merger or declares it illegal; or

•	if the stockholders of Neuberger fail to approve the merger and the merger agreement at the special meeting.

Additionally, Neuberger may terminate the merger agreement if:

•	Lehman Brothers breaches a representation, warranty, covenant or agreement such that Lehman Brothers’ closing conditions are not satisfied and that breach is either not capable of being cured or has not been cured by the earlier of March 31, 2004, or within ten business days of notice of the breach;

•	prior to Neuberger’s stockholders approving the merger agreement, the board of directors of Neuberger determines in good faith after consultation with its financial advisors and outside legal counsel that an unsolicited acquisition proposal made by a third party to purchase all or substantially all of Neuberger’s equity or assets is on terms that are more favorable from a financial point of view to Neuberger’s stockholders than the merger with Lehman Brothers (although Neuberger must notify Lehman Brothers of its intention to terminate the merger agreement and must negotiate with Lehman Brothers in good faith for five business days to make such modifications to the merger agreement as needed so that the third party proposal would no longer be more favorable to Neuberger’s stockholders); or

•	the reference price is less than $61.51 and Neuberger elects to exercise its walk-away right, unless Lehman Brothers elects to top-up the merger consideration to be received by Neuberger stockholders by adjusting either or both of the per share cash consideration and/or the exchange ratio, so that the sum of (a) the adjusted per share cash consideration and (b) the adjusted exchange ratio multiplied by the reference price, equals not less than $40.00.

Lehman Brothers may terminate the merger agreement if:

•	Neuberger breaches a representation, warranty, covenant or agreement such that Neuberger’s closing conditions are not satisfied and that breach is either not capable of being cured or has not been cured by the earlier of March 31, 2004, or within ten business days of notice of the breach;

•	prior to the special meeting of the stockholders of Neuberger, Neuberger’s board of directors has failed to recommend or withdrawn or modified or changed in a manner adverse to Lehman Brothers its approval of the merger agreement, or recommends a third party acquisition proposal;

•	Neuberger fails to call or hold the pre-meeting or special meeting of its stockholders;

•	Neuberger intentionally and materially breaches any of its material obligations not to solicit third party acquisition proposals; or

•	Lehman Brothers’ conditions to closing regarding the entering into of employment agreements and amendment of the Neuberger stockholders agreement, as set forth in the third and fourth bullet points above under Lehman Brothers’ conditions to closing in “The Merger Agreement—Conditions to the

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Merger,” are not satisfied by September 15, 2003, or cease to be satisfied after that date and prior to the closing of the merger.

If the merger agreement is terminated under certain circumstances, including if Neuberger terminates the agreement to enter into an agreement in respect of a third party acquisition proposal, Neuberger must pay Lehman Brothers a termination fee of $95 million. See “The Merger Agreement—Termination and Other Fees” for a complete discussion of the circumstances in which Neuberger would be required to pay Lehman Brothers’ expenses or the termination fee.

Neuberger has agreed not to solicit third party acquisition proposals (page 62).

Subject to certain exceptions, the merger agreement precludes Neuberger or any of its subsidiaries, whether directly or indirectly through affiliates, directors, officers, employees, advisors, representatives, agents or other intermediaries, from soliciting, assisting or facilitating any proposal for, entering into any agreement in connection with, or participating in any discussions regarding, any third party’s proposal for the acquisition of more than 20% ownership of Neuberger, its subsidiaries, or its assets.

Lehman Brothers common stock is listed on the NYSE (page 79).

Shares of Lehman Brothers common stock received by Neuberger stockholders in the merger will be listed on the New York Stock Exchange. After completion of the merger, shares of Lehman Brothers common stock will continue to be traded on the New York Stock Exchange, but shares of Neuberger common stock will no longer be listed or traded.

Information about the companies.

Lehman Brothers Holdings Inc.

745 Seventh Avenue New York, New York 10019 (212) 526-7000

Lehman Brothers is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth individual clients and customers. Lehman Brothers’ worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is engaged primarily in providing financial services. Other businesses in which Lehman Brothers is engaged represent less than 10 percent of consolidated assets, revenues or pre-tax income.

Lehman Brothers’ business includes raising capital for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange and derivative products and certain commodities. Lehman Brothers acts as a market-maker in all major equity and fixed income products in both the United States and international markets. Lehman Brothers Inc., a principal subsidiary of Lehman Brothers, is a member of all principal securities and commodities exchanges in the United States, as well as the NASD, Inc., and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

Lehman Brothers provides a full array of capital market products and advisory services worldwide. Through its investment banking, trading, research, structuring and distribution capabilities in equity and fixed income products, Lehman Brothers continues its focus of building its client/customer business model. This model focuses on “customer flow” activities. The “customer flow” model is based upon Lehman Brothers’ principal focus of facilitating customer transactions in all major global capital markets products and services. Lehman Brothers generates customer flow revenues from institutional and high-net-worth clients/customers by (a) advising on and structuring transactions specifically suited to meet client needs, (b) serving as a market maker and/or intermediary in the global marketplace, including having securities and other financial instrument products available to allow clients to rebalance their portfolios and diversify risks across different

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market cycles and (c) acting as an underwriter to clients. In addition to its customer flow activities, Lehman Brothers also takes proprietary positions, the success of which is dependent on its ability to anticipate economic and market trends. Lehman Brothers believes its customer flow orientation mitigates its overall revenue volatility.

Lehman Brothers operates in three business segments: Investment Banking, Capital Markets and Client Services.

Recent Developments.     Lehman Brothers has been informed that a county prosecutor in Cuyahoga County, Ohio has an open investigation into the Frank Gruttadauria matter discussed in Lehman Brothers’ Annual Report on Form 10-K for the year ended November 30, 2002 and Quarterly Reports on Form 10-Q for the quarters ended February 28, 2003 and May 31, 2003. Lehman Brothers understands that the investigation is examining whether there has been any violation of state law by Lehman Brothers or others in connection with this matter. Lehman Brothers is cooperating with the investigation.

Ruby Acquisition Company

745 Seventh Avenue New York, New York 10019 (212) 526-7000

Ruby Acquisition Company is a Delaware corporation and a wholly owned subsidiary of Lehman Brothers. Ruby Acquisition Company was organized on July 3, 2003 solely for the purpose of effecting the merger with Neuberger. It has not carried on any activities other than in connection with the merger agreement.

Neuberger Berman Inc.

605 Third Avenue New York, New York 10158 (212) 476-9000

Neuberger, through its subsidiaries, is an investment advisory firm with approximately $63.7 billion in assets under management, as of June 30, 2003. Neuberger provides clients with a broad range of investment products, services and strategies. Its clients include individuals, institutions, corporations, pension funds, foundations and endowments. Neuberger conducts its business primarily through its subsidiaries, Neuberger Berman, LLC and Neuberger Berman Management Inc., both of which are registered investment advisers and broker-dealers, Neuberger Berman Trust Company, N.A., which holds a national bank charter, and Neuberger Berman Trust Company of Delaware, a non-depository limited purpose trust company. Neuberger’s principal business segments include Private Asset Management, Mutual Funds and Institutional, and Professional Securities Services. A fourth segment, Corporate, reflects certain corporate results that are not directly related to the day-to-day operations of its principal business. As of June 30, 2003, Neuberger conducted its business from 18 offices in 16 cities.

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SELECTED HISTORICAL FINANCIAL DATA OF LEHMAN BROTHERS

The following selected financial data as of November 30, 2002, 2001, 2000, 1999 and 1998, and for each of the five fiscal years then ended, have been derived from Lehman Brothers’ consolidated financial statements, which have been audited by Ernst & Young LLP, independent public accountants. The following selected financial data as of May 31, 2003 and 2002, and for each of the six-month periods then ended, have been derived from Lehman Brothers’ unaudited condensed consolidated financial statements which include, in the opinion of Lehman Brothers’ management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Lehman Brothers for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Lehman Brothers, including the notes thereto, incorporated herein by reference. See “Where You Can Find More Information.”

	As of and for the Six Months Ended May 31,		As of and for the Years Ended November 30,

	2003	2002	2002	2001	2000	1999	1998

	In millions, except per share data, other data and financial ratios
Consolidated Statement of Income
Revenues:
Principal transactions	$2,043	$1,196	$1,951	$2,779	$3,713	$2,341	$1,373
Investment banking	803	935	1,771	2,000	2,216	1,682	1,441
Commissions	561	621	1,286	1,091	944	651	513
Interest and dividends	5,132	5,796	11,728	16,470	19,440	14,251	16,542
Other	31	25	45	52	134	64	25

Total revenues	8,570	8,573	16,781	22,392	26,447	18,989	19,894
Interest expense	4,568	5,304	10,626	15,656	18,740	13,649	15,781

Net revenues	4,002	3,269	6,155	6,736	7,707	5,340	4,113

Non-interest expenses:
Compensation and benefits	2,041	1,667	3,139	3,437	3,931	2,707	2,086
Nonpersonnel expenses	819	726	1,517	1,424	1,197	1,002	975
September 11th related (recoveries)/ expenses, net	—	—	(108)	127	—	—	—
Other real estate reconfiguration charge	77	—	128	—	—	—	—
Regulatory settlement	—	—	80	—	—	—	—

Total non-interest expenses	2,937	2,393	4,756	4,988	5,128	3,709	3,061

Income before taxes and dividends on trust securities	1,065	876	1,399	1,748	2,579	1,631	1,052
Provision for income taxes	295	254	368	437	748	457	316
Dividends on trust securities	32	28	56	56	56	42	—

Net income	$738	$594	$975	$1,255	$1,775	$1,132	$736

Net income applicable to common stock	$716	$547	$906	$1,161	$1,679	$1,037	$649

Per Share Data (a)
Earnings per common share (basic) (b)	$2.96	$2.23	$3.69	$4.77	$6.89	$4.27	$2.68
Earnings per common share (diluted) (b)	$2.81	$2.07	$3.47	$4.38	$6.38	$4.08	$2.60
Dividends declared per common share	$0.24	$0.18	$0.36	$0.28	$0.22	$0.18	$0.15
Book value per common share (at period end) (c)	$36.77	$33.22	$34.15	$31.81	$28.78	$22.75	$18.53

Financial Ratios (%)
Compensation and benefits/net revenues	51.0	51.0	51.0	51.0	51.0	50.7	50.7
Pretax margin (d)	26.6	26.8	22.7	26.0	33.5	30.5	25.6
Effective tax rate (e)	27.7	29.0	26.3	25.0	29.0	28.0	30.0
Return on average common equity (f)	16.8	13.7	11.2	15.9	26.6	20.8	15.2

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	As of and for the Six Months Ended May 31,				As of and for the Years Ended November 30,

	2003		2002		2002		2001		2000		1999		1998

	In millions, except per share data, other data and financial ratios
Consolidated Statement of Financial Condition
Total Assets	$302,410		$267,787		$260,336		$247,816		$224,720		$192,244		$153,890
Total Assets Excluding Matched Book (g)	189,952		173,671		165,995		164,538		143,478		130,022		111,509
Matched book (g)	112,458		94,116		94,341		83,278		81,242		62,222		42,381
Long-Term debt (h)	43,530		36,643		38,678		38,301		35,233		30,691		27,341
Trust Issued Securities Subject to Mandatory Redemption (i)	1,010		710		710		710		860		710		—
Common Stockholders’ Equity	8,935		8,206		8,242		7,759		7,081		5,595		4,505
Total Stockholders’ Equity	9,635		8,906		8,942		8,459		7,781		6,283		5,413
Total Stockholders’ Equity plus Trust Issued Securities Subject to Mandatory Redemption (j)	10,645		9,616		9,652		9,169		8,641		6,993		5,413
Total Capital (k)	54,175		46,259		48,330		47,470		43,874		37,684		32,754

Other Data (at period end)
Total Leverage (l)	31.4	x	30.1	x	29.1	x	29.3	x	28.9	x	30.6	x	28.4	x
Adjusted Leverage (j),(m)	28.4	x	27.8	x	27.0	x	27.0	x	26.0	x	27.5	x	28.4	x
Net Leverage (g),(j),(n)	17.8	x	18.1	x	17.2	x	17.9	x	16.6	x	18.6	x	20.6	x
Employees	13,247		12,694		12,343		13,090		11,326		8,893		8,873

(a)	All per share data have been restated for the two-for-one common stock split effective October 2000.
(b)
Both basic and diluted EPS were reduced by $0.18 in the first six months of 2003, as a result of the real estate reconfiguration charge. Basic EPS was reduced by $0.32 and diluted EPS was reduced by $0.30 in 2002, as a result of the real estate reconfiguration charge, September 11th related (recoveries)/expenses, net and regulatory settlement charge. Basic EPS was reduced by $0.29 and diluted EPS was reduced by $0.26 in 2001 as a result of September 11th related expenses, net.

(c)	The book value per common share calculation includes restricted stock units granted under Lehman Brothers Stock Award Programs, which are included in stockholders’ equity.
(d)
Pre-tax margin was reduced by approximately 1.9% in the first six months of 2003, as a result of the real estate reconfiguration charge. Pre-tax margin was reduced by approximately 1.7% in 2002, as a result of the real estate reconfiguration charge, September 11th related (recoveries)/expenses, net and regulatory settlement charge. Pre-tax margin was reduced by approximately 1.8% in 2001, as a result of September 11th related expenses, net.

(e)
The effective tax rate decreased by approximately 0.9% in the first six months of 2003, as a result of the real estate reconfiguration charge. The effective tax rate increased by approximately 0.3% in 2002, as a result of the real estate reconfiguration charge, September 11th related (recoveries)/expenses, net and regulatory settlement charge. The effective tax rate decreased by approximately 1.3% in 2001, as a result of September 11th related expenses, net.

(f)
Lehman Brothers’ return on common equity was reduced by 1.0% for the first six months of 2003, as a result of the real estate reconfiguration charge. Lehman Brothers’ return on common equity was reduced by 1.0% in 2002, as a result of the real estate reconfiguration charge, September 11th related (recoveries)/expenses, net and regulatory settlement charge. Lehman Brothers’ return on common equity was reduced by 1.0% in 2001, as a result of September 11th related expenses, net.

(g)
Matched book represents “securities purchased under agreements to resell” (“reverse repos”) to the extent that such balance is less than “securities sold under agreements to repurchase” (“repos”) as of the statement of financial condition date. Certain rating agencies consider such reverse repos to be a proxy for matched book assets, as such assets are considered to have a low risk profile, and exclude such amounts in the calculation of leverage. Accordingly, Lehman Brothers believes the ratio of total assets excluding matched book to total stockholders’ equity and trust issued securities subject to mandatory redemption is useful to investors as a more meaningful measure of Lehman Brothers’ leverage.

(h)	Long-term debt includes senior notes and subordinated indebtedness.
(i)
Trust issued securities subject to mandatory redemption includes $710 million of trust preferred securities subject to mandatory redemption and $300 million of debt collateralizing trust preferred securities subject to mandatory redemption.

(j)
Lehman Brothers believes total stockholders’ equity plus trust issued securities subject to mandatory redemption to be a more meaningful measure of Lehman Brothers’ equity for purposes of calculating net leverage and adjusted leverage.

(k)
Total capital includes long-term debt, stockholders’ equity and trust issued securities subject to mandatory redemption. Lehman Brothers believes total capital is useful to investors as a measure of Lehman Brothers’ financial strength.

(l)	Total leverage is defined as total assets divided by total stockholders’ equity.
(m)	Adjusted leverage is defined as total assets divided by total stockholders’ equity plus trust issued securities subject to mandatory redemption.
(n)	Net leverage is defined as total assets excluding match book divided by total stockholders’ equity plus trust issued securities subject to mandatory redemption.

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SELECTED HISTORICAL FINANCIAL DATA OF NEUBERGER

The selected consolidated financial data presented below is derived from Neuberger’s consolidated financial statements and accompanying notes. Neuberger’s consolidated financial statements as of December 31, 2001 and for the years ended December 31, 2000 and 2001 have been audited by Arthur Andersen LLP, independent public accountants. Neuberger’s consolidated financial statements as of and for the year ended December 31, 2002 have been audited by KPMG LLP, independent public accountants. These financial statements are incorporated by reference in this proxy statement/prospectus. The selected income statement and balance sheet data presented below as of December 31, 1998, 1999 and 2000 and for the years ended December 31, 1998 and 1999 have been derived from financial statements audited by Arthur Andersen LLP, independent public accountants, that are not incorporated by reference in this proxy statement/prospectus. The selected consolidated financial data as of June 30, 2002 and 2003 and for each of the six-month periods then ended have been derived from Neuberger’s unaudited interim condensed consolidated financial statements incorporated by reference in this proxy statement/prospectus. In the opinion of Neuberger management, this information has been prepared on the same basis as Neuberger’s audited consolidated financial statements included herein and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The results of operations for an interim period are not necessarily indicative of the results for the full year or any other interim period. The data presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. Per share data has been retroactively adjusted to reflect a three-for-two split in Neuberger’s common stock effective August 16, 2001.

	For Six Months Ended June 30,		As of and for the Years Ended December 31,

	2003	2002	2002	2001	2000 (3)	1999 (1)(2)	1998

Operating Data (in thousands):
Net revenues after interest expense	$285,336	$320,525	$603,358	$613,282	$616,347	$572,912	$582,134

Net income before taxes	$79,830	$114,532	$207,829	$229,059	$246,921	$123,372	$294,457
Tax (benefit) expense	33,528	48,817	88,701	96,391	96,565	(12,195)	9,506

Net income	$46,302	$65,715	$119,128	$132,668	$150,356	$135,567	$284,951

Per Share Data:
Net income per share – Basic	$0.67	$0.94	$1.71	$1.85	$2.04	$2.04	$4.45
Net income per share – Diluted	0.67	0.92	1.69	1.82	2.02	2.04	4.45
Cash dividends declared	0.15	0.15	0.30	0.28	0.20	0.07	—
Cash dividends paid	0.15	0.15	0.30	0.28	0.27	—	—
Book value per share – Basic	5.72	5.06	5.28	4.64	4.78	3.34	1.71

Balance Sheet Data (in thousands):
Total assets	$4,137,152	$3,837,107	$4,105,240	$4,382,487	$4,421,763	$3,847,608	$3,829,435
Debt	180,460	179,397	179,917	186,420	35,000	35,000	50,000
Principals’ capital and Stockholders’ equity	400,840	354,932	369,219	326,390	350,139	248,802	109,199

Asset Under Management (in millions):	$63,661	$58,700	$56,087	$59,048	$55,486	$54,399	$55,587

(1)
On October 7, 1999, the principals of Neuberger Berman, LLC and the shareholders of Neuberger Berman Management Inc. exchanged their ownership interests for 64.1 million shares of Neuberger common stock. Prior to this exchange, Neuberger operated as a partnership and, as a result, the principals were compensated through the receipt of distributions of capital. In addition, Neuberger Berman, LLC did not pay United States federal and state taxes as it was treated as a partnership for tax purposes. Neuberger Berman Management Inc., as an S-Corporation, also did not pay United States federal taxes.

(2)
In connection with Neuberger’s IPO on October 8, 1999, Neuberger incurred pre-tax reorganization and IPO charges totaling $150.1 million. These charges were principally comprised of an initial, irrevocable non-cash contribution of common stock to Neuberger’s employee defined contribution stock incentive plan of $134.3 million (included in employee compensation and benefits), a cash contribution to the Neuberger Berman Foundation of $10.0 million (included in other operating expenses) and severance and other charges of $5.8 million ($5.6 million of which is included in employee compensation and benefits and the remainder in other operating expenses).

(3)
Tax expense for the year ended December 31, 2000, reflects a financial statement tax benefit of $9.8 million related to the change in the price of Neuberger common stock in connection with Neuberger’s stock incentive plan. For purposes of comparability, exclusive of the financial statement tax benefit, tax expense would have been $106.3 million and net income would have been $140.6 million.

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COMPARATIVE PER SHARE DATA

The following tables present historical per share data of Neuberger and Lehman Brothers. The data presented below should be read in conjunction with the historical financial statements of Neuberger and Lehman Brothers incorporated by reference in this proxy statement/prospectus.

Because the number of shares of Lehman Brothers common stock to be issued in the merger will not be known until shortly prior to the completion of the merger, Neuberger’s pro forma equivalent per share data cannot be computed at this time. That information will be available via telephone, toll-free, at (866) 295-8112. Hypothetical Neuberger pro forma equivalent per share data presented below is calculated by multiplying Lehman Brothers’ pro forma earnings, dividends, and book value per share by different possible, representative exchange ratios. Each share of Neuberger common stock will also be entitled to receive cash consideration of $9.49 per share, subject to any adjustment. The hypothetical Neuberger pro forma equivalent per share data does not take into account the cash consideration.

	As of and for the Six Months Ended May 31 or June 30, 2003, as applicable(15)	As of and for the Year Ended November 30 or December 31, 2002, as applicable(15)

Basic Earnings Per Share
Lehman Brothers historical	$2.96	$3.69
Neuberger historical	$0.67	$1.71
Lehman pro forma(1) at an exchange ratio of:
0.411(2)(10)	$2.74	$3.59
0.4305(3)(11)	$2.73	$3.57
0.452(4)(12)	$2.71	$3.55
0.4732(5)(13)	$2.70	$3.53
0.496(6)(14)	$2.68	$3.51
Neuberger pro forma equivalent at an exchange ratio of:
0.411(2)	$1.13	$1.48
0.4305(3)	$1.18	$1.54
0.452(4)	$1.22	$1.60
0.4732(5)	$1.28	$1.67
0.496(6)	$1.33	$1.74

Diluted Earnings Per Share
Lehman Brothers historical	$2.81	$3.47
Neuberger historical	$0.67	$1.69
Lehman pro forma(1)(7) at an exchange ratio of:
0.411(2)(10)	$2.62	$3.38
0.4305(3)(11)	$2.61	$3.37
0.452(4)(12)	$2.59	$3.35
0.4732(5)(13)	$2.58	$3.33
0.496(6)(14)	$2.57	$3.32
Neuberger pro forma equivalent at an exchange ratio of:
0.411(2)	$1.08	$1.39
0.4305(3)	$1.12	$1.45
0.452(4)	$1.17	$1.51
0.4732(5)	$1.22	$1.58
0.496(6)	$1.27	$1.65

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	As of and for the Six Months Ended May 31 or June 30, 2003, as applicable(15)	As of and for the Year Ended November 30 or December 31, 2002, as applicable(15)

Dividends Per Share
Lehman Brothers historical	$0.24	$0.36
Neuberger historical	$0.15	$0.30
Lehman Brothers pro forma(8)	$0.24	$0.36
Neuberger pro forma equivalent at an exchange ratio of:
0.411(2)	$0.10	$0.15
0.4305(3)	$0.10	$0.15
0.452(4)	$0.11	$0.16
0.4732(5)	$0.11	$0.17
0.496(6)	$0.12	$0.18

Book Value Per Share at Period End
Lehman Brothers historical	$36.77	$34.15
Neuberger historical	$5.72	$5.28
Lehman pro forma(9) at an exchange ratio of:
0.411(2)(10)	$42.70	$40.39
0.4305(3)(11)	$42.49	$40.19
0.452(4)(12)	$41.75	$39.45
0.4732(5)(13)	$41.01	$38.72
0.496(6)(14)	$40.47	$38.19
Neuberger pro forma equivalent at an exchange ratio of:
0.411(2)	$17.55	$16.60
0.4305(3)	$18.29	$17.30
0.452(4)	$18.87	$17.83
0.4732(5)	$19.41	$18.32
0.496(6)	$20.07	$18.94

(1)
Lehman Brothers pro forma earnings per share was determined for the periods shown after giving effect to appropriate pro forma adjustments (assuming completion of the merger as of the beginning of each respective period). Lehman Brothers pro forma earnings per share excludes nonrecurring charges or credits directly attributable to the transaction. Lehman Brothers pro forma earnings per share also excludes any revenue or cost-saving synergies. Therefore, the pro forma earnings per share for those periods for Lehman Brothers is less than its historical earnings per share because Neuberger’s incremental contribution to earnings per share is more than offset by amortization of acquired intangibles and the compensatory retention pool, increased interest expense to Lehman Brothers due to the cash portion of the merger consideration, and the dilutive effect of Lehman Brothers shares issued as merger consideration.

(2)	0.411 is the exchange ratio that results for all reference prices greater than $90.41.
(3)
The exchange ratio 0.4305 is shown here for presentation purposes because it is the exchange ratio which results from a reference price of $86.30, the mid-point of the range of reference prices greater than $82.19 and less than or equal to $90.41. The exchange ratio for a reference price in this range is calculated by dividing $37.15 by the reference price.

(4)	0.452 is the exchange ratio that results for all reference prices greater than $73.00 and less than or equal to $82.19.
(5)
The exchange ratio 0.4732 is shown here for presentation purposes because it is the exchange ratio which results from a reference price of $69.76, the mid-point of the range of reference prices greater than $66.51 and less than or equal to $73.00. The exchange ratio for a reference price in this range is calculated by dividing $33.01 by the reference price.

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(6)
0.496 is the exchange ratio that results for all reference prices less than or equal to $66.51 and greater than or equal to $61.51, the lowest reference price possible that does not trigger Neuberger’s walk-away right.

(7)	Also includes the dilutive effects of common stock equivalents to be issued in connection with the merger.
(8)	Pro forma cash dividends represent the Lehman Brothers historical amount.
(9)
Lehman Brothers pro forma book value per share was determined for each period shown as of the end of each respective period after giving effect to transaction-related expenses and other pro forma adjustments.

(10)
Assumes that 28.1 million shares of Lehman Brothers common stock are required to be issued in exchange for 68.4 million shares of Neuberger common stock, based on an exchange ratio of 0.411 and a Lehman Brothers common stock price of $90.42 per share. The stock price of $90.42 is used in this calculation because it corresponds to the lowest reference price at which the exchange ratio of 0.411 is set for all higher reference prices.

(11)
Assumes that 29.4 million shares of Lehman Brothers common stock are required to be issued in exchange for 68.4 million shares of Neuberger common stock, based on an exchange ratio of 0.4305 and a Lehman Brothers common stock price of $86.30 per share. The stock price of $86.30 is used in this calculation because it corresponds to the reference price used to determine the exchange ratio of 0.4305 (see footnote (3) above).

(12)
Assumes that 30.9 million shares of Lehman Brothers common stock are required to be issued in exchange for 68.4 million shares of Neuberger common stock, based on an exchange ratio of 0.452 and a Lehman Brothers common stock price of $77.60 per share. The stock price of $77.60 is used in this calculation because it corresponds to the mid-point of the reference prices greater than $73.00 and less than or equal to $82.19, the range of reference prices that results in an exchange ratio of 0.452 (see footnote (4) above).

(13)
Assumes that 32.4 million shares of Lehman Brothers common stock are required to be issued in exchange for 68.4 million shares of Neuberger common stock, based on an exchange ratio of 0.4732 and a Lehman Brothers common stock price of $69.76 per share. The stock price of $69.76 is used in this calculation because it corresponds to the reference price used to determine the exchange ratio of 0.4732 (see footnote (5) above).

(14)
Assumes that 33.9 million shares of Lehman Brothers common stock are required to be issued in exchange for 68.4 million shares of Neuberger common stock, based on an exchange ratio of 0.496 and a Lehman Brothers common stock price of $61.51 per share. The stock price of $61.51 is used in this calculation because it corresponds to the lowest reference price possible that does not trigger Neuberger’s walk-away right and for which the exchange ratio is 0.496 (see footnote (6) above).

(15)
Lehman Brothers historical and pro forma figures and Neuberger pro forma equivalent figures are provided for periods ending May 31, 2003 and November 30, 2002. Neuberger historical figures are provided for periods ending June 30, 2003 and December 31, 2002.

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COMPARATIVE STOCK PRICES AND DIVIDENDS

Comparison

Lehman Brothers common stock and Neuberger common stock are each listed and traded on the New York Stock Exchange under the symbols “LEH” and “NEU,” respectively. The following table sets forth, for the respective fiscal periods of Lehman Brothers and Neuberger indicated, the high and low sales prices per share of Lehman Brothers common stock and Neuberger common stock as reported in Bloomberg Financial Markets. The table also sets forth the quarterly cash dividends per share declared by Lehman Brothers with respect to its common stock and Neuberger with respect to its common stock.

	Lehman Brothers Common Stock			Neuberger Common Stock (1)

	High	Low	Dividends	High	Low	Dividends

2001
First Quarter	$86.20	$49.00	$0.07	$56.33	$36.90	$0.067
Second Quarter	$82.90	$54.00	$0.07	$55.73	$37.34	$0.067
Third Quarter	$78.50	$63.13	$0.07	$47.27	$31.10	$0.075
Fourth Quarter	$72.20	$43.50	$0.07	$45.05	$33.17	$0.075

2002
First Quarter	$70.23	$53.59	$0.09	$48.15	$40.55	$0.075
Second Quarter	$67.33	$54.67	$0.09	$48.67	$35.43	$0.075
Third Quarter	$63.70	$48.18	$0.09	$37.05	$25.25	$0.075
Fourth Quarter	$64.14	$42.47	$0.09	$34.89	$22.95	$0.075

2003
First Quarter	$62.15	$50.15	$0.12	$35.75	$23.75	$0.075
Second Quarter	$73.17	$50.60	$0.12	$41.17	$28.19	$0.075
Third Quarter(2)	$76.25	$60.02	$0.12	$42.82	$39.14	$—
Fourth Quarter(3)	$71.86	$65.62	$—

(1)	Reflects the three-for-two stock split effective August 16, 2001.
(2)	Through September 29, 2003 for Neuberger common stock.
(3)	Through September 29, 2003 for Lehman Brothers common stock.

On June 24, 2003, the last trading day prior to reports in the news media regarding a possible transaction, the last sales price of Neuberger common stock was $34.43 per share and the last sales price of Lehman Brothers common stock was $70.24 per share, each as reported in Bloomberg Financial Markets, respectively. On July 21, 2003, the last trading day prior to the announcement of the execution of the merger agreement, the last sales price of Neuberger common stock was $40.44 per share and the last sales price of Lehman Brothers common stock was $64.50 per share, each as reported in Bloomberg Financial Markets, respectively. On September 29, 2003, the most recent practicable trading day prior to the printing of this proxy statement/prospectus, the last sales price of Neuberger common stock was $41.90 per share and the last sales price of Lehman Brothers common stock was $68.90 per share. The market prices of shares of Neuberger common stock and Lehman Brothers common stock are subject to fluctuation. As a result, Neuberger and Lehman Brothers stockholders are urged to obtain current market quotations. On September 24, 2003 there were approximately 70,040,661 shares of Neuberger common stock outstanding and approximately 238,173,796 shares of Lehman Brothers common stock outstanding.

Lehman Brothers Dividend Policy

The holders of Lehman Brothers common stock receive dividends if and when declared by the Lehman Brothers board of directors out of funds legally available therefor. Although no assurances can be made as to future dividends, Lehman Brothers expects to continue paying quarterly cash dividends on Lehman Brothers common stock, including an expected $0.12 per share dividend in the last fiscal quarter of 2003. The declaration and payment of dividends after the merger will depend upon business conditions, operating results and the Lehman Brothers board of directors’ consideration of other relevant factors.

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Lehman Brothers Stock Purchase Program

On January 22, 2003, Lehman Brothers announced the continuation of its share buyback program. Lehman Brothers’ board of directors authorized the repurchase of approximately 23.5 million shares of Lehman Brothers common stock in 2003, to offset dilution due to employee stock plans. Lehman Brothers’ board also authorized the repurchase in 2003, subject to market conditions, of up to an additional 55.7 million shares of Lehman Brothers common stock, primarily for the possible acceleration of 2004 and 2005 repurchases to offset dilution due to employee stock plans, as well as to manage Lehman Brothers’ equity position.

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RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement/prospectus, you should carefully consider the matters described below in evaluating whether to approve and adopt the merger agreement.

Because the market price of Lehman Brothers common stock may fluctuate, you cannot be certain of the precise value of the merger consideration that Neuberger stockholders will receive in the merger.

You cannot be certain of the precise value of the merger consideration to be received at closing. Upon completion of the merger, each share of Neuberger common stock will be converted into the right to receive $9.49 plus a fractional share of Lehman Brothers common stock based on an exchange ratio. Depending on the price of Lehman Brothers common stock during the ten trading days ending on the second trading day prior to closing, the exchange ratio may be fixed or variable. If the exchange ratio were fixed, the value of Lehman Brothers common stock to be received at closing would vary depending on the level at which the exchange ratio were fixed and the price of Lehman Brothers common stock on the date it is received. If the reference price were less than or equal to $66.51, the exchange ratio would be fixed at 0.496 shares of Lehman Brothers common stock for each share of Neuberger common stock. If the reference price were greater than $73.00 and less than or equal to $82.19, the exchange ratio would be fixed at 0.452. If the reference price were greater than $90.41, the exchange ratio would be fixed at 0.411. If the exchange ratio were variable, then the value of Lehman Brothers common stock to be received at closing would be set to provide a specific value based on the reference price. The value that the variable ratio is designed to provide depends upon the trading range that the reference price falls within and the price of Lehman Brothers common stock on the date it is received. If the reference price were greater than $66.51 and less than or equal to $73.00, the variable exchange ratio is designed to provide Neuberger stockholders with a per share value, when combined with the cash consideration of $9.49, of $42.50. Similarly, if the reference price were greater than $82.19 but less than or equal to $90.41, the variable exchange ratio is designed to provide Neuberger stockholders with a per share value, when combined with the cash consideration of $9.49, of $46.64. See “The Merger—General—Exchange Ratio” for a table that illustrates the implied value of the merger consideration assuming various hypothetical reference prices.

In addition, the prices of Neuberger common stock and Lehman Brothers common stock at the closing of the merger may vary from their respective prices on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the special meeting. For example, during 2002, Lehman Brothers common stock ranged from a low sale price of $42.47 per share to a high sale price of $69.90 per share. These variations may be the result of various factors, including:

•	changes in the business, operations or prospects of Lehman Brothers, Neuberger or the combined company;

•	governmental, regulatory and/or litigation developments;

•	market assessments as to whether and when the merger will be consummated;

•	the timing of the consummation of the merger; and

•	general stock market, economic and political conditions.

The merger may not be completed and the exchange ratio may not be determined until following the date of the special meeting. Therefore, at the time of the special meeting you may not know the precise value of the merger consideration you will receive on the day the merger closes. You are urged to obtain a current market quotation for Lehman Brothers common stock.

The merger consideration is subject to reduction in certain circumstances.

The total consideration received in the merger by stockholders of Neuberger is subject to reduction in certain circumstances. If, as of the month-end prior to the closing date, the aggregate “run-rate” revenues (which generally means annualized advisory fees on assets under management) of Neuberger’s Private Asset Management clients has declined by more than 15% from May 31, 2003 (excluding changes in revenues due

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to market fluctuations in the value of assets under management), the merger consideration will be reduced by 1.25% for each 1% those revenues are below 85% of the May 31 level, up to a maximum reduction of 6.25%. For this purpose, assets under management are only included in the closing date calculation of revenues if the applicable client of Neuberger has provided its written consent to the assignment of the client’s advisory contract resulting from the merger. See “The Merger—General—Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing.”

The market price for Lehman Brothers common stock may be affected by factors different from those affecting the shares of Neuberger.

Upon completion of the merger, holders of Neuberger common stock will become holders of Lehman Brothers common stock. Lehman Brothers’ businesses differ from those of Neuberger, and accordingly the results of operations of the combined company will be affected by factors different from those currently affecting the results of operations of Neuberger. For a discussion of the businesses of Neuberger and Lehman Brothers and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information.”

Lehman Brothers may experience difficulties in integrating Neuberger’s business with the existing Lehman Brothers businesses.

Achieving the anticipated benefits of the merger will depend in part upon whether Lehman Brothers and Neuberger can integrate their businesses in an efficient and effective manner. Lehman Brothers and Neuberger may not accomplish this integration process smoothly or successfully. If management is unable to successfully integrate the operations of the two companies, the anticipated benefits of the merger may not be realized.

Lehman Brothers may not achieve the revenue and cost synergies it has anticipated for the combined company.

Lehman Brothers’ rationale for the merger is, in part, predicated on Lehman Brothers’ ability to realize certain revenue and cost synergies of the combined company. Lehman Brothers believes these synergies will contribute approximately $100 million to pretax income in 2005, with approximately 60% of these synergies driven by revenues. On that basis, Lehman Brothers expects the merger to be slightly dilutive to earnings per share in 2004 and approximately breakeven by 2005. Achieving these synergies is dependent upon a number of factors, many of which are beyond Lehman Brothers’ control. These synergies may not be realized in the amount or time frame that is currently anticipated by Lehman Brothers.

Uncertainties associated with the merger or Lehman Brothers as a new owner may cause Neuberger to lose clients.

Neuberger’s clients may, in response to the announcement of the merger, delay or defer decisions concerning their use of Neuberger products and services because of uncertainties related to the consummation of the merger. Neuberger’s clients may also determine to withdraw assets under Neuberger’s management, because of uncertainties associated with the merger and/or because Neuberger will no longer be an independently run company following the merger. Any of these matters could have an adverse effect on Lehman Brothers’ business, results of operations or financial condition following the merger.

Uncertainties associated with the merger may cause Neuberger to lose employees.

The success of the combined company after the merger will depend in part upon Lehman Brothers’ and Neuberger’s ability to retain key Neuberger employees. Competition for qualified personnel in the asset management industry can be very intense. In addition, key employees may depart because of issues relating to the difficulty of integration or accelerated retirement as a result of having accumulated sufficient personal wealth that they no longer need to remain employed. Accordingly, no assurance can be given that Neuberger will be able to retain key employees to the extent that it has been able to do so in the past.

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SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement/prospectus, including those relating to Lehman Brothers’ and Neuberger’s strategies and other statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements include the information concerning possible or assumed future results of operations of Lehman Brothers and Neuberger as set forth under “The Merger—Lehman Brothers’ Reasons for the Merger,” “The Merger—Recommendation of the Neuberger Board; Reasons for the Merger” and “The Merger—Opinion of Merrill Lynch.” These statements are not historical facts but instead represent only Lehman Brothers’ and Neuberger’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include the risk factors set forth above and other market, credit or counterparty, liquidity, legal and operational uncertainties discussed elsewhere in this document and the documents which are incorporated herein by reference. Those uncertainties include, but are not limited to:

•
Market Fluctuations and Volatility.     Changes in interest and foreign exchange rates, securities and commodities valuations and increases in volatility can increase risk, and may also impact customer flow related revenues in Lehman Brothers’ Capital Markets and Client Services businesses, as well as impact the volume of debt and equity underwritings and merger and acquisition transactions.

•
Industry Competition and Changes in Competitive Environment.     Increased competition from both banking institutions and non-traditional financial services providers and from industry consolidation could impact fees earned in the future.

•
Investor Sentiment.     Last year saw a record number of accounting and corporate governance scandals, which have had a significant impact on investor confidence in the marketplace. In addition, geopolitical concerns about possible military action and terrorist activities can have an effect on the global financial markets.

•
Liquidity.     Liquidity could be impacted by the inability to access the long-term or short-term debt markets or the repurchase and securities lending markets. However, Lehman Brothers’ liquidity and funding policies have been designed with the goal of providing sufficient liquidity resources to continually fund its balance sheet and to meet all obligations in all market environments.

•
Credit Ratings.     A reduction in Lehman Brothers’ credit ratings could adversely affect Lehman Brothers’ access to liquidity alternatives and its competitive position, and could increase the cost of funding, or trigger additional collateral requirements.

•
Credit Exposure.     Credit risk represents the possibility that a counterparty will be unable to honor its contractual obligations. Although Lehman Brothers actively manages daily credit risk exposure as part of its risk management framework, counterparty default risk may arise from unforeseen events or circumstances.

•	Legal/Regulatory. Legal risks include litigation and legislative and regulatory developments in the United States and other jurisdictions.

Lehman Brothers’ and Neuberger’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any forward-looking statements, and, accordingly, readers are cautioned not to place undue reliance on such statements.

For more information concerning factors that could affect the Lehman Brothers’ and Neuberger’s future results and financial conditions, see “Management’s Discussion and Analysis” in each of Lehman Brothers’ and Neuberger’s 2002 Annual Report and each of Lehman Brothers’ and Neuberger’s most recent Quarterly Report on Form 10-Q, which are incorporated by reference. Lehman Brothers and Neuberger undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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THE SPECIAL MEETING

General; Date; Time and Place

This proxy statement/prospectus is being provided by, and the enclosed proxy is solicited by and on behalf of, Neuberger’s board of directors for use at a special meeting of Neuberger stockholders.

The special meeting is scheduled to be held at 10:00 a.m., local time, on Friday, October 31, 2003, at Neuberger’s offices, 41st Floor, 605 Third Avenue, New York, New York 10158.

Purpose of the Special Meeting

The purpose of the special meeting is to consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003, among Lehman Brothers, Ruby Acquisition Company, a wholly owned subsidiary of Lehman Brothers, and Neuberger, and the approval of the transactions contemplated by that agreement, including the merger of Neuberger with Ruby Acquisition Company, and to transact any other business that is properly brought before the special meeting.

Record Date; Voting Power

Only holders of shares of Neuberger common stock as of the close of business on September 24, 2003, which is the record date for the special meeting, will be entitled to receive notice of and to vote at the special meeting and any adjournments or postponements thereof. Each share of Neuberger common stock is entitled to one vote at the special meeting.

Required Vote; Quorum

The affirmative vote of a majority of the outstanding shares of Neuberger common stock as of the record date is required to approve and adopt the merger agreement and the merger. As of the record date, there were 70,040,661 shares of Neuberger common stock outstanding.

Under the Neuberger stockholders agreement, prior to any vote of Neuberger’s stockholders, a separate, preliminary vote of the former principals currently employed by Neuberger and their family affiliates will be taken on each matter upon which a vote of the Neuberger stockholders is proposed to be taken, including the vote to adopt and approve the merger agreement and the merger. We refer to this preliminary vote as the “pre-meeting.” The majority of the shares of Neuberger common stock cast in the pre-meeting determine how all shares of Neuberger common stock subject to the voting provisions of the Neuberger stockholders agreement are voted when the matter is voted upon by all Neuberger stockholders. See “—The Neuberger Stockholders Agreement.” As of the record date, 22,687,185 shares of Neuberger common stock, representing approximately 32.4% of the outstanding shares of Neuberger common stock, were beneficially owned by such former principals currently employed by Neuberger and were subject to the voting provisions of the Neuberger stockholders agreement.

Certain directors and executive officers of Neuberger and their family affiliates are parties to the voting agreement, in which they have agreed to vote their shares in favor of the merger agreement and merger at the special meeting or, with respect to shares subject to the voting provisions of the Neuberger stockholders agreement, at the pre-meeting. As of the record date, the stockholders who are parties to the voting agreement held 7,272,078 shares obligated to vote at the pre-meeting, which is approximately 32.1% of all shares entitled to vote at the pre-meeting. In addition, as of the record date they held another 2,264,933 shares of Neuberger common stock representing approximately 3.2% of the voting power of Neuberger common stock, which are not subject to any voting provisions of the Neuberger stockholders agreement but which, pursuant to the voting agreement, they have agreed to vote in favor of the merger agreement and the merger. For a more detailed description of the voting agreement, see “The Merger—Voting Agreement.”

Because the required vote of the stockholders with respect to the merger agreement is based upon the total number of outstanding shares of Neuberger common stock, the failure to submit a proxy card (or to vote in person at the special meeting) or the abstention from voting by a stockholder will have the same effect as

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a vote against approval and adoption of the merger agreement. Brokers holding shares of Neuberger common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof, so the failure to provide voting instructions to your broker will also have the same effect as a vote against the merger agreement.

The holders of a majority of the shares of the Neuberger common stock outstanding on the record date must be present, either in person or by proxy, at the special meeting to constitute a quorum. In general, abstentions and broker non-votes are counted as present or represented at the special meeting for the purpose of determining a quorum for the special meeting.

The obligation of Neuberger and Lehman Brothers to consummate the merger is subject to, among other things, the condition that the Neuberger stockholders approve and adopt the merger agreement. If Neuberger’s stockholders fail to approve and adopt the merger agreement and the merger at the special meeting, each of Neuberger and Lehman Brothers will have the right to terminate the merger agreement. See “The Merger Agreement—Termination.”

How to Vote

A stockholder may vote in person at the special meeting or by proxy without attending the special meeting. To vote by proxy, a stockholder must either:

•	submit a proxy by telephone;

•	submit a proxy on the Internet; or

•	complete the enclosed proxy card, sign and date it and return it in the enclosed postage prepaid envelope.

The enclosed proxy card sets forth instructions for submitting a proxy by the telephone and the Internet.

A proxy card is enclosed for use by Neuberger stockholders. The board of directors of Neuberger requests that stockholders sign and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States. If you have questions or requests for assistance in completing and submitting proxy cards, please contact Georgeson Shareholder Communications Inc., a firm that provides professional proxy soliciting services that Neuberger has retained, at (866) 295-8112.

Revocation of Proxy

All properly executed proxies that are not revoked will be voted at the special meeting as instructed on those proxies. Proxies containing no instructions will be voted in favor of the merger agreement and the merger. A stockholder who executes and returns a proxy may revoke it at any time before it is voted. A proxy may be revoked by either:

•	giving written notice of revocation;

•	executing and returning a new proxy bearing a later date;

•	submitting a proxy by telephone or the Internet at a later date; or

•	attending the special meeting and voting in person.

Revocation of a proxy by written notice or execution of a new proxy bearing a later date should be submitted to Kevin Handwerker, Secretary, Neuberger Berman Inc., 605 Third Avenue, New York, New York 10158, or by attending the special meeting and voting in person.

Expenses of Solicitation

Neuberger will bear the costs of soliciting proxies from its stockholders. However, Neuberger and Lehman Brothers have agreed to share equally the costs of filing, printing and mailing Lehman Brothers’ registration statement on Form S-4 and this proxy statements/ prospectus. In addition to soliciting proxies by mail, directors, officers and employees of Neuberger, without receiving additional compensation therefor, may

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solicit proxies by telephone, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and Neuberger will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Georgeson Shareholder Communications Inc. has been retained by Neuberger to assist in the solicitation of proxies. Georgeson Shareholder Communications Inc. may contact holders of shares of Neuberger common stock by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials to beneficial owners of shares of Neuberger common stock. Georgeson Shareholder Communications Inc. will receive reasonable and customary compensation for its services (estimated at $8,500) and will be reimbursed for certain reasonable out-of-pocket expenses.

The Neuberger Stockholders Agreement

The former principals of Neuberger, along with certain family limited partnerships and trusts formed by them, which we refer to as “family affiliates,” are parties to the Neuberger stockholders agreement. Many former principals hold some shares of Neuberger common stock that are subject to some or all of the provisions of the Neuberger stockholders agreement, as well as certain shares that are not subject to its provisions. The Neuberger stockholders agreement contains various provisions related to transfer restrictions and Neuberger’s call right on Neuberger common stock held by those former principals and their family affiliates in the event that the former principal engages in certain defined “harmful activities.”

In addition, the Neuberger stockholders agreement contains provisions with respect to the voting of shares of Neuberger common stock held by the former principals and family affiliates and subject to the Neuberger stockholders agreement. This agreement provides that, prior to any vote of Neuberger’s stockholders, there will be held a pre-meeting of the former principals and their family affiliates at which they are entitled to vote their shares subject to the Neuberger stockholders agreement on each matter to be put before Neuberger’s stockholders generally. Once that pre-meeting vote is taken, each former principal and family affiliate must vote all of their shares of Neuberger common stock that are subject to the Neuberger stockholders agreement in accordance with the majority vote cast at the pre- meeting. In the Neuberger stockholders agreement, each former principal and family affiliate further grants to a Neuberger designee an irrevocable proxy to vote his, her or its shares in accordance with the majority vote at the pre-meeting.

The right and obligation to vote in accordance with the Neuberger stockholders agreement terminates with respect to any former principal and his or her family affiliates on the date of termination of that former principal’s employment with Neuberger.

Miscellaneous

It is not expected that any matter not referred to herein will be presented for action at the special meeting. If any other matters are properly brought before the special meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the special meeting, including (except as stated in the following sentence) postponement or adjournment for the purpose of soliciting votes. However, shares represented by proxies that have been voted “AGAINST” the merger agreement and the merger will not be used to vote “FOR” postponement or adjournment of the special meeting to allow additional time to solicit additional votes “FOR” the approval and adoption of the merger agreement and the merger.

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THE MERGER

General

On July 21, 2003, Neuberger’s board of directors and the executive committee of Lehman Brothers’ board of directors, pursuant to specific authority delegated to it by the board of directors of Lehman Brothers, each approved the merger agreement, which provides for the acquisition by Lehman Brothers of Neuberger through a merger of Neuberger with and into Ruby Acquisition Company, a newly formed and wholly owned subsidiary of Lehman Brothers. After the merger, Ruby Acquisition Company will be the surviving corporation and will remain a wholly owned subsidiary of Lehman Brothers (unless Lehman Brothers elects to “reverse” the merger; see “—Form of the Merger”). Upon completion of the merger, each share of Neuberger common stock will be converted into the right to receive $9.49 in cash and a fraction of a share of Lehman Brothers common stock equal to the “exchange ratio.” The exchange ratio is determined by the “reference price,” which is the average of the volume weighted sales price per share of Lehman Brothers common stock as reported on the NYSE consolidated transaction reporting system for the ten consecutive full trading days ending on the second trading day prior to the effective time of the merger.

Exchange Ratio.     If the reference price were less than or equal to $66.51, the exchange ratio would be 0.496 shares of Lehman Brothers common stock for each share of Neuberger common stock. If the reference price were greater than $66.51 and less than or equal to $73.00, the exchange ratio would be that fraction equal to $33.01 divided by the reference price. If the reference price were greater than $73.00 and less than or equal to $82.19, the exchange ratio would be 0.452. If the reference price were greater than $82.19 but less than or equal to $90.41, the exchange ratio would be that fraction equal to $37.15 divided by the reference price. If the reference price were greater than $90.41, the exchange ratio would be 0.411.

The following table shows the exchange ratio and the implied value of the merger consideration into which one share of Neuberger common stock would be converted in the merger at various hypothetical reference prices (the three highest of the reference prices shown are reference prices at which the exchange ratio is fixed at 0.411, and the two lowest of the reference prices shown are reference prices below the trigger for Neuberger’s walk-away right):

Reference Price (1)	Cash	Exchange Ratio		Implied Value (2)

$92.00	$9.49	0.411		$47.30
$91.00	$9.49	0.411		$46.89
$90.42	$9.49	0.411		$46.65
$90.00	$9.49	0.4128	(3)	$46.64
$89.00	$9.49	0.4174	(3)	$46.64
$88.00	$9.49	0.4222	(3)	$46.64
$87.00	$9.49	0.4270	(3)	$46.64
$86.00	$9.49	0.4320	(3)	$46.64
$85.00	$9.49	0.4371	(3)	$46.64
$84.00	$9.49	0.4423	(3)	$46.64
$83.00	$9.49	0.4476	(3)	$46.64
$82.19	$9.49	0.452		$46.64
$82.00	$9.49	0.452		$46.55
$81.00	$9.49	0.452		$46.10
$80.00	$9.49	0.452		$45.65
$79.00	$9.49	0.452		$45.20
$78.00	$9.49	0.452		$44.75
$77.00	$9.49	0.452		$44.29
$76.00	$9.49	0.452		$43.84
$75.00	$9.49	0.452		$43.39
$74.00	$9.49	0.452		$42.94
$73.00	$9.49	0.4522	(4)	$42.50

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Reference Price (1)		Cash	Exchange Ratio		Implied Value (2)

$72.00		$9.49	0.4585	(4)	$42.50
$71.00		$9.49	0.4649	(4)	$42.50
$70.00		$9.49	0.4716	(4)	$42.50
$69.00		$9.49	0.4784	(4)	$42.50
$68.00		$9.49	0.4854	(4)	$42.50
$67.00		$9.49	0.4927	(4)	$42.50
$66.51		$9.49	0.496		$42.48
$66.00		$9.49	0.496		$42.23
$65.00		$9.49	0.496		$41.73
$64.00		$9.49	0.496		$41.23
$63.00		$9.49	0.496		$40.74
$62.00		$9.49	0.496		$40.24
$61.51	(5)	$9.49	0.496		$40.00
$61.00	(6)	$9.49	0.496		$39.75
$60.00	(6)	$9.49	0.496		$39.25

(1)
The average of the volume weighted sales prices per share of Lehman Brothers common stock as reported in Bloomberg Financial Markets for the 10 consecutive full trading days ending on the second trading day prior to the closing date of the merger.

(2)
The implied value assumes no downward price adjustment. In addition, for illustrative purposes, the market value of the Lehman common stock on the closing date of the merger is assumed to be equal to the reference price. The actual sales price of Lehman Brothers common stock on the closing date of the merger may be greater or less than the reference price.

(3)	$37.15 divided by the reference price.
(4)	$33.01 divided by the reference price.
(5)
If the reference price were below this amount, Neuberger may terminate the merger agreement by exercising its walk-away right, subject to Lehman Brothers’ right to top-up the merger consideration by adjusting either or both of the per share cash consideration and/or the exchange ratio, so the sum of (a) the adjusted per share cash consideration and (b) the adjusted exchange ratio multiplied by the reference price, equals not less than $40.00.

(6)	Assumes that Neuberger has not exercised its walk-away right.

Stockholders will not receive any fractional shares of Lehman Brothers common stock in the merger. Instead of any fractional shares, stockholders will be paid cash for such fraction based on the reference price.

For example, if the reference price were $68.90, which was the closing price of Lehman Brothers common stock on September 29, 2003, the exchange ratio would be 0.4791 and a Neuberger stockholder owning 100 shares of Neuberger common stock would receive total consideration with an implied value at September 29, 2003 of $4,250, consisting of $949.00 in cash, 47 shares of Lehman Brothers common stock, and $62.70 in cash instead of fractional shares. If the reference price were $64.50, which was the closing sale price for Lehman Brothers common stock on July 21, 2003, the last trading day prior to the public announcement of the transaction, the exchange ratio would be 0.496 and a Neuberger stockholder owning 100 shares of Neuberger common stock would receive total consideration with an implied value at July 21, 2003 of $4,148.20, consisting of $949.00 in cash, 49 shares of Lehman Brothers common stock, and $38.70 in cash instead of fractional shares.

Neuberger Walk-Away Right; Lehman Brothers Top-Up Right.     If the reference price were less than $61.51, Neuberger has a “walk-away” right permitting it to terminate the merger agreement. Neuberger’s right to terminate under these circumstances will not be available to it if it has elected to delay the closing to obtain additional client consents as described below in “—Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing.” At a reference price of $61.51, Neuberger stockholders would receive merger consideration with an implied value of $40.00 per share of Neuberger common stock, consisting of $9.49 in cash and 0.496 of a share of Lehman Brothers common stock, assuming no reduction as described

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below. With the full 6.25% downward adjustment, the implied value of the merger consideration to you (at a reference price of $61.51) would be $37.50 per share of Neuberger common stock.

Neuberger must give Lehman Brothers written notice of its election to terminate within one business day after the reference price is known, in which case that election would be effective five business days after that notice is received by Lehman Brothers, unless in that time Lehman Brothers elects by written notice to Neuberger to “top-up” the merger consideration to be received by Neuberger stockholders. Lehman Brothers can top-up the merger consideration by adjusting either or both of the per share cash consideration and/or the exchange ratio, so that the sum of (a) the adjusted per share cash consideration and (b) the adjusted exchange ratio multiplied by the reference price, equals not less than $40.00, subject to any reduction as discussed below.

It is not possible to know until shortly prior to the closing whether the reference price will be less than $61.51. Neither Neuberger nor Lehman Brothers can predict whether or not Neuberger would exercise its walk-away right, or whether Lehman Brothers would exercise its top-up right, if the reference price were less than $61.51 at that time. In determining whether or not to exercise its walk-away right, the Neuberger board of directors would consult with its financial and legal advisors and carefully consider the interests of Neuberger and its stockholders, the factors discussed in “—Recommendation of the Neuberger Board; Reasons for the Merger,” and such other information as it is legally permitted to consider, including whether the merger consideration remains fair from a financial point of view to the Neuberger stockholders. Similarly, in determining whether or not to exercise its top-up right, Lehman Brothers would consult with its advisors and carefully consider the interests of Lehman Brothers and its stockholders, the factors discussed in “—Lehman Brothers’ Reasons for the Merger,” and such other information as it is legally permitted to consider. To the extent the reference price were below $61.51 and Neuberger elected not to exercise its walk-away right, the implied value of the merger consideration to you (based on the reference price) will be less than $40.00, subject to any potential reduction as described below in “—Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing.”

The merger agreement does not require, and Neuberger would not expect to seek, further approval from its stockholders in the event that the reference price is less than $61.51 and Neuberger nonetheless determines to complete the transaction. Therefore, adoption of the merger agreement by Neuberger’s stockholders will give Neuberger the ability to complete the transaction even if the reference price is less than $61.51 without any further action by, or further solicitation of, the Neuberger stockholders. Merrill Lynch is not obligated to update its July 21, 2003 opinion. As of the date of this proxy statement/prospectus, Neuberger does not intend to request an updated fairness opinion.

Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing.     The total consideration to be received in the merger by Neuberger stockholders will be reduced if there are specified shortfalls in the aggregate “run-rate” revenues payable by Neuberger’s Private Asset Management clients. “Run-rate” revenues are an annualized measure of the fees Neuberger derives from assets under management for those clients. If those run-rate revenues as of the month-end prior to the closing date, which we refer to as the “closing run-rate revenues,” are less than 85% of run-rate revenues as of May 31, 2003 (excluding changes in revenues due to market fluctuations in the value of assets under management), then the merger consideration (both the cash portion and the Lehman Brothers common stock portion) will be reduced by 1.25% for each 1% the closing run-rate revenues are below 85% of the May 31 level, subject to a maximum reduction of 6.25% (which will be reached if the closing run-rate revenues are 20% or more below the May 31 level). For this purpose, assets under management are only included in the calculation of closing run-rate revenues if the applicable client of Neuberger has provided its written consent to the assignment of its advisory contract resulting from the merger. As described below in “The Merger Agreement—Conditions to the Merger,” Lehman Brothers’ obligation to consummate the merger is conditioned upon closing run-rate revenues being at least 80% of the May 31 level. Within three business days prior to the closing of the merger, Neuberger will provide to Lehman Brothers evidence of its client consents, fee rates and assets under management as of the applicable date so that Lehman Brothers can confirm whether there is any downward adjustment to the merger consideration.

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If this price reduction mechanism would otherwise result in a reduction to the merger consideration, and Neuberger reasonably determines in good faith that a material number of additional client consents are reasonably likely to be delivered to Neuberger within the next 30 calendar days, Neuberger has a one-time right to delay the closing for up to 30 calendar days to obtain those consents. If Neuberger elects to exercise this right to delay, the reference price will not change but will be calculated as if the delay had not occurred.

Background of the Merger

In early April 2003, David Goldfarb, the Chief Financial Officer of Lehman Brothers, met with Robert Matza, the Chief Operating Officer of Neuberger, at the request of Mr. Goldfarb. At that meeting, Mr. Goldfarb expressed Lehman Brothers’ interest in exploring a possible business combination with Neuberger.

Lehman Brothers entered into a confidentiality agreement with Neuberger, dated April 22, 2003, covering information to be provided by Neuberger. During the first two weeks of May 2003, senior members of management of Lehman Brothers met and had conference calls with Mr. Matza and a member of Neuberger’s financial staff to discuss Neuberger’s business and operations and the broad outlines of a potential transaction.

At a meeting of the Lehman Brothers board of directors on May 13, 2003, Richard S. Fuld, Jr., Lehman Brothers’ Chairman and Chief Executive Officer, discussed the possibility of a business combination with Neuberger.

On May 19, 2003, Jeffrey B. Lane, Neuberger’s President and Chief Executive Officer, and Mr. Matza had lunch with Mr. Fuld, Jeffrey Vanderbeek, a Lehman Brothers Managing Director, and Mr. Goldfarb to review the status of the preliminary meetings.

At a meeting of the Neuberger board of directors on May 21, 2003, Mr. Matza reviewed with the Neuberger board a possible transaction with Lehman Brothers. The consensus of the Neuberger board was that a combination with Lehman Brothers could represent a desirable approach to achieve Neuberger’s strategic goals. The Neuberger board authorized management to continue exploring a possible transaction with Lehman Brothers and to retain Merrill Lynch as Neuberger’s financial advisor.

In late May, Mr. Fuld and Mr. Lane, as well as Mr. Goldfarb and Mr. Matza, had discussions regarding their initial views of price. In the context of these initial discussions concerning price, Lehman Brothers indicated that it favored an exchange ratio providing for a fixed number of shares of Lehman Brothers common stock. In response, Neuberger indicated that it favored an exchange ratio that varied so that Lehman Brothers would issue that number of shares necessary in order to deliver a specified fixed value at closing.

On June 2, 2003, the parties ceased discussions regarding the transaction because of differences with regard to price. Messrs. Lane and Matza advised the board of this development at a special telephonic meeting of the Neuberger board of directors on June 3, 2003.

On June 4, 2003, an advisor acting on behalf of Lehman Brothers approached Neuberger and arranged a meeting on June 5th between Messrs. Lane and Fuld. The parties did not, however, make significant progress at this meeting.

Merrill Lynch sent Lehman Brothers certain Neuberger financial information on June 6, 2003, which representatives of Lehman Brothers and Neuberger discussed in a conference call on June 7, 2003.

At a meeting of the Lehman Brothers board of directors on June 10, 2003, Messrs. Fuld, Goldfarb and Vanderbeek updated the Lehman Brothers board of directors regarding a potential transaction, including the strategic rationale and the financial implications. Mr. Fuld advised the board that discussions were at an impasse but could move forward at any time.

On June 12, 2003, discussions between the parties were renewed and the parties then made sufficient progress regarding certain issues, including the merger consideration, to justify continuing discussions the following week. Representatives of Lehman Brothers and Neuberger developed a merger consideration framework providing for a multi-tiered collar arrangement substantially similar to that ultimately set forth in

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the merger agreement. However, as described below, adjustments were later made to this arrangement. This arrangement was designed to provide Neuberger stockholders with fixed value within certain reference trading ranges for Lehman Brothers common stock, while, at the low end of the reference range, providing Lehman Brothers a fixed limit on the number of shares of Lehman Brothers common stock it would need to issue in the merger. This framework incorporated a walk-away right for Neuberger at an implied value of $40.00. The parties understood that any tentative understandings with regard to the potential terms of the transaction were subject to diligence, resolution of a number of additional material issues, negotiation of definitive documents and board approvals.

On June 16, 2003, Lehman Brothers delivered to Neuberger a term sheet covering matters previously discussed, including merger consideration, walk-away rights and collars, as well as retention and related management issues. Neuberger management advised the Neuberger board of directors at a June 18, 2003 telephonic board meeting that discussions had resumed.

On June 20, 2003, Neuberger management made presentations to Lehman Brothers representatives regarding various aspects of Neuberger’s business and operations, and Lehman Brothers commenced its due diligence review of Neuberger.

Discussions continued on open issues relating to the term sheet that had been previously delivered, and Lehman Brothers delivered a revised term sheet on the evening of June 20, 2003. The initial drafts of the merger agreement and other ancillary transaction documents were subsequently delivered by Lehman Brothers on June 22, 2003. Neuberger and its counsel did not negotiate with Lehman Brothers and its counsel with respect to these initial drafts at this time, because such drafts contained terms that Neuberger had not expected. In addition, beginning on June 24, 2003, Neuberger did not allow Lehman Brothers to conduct due diligence.

On June 25, 2003, the news media reported that Neuberger and Lehman Brothers were considering a potential transaction. In connection with a public offering of shares of a closed-end fund sponsored by Neuberger, Neuberger issued a press release on June 27, 2003, confirming that it was in preliminary discussions regarding a potential business combination.

Representatives of Willkie Farr & Gallagher LLP, Neuberger’s outside legal counsel, met with representatives of Simpson Thacher & Bartlett LLP, Lehman Brothers’ outside legal counsel, on June 28, 2003 to commence negotiations of the initial drafts of the transaction documents. On June 29, 2003, members of senior management of Neuberger and representatives of Merrill Lynch and Willkie Farr met with senior members of Lehman Brothers management and representatives of Simpson Thacher to negotiate certain key terms of the transaction, including the conditions to closing, the downward adjustment to the merger consideration and the ability of Neuberger to terminate the merger agreement to accept an alternative transaction. Following this meeting, Neuberger allowed Lehman Brothers to resume due diligence.

During the week following the June 29 meeting, Willkie Farr and Simpson Thacher continued to negotiate the merger agreement and other transaction documents. Lehman Brothers issued a press release on July 1, 2003 disclosing that it was engaged in discussions with Neuberger concerning a potential business combination.

On July 8, 2003, Neuberger entered into a confidentiality agreement with Lehman Brothers covering information provided by Lehman Brothers. In addition, members of Neuberger management, representatives of Merrill Lynch and Willkie Farr met with members of Lehman Brothers management to conduct a due diligence review of Lehman Brothers’ financial condition and prospects.

The Neuberger board of directors met with Neuberger’s legal and financial advisors on July 9, 2003 to review the status of the proposed transaction. Willkie Farr reviewed the fiduciary duties that would apply to the Neuberger board of directors when it would be asked to consider the proposed transaction, and then made a detailed presentation to the Neuberger board of directors regarding the terms of the draft merger agreement and related documents. Merrill Lynch then reviewed, among other matters, its financial analyses with respect to the proposed merger consideration. The Neuberger board of directors posed questions to management and Neuberger’s advisors and discussed, among other matters, the benefits and the risks of the proposed transaction, but did not take any action at the July 9 meeting with respect to the proposed transaction.

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On the afternoon of July 9, 2003, Mr. Goldfarb and Mr. Vanderbeek revisited with Mr. Matza their prior price discussions, seeking a reduction in the implied per share value of merger consideration.

Also on the afternoon of July 9, 2003, the Lehman Brothers board of directors met and considered the proposed transaction with Neuberger. At that meeting, the board received a presentation from management, including strategic and financial analyses, as well as a description of the current terms and conditions of the proposed transaction. The Lehman Brothers board of directors posed questions to management regarding the proposed transaction and discussed, among other matters, the advisability of proceeding with the proposed transaction. Mr. Fuld advised the Lehman Brothers board that negotiations as to the merger consideration were not completed. At that meeting, Lehman Brothers’ board of directors delegated to the executive committee of the board the authority to approve the final terms of a transaction.

The discussions between Messrs. Goldfarb, Vanderbeek and Matza continued, leading to, at the end of the day on July 9, 2003, an understanding as to the exchange ratio and collars as now reflected in the merger agreement. This understanding involved a modification of what had previously been discussed in mid-June, as described above, by up to $0.50 in implied per share merger consideration in each collar range, depending upon the price of Lehman Brothers common stock during the reference period. The parties also adjusted the bottom of the middle collar range from $73.43 to $73.00 per share. Any agreement as to price was, however, subject to additional due diligence, agreement on all other open issues, negotiation of definitive documentation and board approvals. The parties also reached a related understanding to modify Neuberger’s walk-away right by increasing the price of Lehman Brothers common stock that triggers the walk-away from $60.54 to $61.51 per share, so that the walk-away right continued to be exercisable at a price of Lehman Brothers common stock that implied $40.00 per share in merger consideration.

On July 11, 2003, the parties executed an exclusivity agreement in which Neuberger agreed to deal exclusively with Lehman Brothers until July 22, 2003 regarding a business combination. Neuberger’s entering into the exclusivity agreement was approved by Neuberger’s board of directors, acting by written consent. Lehman Brothers and Neuberger issued a joint press release on Monday, July 14, 2003, announcing that they were continuing their discussions and anticipated that final terms would be worked out over the near term. During the following week, the parties finalized the transaction documents. During that period, Lehman Brothers also conducted additional due diligence, including meeting with key employees of Neuberger and having a number of key employees execute employment agreements to ensure their services following the culmination of the proposed merger.

On July 21, 2003, the executive committee of Lehman Brothers’ board, pursuant to authority delegated by the board of directors of Lehman Brothers, approved the merger, merger agreement and related documents.

On July 21, 2003, subsequent to the Lehman Brothers executive committee meeting, the Neuberger board of directors held a special telephonic meeting with Neuberger’s legal and financial advisors to consider the proposed transaction. Merrill Lynch reviewed its financial analyses with respect to the proposed merger consideration and delivered its oral opinion as of that date, subsequently confirmed in writing on that date, as to the fairness, from a financial point of view, of the merger consideration to the holders of Neuberger common stock. Willkie Farr updated the board and reviewed the final terms of the merger agreement and related documents, including a summary of the pricing terms, representations, covenants, conditions, termination events and termination consequences.

After further discussion, all of the Neuberger board of directors present approved the merger agreement and the transactions contemplated by that agreement. The parties executed the merger agreement in the late evening hours of July 21, 2003, and publicly announced the transaction before the opening of trading on July 22, 2003.

Lehman Brothers, Ruby Acquisition Company and Neuberger executed an amendment to the merger agreement dated as of September 22, 2003, relating to the calculation of the number of options for Lehman Brothers shares to be granted by Lehman Brothers, upon consummation of the merger, to holders of Neuberger options having an “option reload” feature. See “—Interests of Certain Persons in the Merger—Additional Lehman Brothers Option Awards.”

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Recommendation of the Neuberger Board; Reasons for the Merger

The Neuberger board of directors has approved the merger agreement, has determined that the merger agreement and the merger are fair to, advisable and in the best interests of Neuberger and the holders of Neuberger common stock, and recommends that Neuberger stockholders vote “FOR” approval and adoption of the merger agreement and the merger.

In reaching its determination to recommend approval and adoption of the merger agreement and the merger, the Neuberger board of directors consulted with management, as well as Merrill Lynch, Neuberger’s financial advisor, and Willkie Farr & Gallagher LLP, Neuberger’s outside legal counsel, and considered various material factors, which are listed below. In view of the wide variety of factors considered in connection with the merger, the board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision.

(a)      Historical and Recent Market Prices Compared to Consideration to be Received by Holders of Common Stock.     The Neuberger board of directors reviewed the historical market prices and trading information with respect to the Neuberger common stock, and considered that the implied merger consideration of $41.82 per share (based on the closing price of Lehman Brothers common stock on July 18, 2003) represented a premium of approximately

•	21.5% over the closing price of Neuberger common stock on June 24, 2003, the day before the initial news media reports regarding a possible transaction between Neuberger and Lehman Brothers,

•	22.3% over the average closing price of Neuberger common stock for the 30 previous trading days ending on June 24, 2003, and

•	32.8% over the average closing price of Neuberger common stock for the 90 previous trading days ending on June 24, 2003.

(b)      Neuberger’s Business, Condition and Prospects.     The Neuberger board of directors considered information with respect to the financial condition, results of operations and business of Neuberger, on both a historical and prospective basis, and current industry, economic and market conditions. In particular, the board of directors considered Neuberger’s growth opportunities as an independent company compared with the growth opportunities available as part of a global company such as Lehman Brothers with significant financial resources.

(c)      Lehman Brothers’ Business, Condition and Prospects.     The Neuberger board of directors considered information with respect to the financial condition, results of operations and business of Lehman Brothers, including the due diligence review by Neuberger’s management and financial and legal advisors regarding Lehman Brothers’ financial condition and prospects. In particular, Neuberger considered Lehman Brothers’ sound business reputation and strong operating results over recent years.

(d)      Access to Lehman Brothers’ Distribution Network.     Neuberger’s board of directors considered that Lehman Brothers’ global network of institutional and high-net worth clients will provide Neuberger with new opportunities for distributing its money management products.

(e)      Increased Liquidity and Significant Cash Consideration for Neuberger Common Stock.     The Neuberger board of directors considered the increased liquidity offered by the merger to Neuberger’s stockholders with respect to the Lehman Brothers common stock they would receive in the merger. The board of directors believed that the merger offered Neuberger’s stockholders the opportunity to own stock of a significantly larger and more actively traded business enterprise and that Neuberger’s stockholders would have the opportunity to participate in the potential growth of the combined company after the closing of the merger. In addition, the board of directors considered that Neuberger stockholders would benefit from the merger by receiving significant cash consideration for their Neuberger common stock.

(f)      Protection Against Lehman Brothers Common Stock Price Decline.     Although the Neuberger board of directors noted that the price of Lehman Brothers common stock has fluctuated in the past and that the value of the consideration to be received by Neuberger’s stockholders will decline if the price of Lehman Brothers common stock declines, the board of directors considered that (a) Neuberger has the right to terminate the merger agreement if the reference price of Lehman Brothers common stock is less than $61.51,

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below which price Neuberger’s stockholders would receive merger consideration with an implied value of less than $40 per share (subject to Lehman Brothers’ top-up right to increase the aggregate consideration to an amount not less than $40.00 per share, subject to possible reduction) and (b) provisions of the merger agreement mitigate this risk by protecting the value of the consideration to be received by Neuberger’s stockholders at the closing of the merger within agreed ranges of trading prices of Lehman Brothers common stock.

(g)      Opinion of Merrill Lynch.     The Neuberger board of directors considered the opinion delivered orally on July 21, 2003, and subsequently confirmed in writing on that date, of Merrill Lynch, Neuberger’s financial advisor, to the effect that, as of the date of such opinion and based upon and subject to the matters stated in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Neuberger common stock. The board of directors also considered the financial analyses performed by Merrill Lynch in connection with its opinion. See “—Opinion of Merrill Lynch.”

(h)      Terms of the Merger.     The Neuberger board of directors considered the terms and provisions of the merger agreement and related agreements, including the provision of the merger agreement permitting the Neuberger board of directors to receive unsolicited inquiries and proposals from, and, under certain circumstances, negotiate and give information to, third parties. The board of directors further considered that the maximum aggregate termination fee that could be realized by Lehman Brothers pursuant to the merger agreement was $95 million. Based on the advice of its legal and financial advisors, the board of directors concluded that this termination fee was within the range of fees payable in comparable transactions, that it would not in and of itself preclude alternative proposals and that the protection it afforded Lehman Brothers encouraged Lehman Brothers to submit its best possible offer. The board of directors, however, also considered that, under certain circumstances, Neuberger could be obligated to pay a termination fee even if Neuberger had not entered into an alternative transaction with another party. Neuberger’s legal and financial advisors advised the board of directors that there had been extensive negotiations with Lehman Brothers over both the amount of the fee and the circumstances under which the fee became payable. The board of directors further considered that Lehman Brothers had stated that it would not enter into a transaction that did not include the termination fee.

(i)      The Likelihood of Consummation of the Merger.     The Neuberger board of directors considered the likelihood of consummation of the merger, including the terms and conditions of the merger agreement and the conditions to the consummation of the merger.

(j)      Impact on Clients and Employees.     The Neuberger board of directors considered the impact of the merger on Neuberger’s clients and employees, including the compatibility of the firms’ cultures and Lehman Brothers’ intention of maintaining the Neuberger identity and brand and the manner in which Neuberger deals with its clients.

(k)      Integration of Neuberger into Lehman Brothers.     The Neuberger board of directors considered that, while the strengths of the two firms were complementary and afforded potential growth opportunities to the combined company, there was relatively little overlap between the two firms, which should make integrating their businesses easier.

The Neuberger board of directors also considered certain potentially negative factors in its deliberations concerning the merger, including, without limitation, the following:

(a)      The possibility that the merger would not be consummated following the execution of the merger agreement and the risks to the business of Neuberger if that were to occur, including the loss of clients and/or employees;

(b)      The possible disruption of Neuberger’s business pending completion of the merger, including the risk of losing clients and key employees;

(c)      The risk of whether the potential benefits sought in the merger will be fully realized and the risks associated with the integration by Lehman Brothers of Neuberger;

(d)      The risk that the amount of the merger consideration (both the cash portion and the Lehman Brothers common stock portion) will be adjusted downward in accordance with the terms of the merger agreement if the run-rate revenues from Neuberger’s Private Asset Management clients decline (excluding

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changes in revenues due to market fluctuations in the value of assets under management) to less than 85% of the level of such fees as of May 31, 2003; and

(e)      The risks associated with declines in the price of Lehman Brothers common stock prior to the completion of the merger that would cause the value of the consideration to be received by Neuberger’s stockholders to decline.

The Neuberger board of directors concluded that the benefits of the transaction to Neuberger and its stockholders outweighed the risks associated with the foregoing factors.

Opinion of Merrill Lynch

Merrill Lynch has acted as financial advisor to Neuberger in connection with the merger and has assisted the Neuberger board of directors in its examination of the fairness, from a financial point of view, of the merger consideration to be received by Neuberger’s stockholders.

On July 21, 2003, Merrill Lynch advised the board of directors of Neuberger that, based upon and subject to limitations of its analyses, as of such date, the merger consideration was fair, from a financial point of view, to the Neuberger stockholders.

The full text of Merrill Lynch’s opinion, which contains many of the assumptions Merrill Lynch made, the matters it considered and the limitations on the review it undertook in connection with its delivery of this opinion, is included in Annex B and is incorporated by reference into this proxy statement/prospectus. Merrill Lynch’s opinion is directed to the Neuberger board of directors and addresses only the fairness of the consideration from a financial point of view. It does not address any other aspect of the merger and does not constitute a recommendation to any Neuberger stockholder as to how that stockholder should vote at the Neuberger special meeting. The following summary of Merrill Lynch’s opinion set forth below is qualified in its entirety by reference to the full text of such opinion. Neuberger stockholders are urged to read the Merrill Lynch opinion carefully and in its entirety.

In connection with rendering its opinion, Merrill Lynch, among other things:

(1)	Reviewed certain publicly available business and financial information relating to Neuberger and Lehman Brothers that Merrill Lynch deemed to be relevant;

(2)
Reviewed certain information, including financial forecasts, relating to the business, earnings, assets, liabilities (on balance sheet and off balance sheet) and prospects of Neuberger and reviewed certain information, including earnings estimates (limited to discussions with management of Lehman Brothers regarding First Call earnings estimates and long term growth rates for Lehman Brothers), relating to the business, earnings and prospects of Lehman Brothers furnished to Merrill Lynch by Neuberger and Lehman Brothers;

(3)
Conducted discussions with members of senior management of Neuberger and Lehman Brothers concerning the matters described in clauses 1 and 2 above, as well as prospects before and after giving effect to the merger;

(4)
Reviewed the market prices and valuation multiples for Neuberger shares and Lehman Brothers shares and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

(5)	Reviewed the results of operations of Neuberger and Lehman Brothers and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

(6)	Compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

(7)	Participated in certain discussions and negotiations among representatives of Neuberger and Lehman Brothers and their financial and legal advisors;

(8)	Reviewed a draft of the merger agreement;

(9)	Reviewed a draft of the voting agreement; and

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(10)	Reviewed a draft of the amendment to the Neuberger stockholders agreement.

In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Neuberger or Lehman Brothers and it was not furnished with any such evaluation or appraisal, nor did Merrill Lynch evaluate the solvency or fair value of Neuberger or Lehman Brothers under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Neuberger or Lehman Brothers. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Neuberger, Merrill Lynch assumed that they were reasonably prepared and reflected, at that time, the best available estimates and judgment of Neuberger’s management as to the expected future financial performance of Neuberger. Lehman Brothers did not make available to Merrill Lynch Lehman Brothers’ projections of its future expected financial performance. Lehman Brothers, however, provided information to Merrill Lynch regarding earnings estimates, although Merrill Lynch’s review of Lehman Brothers’ earnings estimates was limited to discussions with management of Lehman Brothers regarding First Call earnings estimates and long term growth rates for Lehman Brothers. Merrill Lynch assumed that such information provided by Lehman Brothers reflected, at that time, the best available estimates and judgment of Lehman Brothers’ management as to the expected future financial performance of Lehman Brothers. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft that it reviewed.

Merrill Lynch’s opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

In connection with the preparation of its opinion, Merrill Lynch was not authorized by Neuberger or Neuberger’s board of directors to solicit, nor did Merrill Lynch solicit, third party indications of interest for the acquisition of all or any part of Neuberger.

Merrill Lynch made a presentation to Neuberger’s board of directors on July 21, 2003 with respect to certain financial and comparative analyses performed by Merrill Lynch in evaluating the fairness of the merger consideration, which analyses also provided in substantial part the basis for Merrill Lynch’s opinion. The following is a summary of the material financial analyses furnished by Merrill Lynch to Neuberger’s board of directors. However, it does not purport to be a complete description of the analyses performed by Merrill Lynch or of its presentations to Neuberger’s board of directors. The following summary includes information presented in tabular format. In order to understand fully the financial analyses used by Merrill Lynch, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to July 21, 2003 and is not necessarily indicative of current or future market conditions.

The presentation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. No company, business or transaction used in those analyses as a comparison is identical to Neuberger or the merger, nor is an evaluation of the results of those analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the transactions, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in those analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual or predictive of future results or values, which may be significantly more or less favorable than those suggested by those analyses. In addition, analyses relating to the value of businesses or securities are not appraisals and may not reflect the prices at

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which businesses, companies or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

In arriving at its opinion, Merrill Lynch made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and its opinion. In its analyses, Merrill Lynch made numerous assumptions with respect to Neuberger, Lehman Brothers, industry performance and regulatory environment, general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of Neuberger and involve the application of complex methodologies and educated judgment.

The following is a summary of each of the material financial analyses performed by Merrill Lynch in connection with its opinion dated July 21, 2003.

Calculation of Merger Consideration.     Merrill Lynch reviewed the implied value of the merger consideration per share, in the form of $9.49 of cash and a fraction of a share of Lehman Brothers common stock equal to the exchange ratio, at three different levels: 1) based on Lehman Brothers’ closing stock price of $65.18 on July 18, 2003, which indicated an implied equity value for Neuberger of $41.82 per common share, 2) at an equity value for Neuberger of $40.00 which marks the threshold for Neuberger’s right to terminate the merger agreement, and 3) at an equity value for Neuberger of $37.50 which applies the maximum purchase price adjustment of negative 6.25% to Neuberger’s walk-away price of $40.00 (this assumes Neuberger only delivers 80% of the defined run-rate revenues of its Private Asset Management clients at the time the transaction closes as contemplated by the provisions of the merger agreement). The range of per share consideration from $37.50 to $41.82 implies a range of total equity consideration from $2,658 million to $2,971 million, which includes value attributed to primary shares, restricted shares, and the intrinsic value of “in-the-money” options. The total equity value range of $2,658 million to $2,971 million implies an enterprise value range of $2,508 to $2,821, which excludes the value of net cash (total cash net of debt as well as amounts estimated by Merrill Lynch for working capital and contingent liabilities).

Merrill Lynch analyzed the three levels of potential merger consideration relative to several of Neuberger’s financial statistics, including: last twelve months revenues (LTM Revenues), last twelve months earnings before interest, tax, depreciation and amortization (LTM EBITDA), assets under management (AUM), last twelve months earnings (LTM Earnings), 2003 estimate of earnings from both First Call and Neuberger’s management, and 2004 estimate of earnings from both First Call and Neuberger’s management. Neuberger historical financials are as of March 31, 2003.

	Neuberger Potential Merger Consideration per Share

	$37.50		$40.00		$41.82

Ratio of Enterprise Value to(1):
LTM Revenues	4.3	x	4.6	x	4.9	x
LTM EBITDA	12.3	x	13.2	x	13.9	x
AUM	4.5%		4.8%		5.0%

Ratio of Equity Value to:
LTM Earnings	23.6	x	25.2	x	26.3	x
2003 E EPS – First Call	23.4	x	25.0	x	26.1	x
2003 E EPS – Management	22.2	x	23.6	x	24.7	x
2004 E EPS – First Call	18.8	x	20.0	x	20.9	x
2004 E EPS – Management	17.7	x	18.9	x	19.7	x

(1)	Enterprise value is defined as equity value less net cash (total cash net of debt as well as amounts estimated by Merrill Lynch for working capital and contingent liabilities).

Merrill Lynch also compared the three levels of potential merger consideration to the historical trading prices for the Neuberger common stock and calculated the premium or discount of the potential merger consideration relative to such trading prices.

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		Neuberger Potential Merger Consideration per Share
	Market
Merger Consideration Compared to:	Price	$37.50	$40.00	$41.82

Price as of 6/24/03(1)	$34.43	8.9%	16.2%	21.5%
52 Week High as of 6/24/03	$37.70	(0.5%)	6.1%	10.9%
30 Day Average as of 6/24/03	$34.18	9.7%	17.0%	22.3%
90 Day Average as of 6/24/03	$31.48	19.1%	27.1%	32.8%

(1)	Undisturbed market price prior to public reports of possible transaction (Financial Times and Wall Street Journal) on June 25, 2003.

Summary of Valuation Analysis.     Merrill Lynch assessed the fair value of Neuberger using several methodologies, including a comparable company trading analysis using valuation multiples from selected publicly traded asset management companies, a comparable transaction analysis using valuation multiples from selected asset management transactions and two discounted cash flow analyses, one assuming Neuberger in the context of a transaction, including the benefit of synergies, and one assuming Neuberger as a stand alone entity. Each of these methodologies was used to generate imputed valuation ranges which were then compared to the three levels of potential merger consideration, as discussed above. These ranges were compared to the potential transaction values between $37.50 and $41.82. The following table shows the ranges of imputed valuation per share of Neuberger common stock derived under each of these methodologies. The table should be read together with the more detailed summary of each of these valuation analyses as set forth below.

	Imputed Valuation

Valuation Methodology	Low	High

Comparable Company Analysis(1)	$32.74	$37.88
Comparable Transaction Analysis(1)	$32.76	$37.74
Acquisition Mode Discounted Cash-flow Analysis	$37.54	$47.01
Standalone Discounted Cash-flow Analysis	$33.68	$42.02

Potential Transaction Values	Imputed Value of Merger Consideration

Imputed value of merger consideration based upon a $65.18 reference price (the closing price of Lehman Brothers common stock on July 18, 2003)	$41.82
Imputed value of merger consideration assuming a $61.51 reference price and assuming the maximum purchase price reduction to the merger consideration(2)	$37.50

(1)
The imputed valuations for the comparable company analysis and the comparable transaction analysis were calculated by multiplying Neuberger’s relevant financial information by the corresponding comparable median multiple.

(2)	$61.51 is the lowest reference price that would not trigger Neuberger’s walk-away right.

Neuberger Comparable Company Analysis.     Merrill Lynch reviewed certain publicly available financial, operating and stock market information for Neuberger and ten other publicly traded asset management companies (Franklin Resources Inc., Alliance Capital Management Holdings L.P., T. Rowe Price Group Inc., Janus Capital Group Inc., Federated Investors Inc., BlackRock Inc., Nuveen Investments Inc., Eaton Vance Corp., Waddell & Reed Financial Inc. and Gabelli Asset Management Inc.), which we refer to in this section as the “comparable companies.” Merrill Lynch considered these companies to be reasonably similar to Neuberger, but noted that none of these companies has the same management, makeup, size, mix of assets under management (among high net worth asset management, institutional asset management and mutual fund asset management), prospects or combination of businesses as Neuberger. Neuberger derives a majority of its earnings from its high margin, high net worth asset management business.

For each of the comparable companies, Merrill Lynch calculated and compared, among other things, the ratio of the closing stock price on July 18, 2003 to: last quarter annualized earnings before interest, tax,

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depreciation and amortization (LQA EBITDA), estimated 2003 earnings per share (using First Call consensus), and estimated 2004 earnings per share (using First Call consensus). Merrill Lynch compared these statistics with those of Neuberger at the three levels of potential merger consideration. Neuberger historical financials are as of March 31, 2003.

	Comparable Companies			Neuberger Potential Merger Consideration per Share

Ratio of Price to:	Low	Median	High	$37.50	$40.00	$41.82

LQA EBITDA	11.3x	13.5x	17.4x	15.0x	16.1x	16.9x
2003 E EPS — First Call	16.8x	21.1x	25.8x	23.4x	25.0x	26.1x
2003 E EPS — Management				22.2x	23.6x	24.7x
2004 E EPS — First Call	14.6x	17.9x	21.4x	18.8x	20.0x	20.9x
2004 E EPS — Management				17.7x	18.9x	19.7x

By multiplying Neuberger’s LQA EBITDA per share, 2003 estimated earnings per share and 2004 estimated earnings per share by the corresponding comparable companies’ median multiples, Merrill Lynch derived a range of imputed valuation for Neuberger of $32.74 to $37.88.

Analysis of Selected Merger and Acquisition Transactions.     Merrill Lynch analyzed certain publicly available information for seven merger and acquisition transactions in the asset management business with values in excess of $1.0 billion and involving U.S. based acquired companies since 1999. The precedent transactions reviewed were: Alliance Capital/Bernstein, Allianz AG Holdings/PIMCO, Charles Schwab/U.S. Trust, Deutsche Bank/Zurich Scudder, Old Mutual/UAM, Caisse des Depots/Nvest and UniCredito Italiano/Pioneer Group. In each case, the first named company represents the acquiring company in the transaction (comparable to Lehman Brothers in the merger) and the second named company represents the acquired company in the transaction (comparable to Neuberger in the merger). Merrill Lynch considered the precedent transactions to be reasonably similar to the merger, but none of these transactions is identical to the merger and neither the acquiring companies nor acquired companies have the same management, makeup, size, mix of assets under management (among high net worth asset management, institutional asset management and mutual fund asset management), prospects or combination of businesses as either Lehman Brothers or Neuberger, respectively. Neuberger derives a majority of its earnings from its high margin, high net worth asset management business.

For each of the precedent transactions, Merrill Lynch derived, among other things, 1) the ratio of the estimated enterprise value to last twelve months earnings before interest, tax, depreciation and amortization (LTM EBITDA) and 2) the ratio of the estimated equity value of the acquired company to: a) last twelve months earnings (LTM Earnings) and b) estimated earnings for the acquired company’s next fiscal year (Forward Earnings). The following table sets forth the results of these calculations and compares them to the three potential levels of merger consideration to Neuberger stockholders.

	Comparable Transactions			Neuberger Potential Merger Consideration per Share

	Low	Median	High	$37.50	$40.00	$41.82

Ratio of Enterprise Value to(1):
LTM EBITDA	7.2x	11.4x	18.0x	12.3x	13.2x	13.9x

Ratio of Equity Value to:
LTM Earnings	16.5x	21.1x	40.3x	23.6x	25.2x	26.3x
Forward Earnings(2)	19.2x	22.3x	38.1x	23.4x	25.0x	26.1x
Forward Earnings (Management)				22.2x	23.6x	24.7x

(1)	For Neuberger, enterprise value is defined as equity value less net cash (total cash net of debt as well as amounts estimated by Merrill Lynch for working capital and contingent liabilities).
(2)	Neuberger forward earnings based on First Call consensus estimate for 2003.

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By multiplying Neuberger’s LTM EBITDA, LTM earnings and forward earnings with the corresponding comparable transaction median multiples, Merrill Lynch derived a range of imputed valuation for Neuberger of $32.76 to $37.74.

Neuberger Discounted Cash Flow Analysis.     Merrill Lynch performed a discounted cash flow analysis pursuant to which the value of Neuberger common stock was estimated by calculating the estimated present value of the future stream of the free cash flows of Neuberger in the context of a transaction from June 30, 2003 until December 31, 2008 in addition to the estimated present value of the terminal value of Neuberger at December 31, 2008. Merrill Lynch utilized management’s estimates for 2003 and 2004 earnings and then assumed certain long-term growth rates thereafter. For the purposes of such analysis, Merrill Lynch utilized discount rates ranging from 13% to 15%, terminal multiples of forward earnings ranging from 16x to 19x and earnings growth rates ranging from 10% to 12%. To factor in the impact of the transaction, cash flows were increased for synergies related to a transaction and decreased for both the cost of a stay pool which will be paid to employees in the context of a transaction and a restructuring charge related to the transaction. Based on this analysis, Merrill Lynch derived an implied value per share for Neuberger of $37.54 to $47.01.

Merrill Lynch also performed a stand alone discounted cash-flow analysis which utilized all of the assumptions discussed in the previous paragraph, except that Neuberger’s free cash flow did not include the impact of the transaction (synergies, stay pool and restructuring charge). From this analysis, Merrill Lynch derived an implied value per share for Neuberger of $33.68 to $42.02.

Summary of Merrill Lynch’s Analysis of Lehman Brothers.     Because Lehman Brothers’ common stock will comprise a significant amount of the transaction consideration, Merrill Lynch held discussions with Lehman Brothers’ management as described in Merrill Lynch’s fairness opinion, compared Lehman Brothers trading and operating performance to its peers and conducted a discounted cash flow analysis to assess the theoretical valuation of Lehman Brothers’ common stock. Based on these analyses, as detailed below, Merrill Lynch did not identify any reason that Lehman Brothers was not reasonably valued and Merrill Lynch concluded that the price for Lehman Brothers common stock was in the range of possible values for Lehman Brothers.

Lehman Brothers Comparable Company Analysis.     Merrill Lynch reviewed certain publicly available financial, operating and stock market information for Lehman Brothers and four publicly traded broker/dealer companies (Morgan Stanley, Merrill Lynch & Co., Goldman Sachs Group Inc. and Bear Stearns Cos.), which we refer to in this section as the “comparable companies.” Merrill Lynch considered these companies to be reasonably similar to Lehman Brothers, but noted that none of these companies has the same management, makeup, size, prospects or combination of businesses as Lehman Brothers.

For each of the comparable companies, Merrill Lynch calculated and compared, among other things, the ratio of the closing stock price on July 18, 2003 to: 2003 estimated EPS, 2004 estimated EPS, book value and tangible book value. Merrill Lynch also considered the estimated long-term growth rates and dividend yields for these companies.

Comparable Companies
Lehman
	Low	Median	High	Brothers

Ratio of Price to:
2003 E EPS — First Call	9.9x	16.6x	18.2x	12.4x
2004 E EPS — First Call	11.4x	15.1x	16.7x	13.0x
Book Value	1.68x	2.15x	2.28x	1.86x
Tangible Book Value	1.74x	2.52x	2.91x	1.91x

Other Statistics:
Long Term Growth Rate — First Call	10.0%	12.5%	13.0%	12.0%
Dividend Yield	1.14%	1.18%	1.96%	0.74%

Lehman Brothers currently trades at a discount to the median valuation multiples of comparable companies relative to earnings, book value and tangible book value. This is consistent with Lehman Brothers’ historical performance when viewing the five-year average of these statistics.

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Lehman Brothers Discounted Dividend Analysis.     Merrill Lynch performed a discounted dividend analysis pursuant to which the value of Lehman Brothers common stock was estimated by calculating the present value of the stream of dividends that Lehman Brothers can pay over the next five and a half years while maintaining its current ratio of tangible equity to tangible assets. In addition, Merrill Lynch calculated the present value of the terminal value of Lehman Brothers at December 31, 2008. For the purposes of such analysis, Merrill Lynch utilized discount rates ranging from 13% to 15%, terminal multiples of forward earnings ranging from 13x to 15x and earnings growth rates ranging from 8% to 12%. Based on this analysis, Merrill Lynch derived an implied value per share for Lehman Brothers of $58.94 to $75.92.

Other Factors.     Merrill Lynch is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The Neuberger board selected Merrill Lynch as its financial advisor because of Merrill Lynch’s experience, expertise and familiarity with Neuberger and its business.

Neuberger has agreed to pay Merrill Lynch a fee of approximately $10,000,000 for its financial advisory services in connection with the transaction, payable as follows: 1) $1,500,000 upon the signing of a definitive agreement and 2) $8,500,000 payable upon the closing of the transaction. Neuberger has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of legal counsel, and to indemnify Merrill Lynch against liabilities arising out of the business combination contemplated by the engagement letter.

In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt, equity linked and equity securities of Neuberger and the debt, equity linked and equity securities of Lehman Brothers for their own accounts and for the accounts of customers. Accordingly, Merrill Lynch and its affiliates may at any time hold a long or short position in those securities.

Lehman Brothers’ Reasons for the Merger

Lehman Brothers’ board of directors, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, considered favorably the following factors:

(a) Increased Scale in Private Wealth and Asset Management Businesses.     This transaction should help Lehman Brothers to achieve critical mass in its private wealth and asset management businesses, and in particular obtain significant additional assets of high net worth investors to manage. In that connection, Lehman Brothers’ total client assets under management will increase to over $100 billion.

(b) Enhance Revenue Diversification and Decrease Earnings Volatility.     The transaction is expected to enhance Lehman Brothers’ revenue diversification and decrease earnings volatility through the addition of a relatively stable fee-based revenue stream, raising from 13% to 21% the percentage of its revenues derived from its Client Services business, on a pro forma basis for 2002.

(c) Good Cultural Fit.     There is a good cultural fit between Lehman Brothers and Neuberger. This cultural fit will help limit execution risk.

(d) Synergies.     The potential $100 million of anticipated revenue and cost synergies of the combined business led Lehman Brothers to believe the merger will be slightly dilutive to Lehman Brothers’ earnings per share in 2004 and approximately breakeven by 2005.

(e) Terms and Conditions of the Merger Agreement and Related Agreement.     Lehman Brothers also considered favorably the terms and conditions of the merger agreement and the agreements contemplated by the merger agreement, including the form and amount of the consideration and the representations, warranties, covenants, conditions to closing and termination rights contained in those agreements.

In view of the number and wide variety of factors considered in connection with its evaluation of the merger, Lehman Brothers’ board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination.

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Interests of Certain Persons in the Merger

The executive officers and members of the board of directors of Neuberger have certain interests in the merger agreement and the merger that are different from and in addition to your interests as a stockholder. These interests exist based on employment agreements that were entered into by certain of these individuals in connection with the merger agreement and the merger (which, in certain cases, also modify existing noncompetition restrictions), the vesting of stock option awards held by these individuals, the grant of new stock options and stock-based retention bonus awards following the consummation of the merger. The board of directors of Neuberger was aware of and considered these interests when it considered and approved the merger agreement and the merger.

Employment Agreements.     On July 21, 2003, Jeffrey B. Lane, Neuberger’s President and Chief Executive Officer, entered into a new employment agreement with Lehman Brothers Inc., and Robert Matza, Neuberger’s Chief Operating Officer, entered into a new employment agreement with Neuberger. Mr. Lane and Mr. Matza having entered into these agreements is a condition to the obligation of Lehman Brothers to consummate the merger. These agreements will be effective as of the consummation of the merger and will supersede their existing employment agreements with Neuberger.

Jeffrey Lane – Mr. Lane’s employment agreement has a term of five years, starting from the consummation of the merger. Under the employment agreement, Mr. Lane will serve as a Vice-Chairman of Lehman Brothers Inc., Chairman of Neuberger, and Chairman of the Wealth Asset Management Division of Lehman Brothers Inc., and will report directly to the Chief Executive Officer of Lehman Brothers. Mr. Lane will also be a member of the Office of the Chairman of Lehman Brothers. Under the employment agreement, Mr. Lane will receive an annual base salary of $450,000. For each of the five fiscal years ending during the 5-year term of the employment agreement, Mr. Lane will also receive a guaranteed bonus of at least $3,050,000, which may be payable in the form of contingent stock-based awards on terms applicable to similarly situated executives of Lehman Brothers Inc. and its subsidiaries. The agreement also provides Mr. Lane with the grant of an option to purchase 500,000 shares of Lehman Brothers common stock. The option will have a per share exercise price equal to the closing price of Lehman Brothers common stock on the date of grant (the consummation of the merger), and will vest and become exercisable as to 20% of the shares of stock subject to the option on each of the first four anniversaries of the date of grant and on the date six months prior to the end of the option’s term. The option will have a term of five years from the date of grant. The agreement also provides Mr. Lane with standard medical and other employee benefits available to other senior executives of Lehman Brothers Inc., and participation in a special nonqualified supplemental retirement benefit plan which, upon satisfaction of certain service requirements, will provide Mr. Lane and/or his spouse with an annual retirement benefit of $250,000 per year for 25 years following his termination of employment (generally, other than for Cause (as such term is defined in the employment agreement) by Lehman Brothers Inc.). Mr. Lane will also be entitled to a “gross-up” payment to cover excise taxes (and income taxes on any such gross-up payment) to the extent that any payment or benefit provided to Mr. Lane (including any acceleration of option vesting in connection with the merger), whether under the employment agreement or otherwise, is deemed an “excess parachute payment” under the golden parachute rules of section 280G of the Internal Revenue Code. If such an excise tax is imposed, neither the gross-up payment nor any amount of the “excess parachute payment” that is greater than Mr. Lane’s prior average annual reportable compensation for the five calendar years preceding the year in which the merger occurs would be tax deductible as a compensation expense by Lehman Brothers Inc. or Neuberger.

If Mr. Lane’s employment is terminated by Lehman Brothers Inc. without Cause or by him for Good Reason (each term as defined in the employment agreement) during the 5-year term of his employment agreement, he will be entitled to

•	continued payment, in all cash, of his base salary and guaranteed bonus, and

•	continued coverage under Lehman Brothers Inc. medical benefit plans (subject to standard employee co-payments) for the remainder of such 5-year term.

In addition, upon either such termination, or upon termination by reason of Mr. Lane’s death or disability, the option granted under the employment agreement will become fully vested and subject to

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continued exercisability during the remainder of the 5-year option term. In the event of any other termination of employment, the option shall terminate and not continue to be exercisable.

Mr. Lane’s employment agreement also provides that he will be subject to noncompetition and nonsolicitation covenants, while employed under his employment agreement and, generally, for three years thereafter upon any termination under the employment agreement. However, if Mr. Lane’s employment is terminated by Lehman Brothers Inc. without Cause or by Mr. Lane for Good Reason (each term, as defined in the employment agreement), the noncompetition and nonsolicitation restriction period will end on the earliest of

•	the third anniversary of the date of his termination, and

•	either

(1)	the fifth anniversary of the closing date of the merger or

(2)
the sixth anniversary of the closing date of the merger, if Lehman Brothers Inc. elects in its discretion to extend the noncompetition and nonsolicitation restriction period beyond such fifth anniversary, in which case Lehman Brothers Inc. will be required to pay Mr. Lane one-twelfth of his guaranteed annual compensation for each month that the noncompetition and nonsolicitation period is so extended (up to the sixth anniversary of the closing date of the merger).

These noncompetition restrictions supersede the noncompetitive restrictions under the Noncompetition Agreement with Neuberger to which Mr. Lane is currently subject. The material differences between the restrictive covenants in the new employment agreement and Mr. Lane’s existing noncompetition agreement are that

•
under the existing agreement, if Mr. Lane’s employment is terminated without Cause (as defined in that agreement) by Neuberger at any time, then the 3-year post-termination noncompetition covenant in that agreement would cease to apply, and

•	the new employment agreement contains new restrictive covenants relating to

(1)	the solicitation of clients, certain prospective clients and certain financial intermediaries, and of employees of Lehman Brothers and

(2)	claiming as one’s own the investment performance records of certain mutual funds or client accounts.

Robert Matza – Mr. Matza’s employment agreement with Neuberger (to be assumed by operation of law by the Lehman Brothers’ subsidiary as the successor entity to Neuberger) also has a term of five years, starting from the date of the consummation of the merger. Under the employment agreement, Mr. Matza will serve as President and Chief Operating Officer of Neuberger, reporting directly and jointly to Mr. Lane and the head of Lehman Brothers Inc.’s Wealth Asset Management Division. Mr. Matza will also serve as a Managing Director of Lehman Brothers Inc. Under the employment agreement, Mr. Matza will receive an annual base salary of $250,000. For each of the five fiscal years ending during the 5-year term of the employment agreement, Mr. Matza will receive a guaranteed bonus of at least $2,750,000, which may be payable in the form of contingent stock-based awards on terms applicable to similarly situated executives of Lehman Brothers Inc. and its subsidiaries. The agreement also provides Mr. Matza with the grant of an option to purchase 300,000 shares of Lehman Brothers common stock. This option will have the same general terms and conditions as the option granted under Mr. Lane’s employment agreement. The agreement also provides for standard medical and other employee benefits available to other senior executives of Neuberger. Mr. Matza is also entitled to receive a gross-up payment to cover any excise taxes (and income taxes on any such gross-up payment) under the same circumstances and on the same terms as Mr. Lane is entitled to receive such a payment, with the same tax consequences to Lehman Brothers Inc. and Neuberger, all as described in the summary of Mr. Lane’s employment agreement above.

In the event that Mr. Matza’s employment is terminated by Neuberger without Cause or by him for Good Reason (each term as defined in the employment agreement) during the 5-year term of his employment agreement, he will be entitled to

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•	continued payment, in all cash, of his base salary and guaranteed bonus and

•	continued coverage under Neuberger medical benefits plans (subject to standard employee co-payments) for the remainder of that 5-year term.

In addition, upon either such termination, or upon termination by reason of Mr. Lane’s death or disability, the option granted under the employment agreement will become fully vested and subject to continued exercisability during the remainder of the 5-year option term. In the event of any other termination of employment, the option shall terminate and not continue to be exercisable.

Mr. Matza’s employment agreement also provides that he will be subject to noncompetition and nonsolicitation covenants, while employed under his employment agreement and, generally, for three years thereafter upon any termination under the employment agreement. However, if Mr. Matza’s employment is terminated without Cause by Neuberger or for Good Reason (each term as defined in the employment agreement) by Mr. Matza under the employment agreement, the noncompetition restrictions will cease to apply. These noncompetition restrictions supersede the noncompetitive restrictions under the Noncompetition Agreement with Neuberger to which Mr. Matza is currently subject. The material differences between the restrictive covenants in the new employment agreement and Mr. Matza’s existing noncompetition agreement are that

•
the noncompetition covenant in the new employment agreement will cease to apply if Mr. Matza’s employment is terminated without Cause (as defined in that agreement) by Neuberger, if he quits for Good Reason (as defined in that agreement) or if the 5-year term of his new employment agreement expires pursuant to its terms, whereas under the existing noncompetition agreement, the 3-year post-termination noncompetition covenant contained in that agreement would only cease to apply upon termination of employment without Cause (as defined in that agreement) at any time, and

•	the new employment agreement contains new restrictive covenants relating to

•	the solicitation of clients, certain prospective clients and certain financial intermediaries, and of employees of Lehman Brothers, and

•	claiming as one’s own the investment performance records of certain mutual funds or client accounts.

Other Employees.     It is a condition to Lehman Brothers’ obligation to close the merger that eight out of a possible eleven portfolio managers (none of which are executive officers) of Neuberger will have entered into at-will employment agreements, which provide for, among other things, certain annual compensation guarantees and the form (part cash, part Lehman Brothers common stock) this compensation is to take. These employment agreements also provide for a retention bonus award granted to each executive pursuant to the retention bonus pool program (described below), and bind these employees to an eighteen month noncompetition and nonsolicitation covenant, to the extent these employees are not previously subject to any such restrictions. As of the date of this proxy statement/prospectus, the eight required agreements have been executed.

Option Vesting; Conversion Of Options And Restricted Stock.     As of the consummation of the merger, all outstanding employee and director stock options under the 1999 Neuberger Berman Inc. Long-Term Incentive Plan and the 1999 Neuberger Berman Inc. Director Stock Incentive Plan, which plans we refer to in this section as the “stock plans,” will become fully vested and will be converted into options to acquire shares of Lehman Brothers common stock based on the option conversion formula stated in the merger agreement. These resulting Lehman Brothers options will have the same general terms and conditions as the Neuberger options from which they were converted, except that, pursuant to the amendment provisions of the stock plans, the resulting Lehman Brothers options will not have the “option reload” feature currently provided for by the stock plans. The “option reload” feature in the stock plans provides for the automatic grant of new Neuberger options to holders of Neuberger options who chose to exercise their outstanding Neuberger options with shares of Neuberger common stock. As of the record date, the executive officers and directors of Neuberger held in the aggregate outstanding options to purchase 2,642,068 shares of Neuberger

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common stock. Of these, options to purchase 1,953,863 shares of Neuberger common stock were unvested as of the record date and will vest in full upon the consummation of the merger.

Any outstanding shares of restricted Neuberger common stock held by employees and directors that were granted under the stock plans will be converted into the merger consideration payable part in cash and part in Lehman Brothers common stock as described in “The Merger Agreement—Merger Consideration,” and will continue to vest pursuant to the same vesting schedules that applied to the shares of restricted Neuberger common stock in respect of which the employees and directors receive their merger consideration. Because the cash portion of the merger consideration will be subject to these vesting provisions, employees and directors will earn interest on this cash portion, at an annual rate equal to the one-year U.S. Treasury bill rate in effect on the date of the merger and each anniversary of that date.

Additional Lehman Brothers Option Awards.     As of the consummation of the merger, new Lehman Brothers options covering an aggregate of up to 400,000 shares of Lehman Brothers common stock will be granted to employees who held options on Neuberger common stock having an “option reload” feature immediately prior to the consummation of the merger. The per share exercise price on those new options will be equal to the closing trading price of a share of Lehman Brothers common stock on the date of grant (i.e., the closing date of the merger). These new Lehman Brothers options will generally have the same terms and conditions as the Neuberger options (except that these new options will not have an “option reload” feature) and will be fully vested at the time of grant and will be allocated among these employees as mutually determined by Lehman Brothers and Neuberger. Of the expected 400,000 shares of Lehman Brothers common stock subject to new Lehman Brothers options, as of the date of this proxy statement/prospectus, the executive officers and directors of Neuberger would receive new options covering an aggregate of approximately 207,102 shares of Lehman Brothers common stock. These new Lehman Brothers options will be allocated to Neuberger employees based on the calculated value of their respective Lehman Brothers options received in the merger as described in “—Option Vesting; Conversion of Options and Restricted Stock.” This allocation of the shares of Lehman Brothers common stock subject to the new Lehman Brothers options to be granted to each employee as described in this paragraph (and the aggregate of 400,000 shares of Lehman Brothers common stock available for grants as described in this paragraph) will, however, be reduced to take into account the value of any “reload options” issued to each Neuberger employee in respect of Neuberger options exercised by that employee after the signing of the merger agreement and prior to the merger.

Retention Bonus Pool Program.     Upon the consummation of the merger, Neuberger will establish a retention bonus pool program for approximately 85 executives and key employees of Neuberger (which group will not include Messrs. Lane or Matza) having an aggregate bonus pool of $120 million, payable in the form of Lehman Brothers restricted common stock units. These restricted stock unit awards will vest at the rate of 20% per year, so long as the recipients remain employed with Neuberger (subject to continued vesting upon certain terminations of employment), beginning on the first anniversary of the consummation of the merger. Certain groups of recipients of these bonus pool awards will be subject to certain restrictions relating to confidentiality and nonsolicitation of clients, prospective clients and Neuberger employees, during their employment and, depending on the recipients, for up to twelve or eighteen months thereafter, including those recipients who enter into employment agreements as described above in “—Other Employees.” The aggregate amount to be awarded under the retention bonus pool program to the executive officers of Neuberger has not been finally determined but will not be greater than $7 million.

Amended Neuberger Stockholders Agreement.     In addition to the foregoing, the Neuberger stockholders who are party to the Neuberger stockholders agreement, including several directors and executive officers of Neuberger, will be subject to the terms of the stockholders agreement, as those terms are being modified by the amendment described in “—Amendment to Neuberger Stockholders Agreement.”

Continued Director and Officer Indemnification.     As of the consummation of the merger and thereafter, Neuberger will continue to indemnify the existing and former directors and officers of Neuberger in accordance with the indemnification provisions contained in the charter documents of Neuberger for any liabilities incurred in connection with any claim arising out of or pertaining to matters existing or occurring at or prior to the consummation of the merger, including the transactions contemplated by the merger

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agreement. In addition, Neuberger will continue to maintain for a period of six years following the merger (a) the same provisions regarding the elimination of liability of directors and the indemnification of officers and directors contained in its charter documents and (b) the current, or equivalent, directors’ and officers’ liability insurance and fiduciary liability insurance policies, subject to a cap on the increase in annual premiums of 200% over the current annual premium cost, in each case for claims arising from facts or events that occurred on or prior to the consummation of the merger.

Manner and Procedure for Exchanging Shares of Neuberger Common Stock; No Fractional Shares

Surrender of Certificates.     As promptly as practicable following the effective time of the merger, the exchange agent will mail to each record holder of Neuberger common stock (a) a letter of transmittal and (b) instructions for surrendering certificates formerly representing Neuberger common stock in exchange for cash and a certificate or certificates representing Lehman Brothers common stock, into which the Neuberger common stock will be converted pursuant to the merger. After receipt of such forms, holders of Neuberger common stock will be able to surrender such certificates to the exchange agent, and each such holder will receive in exchange therefor the cash to which such holder is entitled, certificates evidencing the number of whole shares of Lehman Brothers common stock to which such holder is entitled, and any cash which may be payable in lieu of a fractional share of Lehman Brothers common stock. Neuberger stockholders should not send their certificates until they receive the transmittal form.

After the merger, each certificate that previously represented shares of Neuberger common stock will represent only the right to receive the cash and shares of Lehman Brothers common stock into which those shares of Neuberger common stock have been converted.

Lehman Brothers will not pay dividends to holders of Neuberger stock certificates in respect of the shares of Lehman Brothers common stock into which the Lehman Brothers shares represented by those certificates have been converted until the Neuberger stock certificates are surrendered to the exchange agent.

After the effective time, Neuberger will not register any further transfers of Neuberger shares. Any certificates evidencing Neuberger shares that are presented for registration after the effective time of the merger will be exchanged for the cash and certificates evidencing the number of whole shares of Lehman Brothers common stock to which they are entitled, and any cash which may be payable in lieu of a fractional share of Lehman Brothers common stock.

Voting Agreement

Concurrently with the execution of the merger agreement, Lehman Brothers executed a voting agreement with certain stockholders of Neuberger to facilitate the merger of Lehman Brothers and Neuberger. Those stockholders are executive officers and directors of Neuberger and their family affiliates. Pursuant to the voting agreement, and as further described below, those Neuberger stockholders have agreed to vote their shares in favor of the merger agreement and merger at the special meeting or, with respect to shares subject to the voting provisions of the Neuberger stockholder agreement, at the pre-meeting. As of the record date, the stockholders who are parties to the voting agreement held 7,272,078 shares obligated to vote at the pre-meeting, which is 32.1% of all shares entitled to vote at the pre- meeting. In addition, as of the record date, they held another 2,264,933 shares of Neuberger common stock representing approximately 3.2% of the voting power of Neuberger common stock, which are not subject to the voting provisions of the Neuberger stockholders agreement but which, pursuant to the voting agreement, they have agreed to vote in favor of the merger agreement and the merger at the special meeting.

Neuberger will hold a pre-meeting immediately prior to the special meeting of stockholders pursuant to the stockholders agreement, dated as of August 2, 1999, between Neuberger and certain former principals of Neuberger and their family affiliates. We refer to that agreement as the “Neuberger stockholders agreement.” As of the record date, Neuberger stockholders subject to the voting provisions of the Neuberger stockholders agreement held 22,687,185 shares of Neuberger common stock, representing approximately 32.4% of the voting power of Neuberger common stock, and are obligated to vote those shares at the pre-meeting. All stockholders subject to the voting provisions of the Neuberger stockholders agreement must vote in the special meeting as determined by a majority of the shares voting at the pre-meeting.

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Voting of Shares.     From July 21, 2003 until the termination of the voting agreement, each stockholder signatory to the voting agreement and subject to the voting provisions of the Neuberger stockholders agreement has agreed, subject to the terms and conditions of the voting agreement, to vote at any pre-meeting of the stockholders of Neuberger such stockholder’s shares (or cause to be voted any shares such stockholder controls) of Neuberger that are subject to the voting provisions of the Neuberger stockholders agreement

•	in favor of adoption of the merger agreement and approval of the terms thereof and of the merger and each of the other transactions contemplated thereby;

•
against any action or agreement that Lehman Brothers has provided such stockholder with advance written notice that is or would be reasonably likely to result in any conditions to Neuberger’s obligations under the merger agreement not being fulfilled or would result in or would reasonably be likely to result in a breach of any representation, warranty, covenant or agreement of Neuberger under the merger agreement;

•	against any competing acquisition proposal;

•	against any amendments to the certificate of incorporation or by-laws of Neuberger; and

•
against any other action or agreement that is intended, or would reasonably be expected to, impede, interfere with, delay or postpone the merger or the transactions contemplated thereby or change in any manner the voting rights of any class of stock of Neuberger.

Each stockholder signatory to the voting agreement has further agreed, subject to the terms and conditions of the voting agreement, to vote at any meeting of the stockholders of Neuberger any shares not subject to the Neuberger stockholders agreement that such stockholder owns (or cause to be voted any shares not subject to the Neuberger stockholders agreement that such stockholder controls) in the same manner described in the bullet points in the preceding paragraph.

Grant of Proxy.     In furtherance of the voting agreement, each stockholder signatory to the voting agreement has granted an irrevocable proxy (in respect of shares both subject to and not subject to the Neuberger stockholders agreement) to Lehman Brothers to vote such stockholder’s shares of Neuberger in the manner described in the bullet points above.

Transfer Restrictions.     Each stockholder signatory to the voting agreement has agreed that, except as specifically permitted by the voting agreement, following its execution and until its termination, such stockholder will not and will not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy to, deposit any shares subject to the voting agreement into a voting trust, enter into a voting trust agreement or create or permit to exist any additional security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on voting rights, charge or other encumbrance of any nature whatsoever with respect to the shares subject to the voting agreement.

Termination.     The voting agreement automatically terminates upon the first to occur of

•	the effective time of the merger;

•	the termination of the merger agreement; or

•
with respect to any stockholder signatory to the voting agreement, any amendment to the merger agreement that (1) is material and adverse to such stockholder and (2) is executed subsequent to the date of the voting agreement.

Amendment to Neuberger Stockholders Agreement

It is a condition to Lehman Brothers’ obligation to close the merger that Neuberger as well as the holders of a majority of the shares subject to that agreement approve an amendment to the Neuberger stockholders agreement. As of the date of this proxy statement/ prospectus, Neuberger and the holders of a majority of the shares subject to that agreement have approved that amendment. Upon closing, the amended Neuberger stockholders agreement will provide for restrictions on the transfer or sale of shares of Lehman Brothers common stock received by the Neuberger stockholders who are parties to the Neuberger

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stockholders agreement. For a Neuberger stockholder party to that agreement, the new transfer restrictions will generally affect a number of shares of Lehman Brothers common stock held by that Neuberger stockholder equal on a converted basis to the number of shares of Neuberger common stock of that stockholder that were subject to the current transfer restrictions of the Neuberger stockholders agreement. As amended, the transfer restrictions generally allow stockholders party to the Neuberger stockholders agreement to sell up to 10% per year of their shares of Lehman Brothers common stock subject to the agreement (plus any shares which were unrestricted but not sold in prior periods). The amendment eliminates a number of the existing transfer restrictions in the Neuberger stockholders agreement, including (a) a prohibition on the sale of transfer-restricted shares for three years following the date of termination of a principal’s employment with Neuberger and (b) a “floor” on sales of transfer-restricted shares equal to 30% of shares initially subject to the agreement until the end of the third year following the date of termination of a principal’s employment with Neuberger.

In addition, the amended stockholders agreement provides that nonsolicitation and non-disparagement provisions of the Neuberger stockholders agreement will apply for the benefit of Lehman Brothers after the closing of the merger.

The amendment to the Neuberger stockholders agreement will be effective upon consummation of the merger.

Neuberger LYONs

Neuberger has outstanding as of September 29, 2003, $166,235,000 in principal amount at maturity of Liquid Yield Option Notes due 2021 (Zero Coupon – Senior), which we refer to as the “LYONs.” Pursuant to the terms and conditions of the LYONs, for a period of 15 days before the anticipated closing of the merger until 15 days after the closing of the merger, each $1,000 principal amount at maturity of the LYONs are convertible into 13.8879 shares of Neuberger common stock, or an aggregate of approximately 2,308,655 shares of Neuberger common stock. LYONs converted after the closing date of the merger will be converted into the amount of cash and Lehman Brothers common stock which they would have been exchanged into if they had been converted into shares of Neuberger common stock immediately prior to the effective time of the merger. In addition, holders of LYONs will have the option to cause the surviving corporation of the merger to purchase their LYONs during a period following the closing of the merger at a purchase price calculated by a formula to include (a) initial issue price as set forth on the face of each LYON plus (b) the accrued original issue discount plus (c) any accrued and unpaid interest.

Governmental and Regulatory Approvals

U.S. Antitrust Filing.     Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the merger, may not be consummated unless certain waiting period requirements have expired or been terminated. On August 20, 2003, each of Lehman Brothers and Neuberger filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Justice Department and the FTC. The waiting period under the HSR Act expired on September 19, 2003. Although the waiting period has expired, at any time before the effective time of the merger, the Justice Department, the FTC or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the consummation of the merger, to rescind the merger, or to require the divestiture of certain assets of Lehman Brothers or Neuberger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Other Regulatory Approvals.     It is also a condition to the parties’ respective obligations to consummate the merger that all required approvals of the Office of the Comptroller of the Currency, which we refer to as the “OCC,” the Delaware State Banking Commissioner, which we refer to as the “Commissioner,” the New York Stock Exchange, Inc., which we refer to as the “NYSE,” and the NASD, Inc., which we refer to as the “NASD,” will have been obtained and will remain in full force and effect. See “The Merger Agreement— Conditions to the Merger.” These approvals are described in more detail below.

Lehman Brothers must receive the prior approval of the OCC for its indirect acquisition of Neuberger’s subsidiary, Neuberger Berman Trust Company, N.A. The OCC regulations require anyone seeking to acquire

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control of a national bank, including a national trust company, to provide the OCC with 60 days prior written notice of the change in control. To that end, Lehman Brothers provided such notice on August 8, 2003. Within 10 days of the notice filing, Lehman Brothers was required to publish an announcement in a newspaper where the trust company is located (New York), thus beginning a 20-day comment period. This pubic announcement was made by Lehman Brothers in the August 15, 2003 edition of The New York Times. The OCC is reviewing Lehman Brothers’ notice and may either disapprove the notice or issue a letter stating that it has decided not to disapprove a notice.

Lehman Brothers must receive prior approval of the Commissioner before acquiring control of Neuberger’s subsidiary, Neuberger & Berman Trust Company (Delaware). The Commissioner must be given 60 days prior written notice of the acquisition. To that end, Lehman Brothers provided such notice to the Commissioner on August 9, 2003. Once the Commissioner deems the application to be sufficient, Lehman Brothers must publish an announcement of the Commissioner’s acceptance of the sufficiency of the notice. Lehman Brothers made that announcement in the August 21, 2003 edition of the Wilmington News Journal. The Commissioner may either disapprove the notice or issue a letter stating that it has decided not to disapprove a notice.

Pursuant to the rules of the NYSE, Neuberger’s broker-dealer subsidiary, Neuberger Berman, LLC, and Lehman Brothers’ broker-dealer subsidiary, Lehman Brothers Inc., which are both members of the NYSE, must obtain the NYSE’s approval of the merger. During the NYSE’s review process, both broker-dealers must provide the NYSE with certain completed forms related to the merger and such other information as the NYSE may request. The merger may not be completed unless the required information has been submitted to, and approved by, the NYSE and certain waiting period requirements have been satisfied.

Pursuant to the rules of the NASD, Neuberger’s broker-dealer subsidiaries, Neuberger Berman, LLC and Neuberger Berman Management Inc., which are both members of the NASD, must obtain the NASD’s approval of the merger. During the NASD’s review process, these broker-dealers must provide the NASD with such information as it may request.

Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that we will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that would be detrimental to Lehman Brothers or Neuberger.

Merger Expenses, Fees and Costs

All expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party bearing such expenses, except that Lehman Brothers and Neuberger have agreed to share equally the costs of filing, printing and mailing Lehman Brothers’ registration statement on Form S-4 and this proxy statement/prospectus. The parties have agreed that in certain circumstances, however, Neuberger will pay Lehman Brothers’ expenses. See “The Merger Agreement—Termination and Other Fees” below.

Accounting Treatment

Lehman Brothers will account for the merger under the “purchase” method of accounting in accordance with generally accepted accounting principles. Therefore, the total merger consideration paid by Lehman Brothers, together with the direct costs of the merger, will be allocated to Neuberger’s tangible and intangible assets and liabilities based on their fair market values, with any excess being treated as goodwill. The assets, liabilities and results of operations of Neuberger will be consolidated into the assets, liabilities and results of operations of Lehman Brothers as of the closing date of the merger.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Neuberger will be merged with and into Ruby Acquisition Company (a wholly owned subsidiary of Lehman Brothers established to facilitate the acquisition of Neuberger), which is

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referred to in this proxy statement/prospectus as a “forward” merger. Ruby Acquisition Company will survive the merger as a wholly owned subsidiary of Lehman Brothers and will continue its corporate existence under Delaware law under the name “Neuberger Berman Inc.” However, upon the terms and subject to the conditions set forth in the merger agreement (including the receipt by Lehman Brothers and Neuberger of opinions from their respective counsel each to the effect that the merger will be a tax-free reorganization; see “The Merger Agreement—Conditions to the Merger”), Lehman Brothers has the right to revocably elect to “reverse” the merger with Ruby Acquisition Company, so that at the effective time of the merger, Ruby Acquisition Company will be merged with Neuberger, with Neuberger continuing its corporate existence under Delaware law as a wholly owned subsidiary of Lehman Brothers. The principal benefit of structuring the transaction as a “reverse” merger would be to avoid the potential for additional third party consents required in a “forward” merger. As Lehman Brothers will be the acquiring entity under generally accepted accounting principles, whether the merger is structured as a “forward” merger or a “reverse” merger between Neuberger and Ruby Acquisition Company will not affect the accounting for the merger. The assets of Neuberger (the acquired entity for accounting purposes) will be revalued to fair value and the assets of Ruby Acquisition Company/Lehman Brothers (the acquiring entity for accounting purposes) will remain at historical cost, irrespective of the legal form of the transaction. Your vote for the approval of the merger and the merger agreement constitutes approval of the merger, whether it is completed as a “forward” or “reverse” merger.

Material United States Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the merger to a stockholder of Neuberger who holds shares of Neuberger common stock as capital assets, which we refer to as a “holder.” The discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretation. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to a holder subject to special treatment under the Internal Revenue Code (including, but not limited to, banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, holders who dissent and exercise appraisal rights, and holders who are not U.S. persons (as defined in section 7701(a)(30) of the Internal Revenue Code) or who acquired shares of Neuberger common stock pursuant to the exercise of an employee stock option or otherwise as compensation). In addition, the discussion does not address the non-income tax or state, local or foreign tax consequences of the merger.

Assuming that the merger is completed according to the terms of the merger agreement and based upon facts, factual representations and assumptions contained in the representation letters provided by Lehman Brothers and Neuberger, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, it is the opinion of each of Simpson Thacher & Bartlett LLP, counsel to Lehman Brothers, and Willkie Farr & Gallagher LLP, counsel to Neuberger, that:

•	the merger will be treated as a reorganization within the meaning of section 368(a) of the Internal Revenue Code;

•	each of Lehman Brothers, Ruby Acquisition Company and Neuberger will be a party to the reorganization within the meaning of section 368(b) of the Internal Revenue Code;

•	no gain or loss will be recognized by Lehman Brothers, Ruby Acquisition Company or Neuberger by reason of the merger;

•	a holder will not recognize any gain or loss on the exchange of such holder’s Neuberger shares for Lehman Brothers shares in the merger. A holder will, however, recognize gain (but not loss) as a result of any cash received in exchange for such holder’s Neuberger shares equal to the lesser of:

•	the excess of the sum of cash and the fair market value of Lehman Brothers common stock received, over the holder’s adjusted tax basis in the shares of Neuberger common stock surrendered therefor, and

•	the amount of cash received by the holders;

•	the aggregate adjusted tax basis of Lehman Brothers common stock received by a holder pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of Neuberger common stock

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•	surrendered therefor, decreased by the cash received and increased by any recognized gain (whether capital gain or ordinary income); and

•	the holding period of Lehman Brothers common stock received by a holder pursuant to the merger will include the holding period of the shares of Neuberger common stock surrendered therefor.

Gain or loss must be calculated separately for each identifiable block of Neuberger shares surrendered in the exchange, and a loss realized on one block of shares of Neuberger common stock cannot be used to offset a gain recognized on another block of shares of Neuberger common stock. Any such recognized gain generally will be a long-term capital gain if the holder’s holding period with respect to the stock is more than one year, and otherwise will be a short-term capital gain. If, however, the cash received has the effect of the distribution of a dividend, as discussed below, the gain will be treated as a dividend to the extent of the holder’s ratable share of Neuberger’s accumulated earnings and profits. See “—Possible Treatment of Cash as a Dividend” below.

If a holder has differing bases or holding periods for its shares of Neuberger common stock, the holder should consult its tax advisor prior to the merger to identify the particular shares of Neuberger common stock to be surrendered in the merger and the particular bases or holding periods of the particular shares of Lehman Brothers common stock that it receives in the merger.

It is a condition to the closing of the merger that each of Lehman Brothers and Neuberger will receive additional opinions of Simpson Thacher & Bartlett LLP and Willkie Farr & Gallagher LLP, respectively, each dated as of the closing date of the merger, substantially to the effect that, on the basis of facts, representations, assumptions and agreements set forth or referred to in such opinions, for U.S. federal income tax purposes, the merger will be treated as a reorganization within the meaning of section 368(a) of the Internal Revenue Code and Lehman Brothers, Ruby Acquisition Company and Neuberger will each be party to the reorganization within the meaning of section 368(b) of the Internal Revenue Code. These conditions apply regardless of the form of the merger (forward or reverse).

Possible Treatment of Cash as a Dividend.     In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or dividend income will depend upon whether and to what extent the exchange reduces the holder’s deemed percentage stock ownership interest in Lehman Brothers. For purposes of this determination, a holder will be treated as if it first exchanged all of the holder’s shares of Neuberger common stock solely for Lehman Brothers common stock and then Lehman Brothers immediately redeemed (which we refer to as the “deemed redemption”) a portion of that Lehman Brothers common stock in exchange for the cash that the holder actually received. The gain recognized in the exchange followed by a deemed redemption will be treated as capital gain if the deemed redemption is “substantially disproportionate” with respect to the holder or “not essentially equivalent to a dividend.”

The deemed redemption, generally, will be “substantially disproportionate” with respect to a holder if the percentage described in the first bullet below is less than 80% of the percentage described in the second bullet below. Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a holder will depend upon the holder’s particular circumstances. At a minimum, however, in order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the holder’s deemed percentage stock ownership of Lehman Brothers. In general, that determination requires a comparison of:

•	the percentage of the outstanding stock of Lehman Brothers that the holder is deemed actually and constructively to have owned immediately before the deemed redemption; and

•	the percentage of the outstanding stock of Lehman Brothers that is actually and constructively owned by the holder immediately after the deemed redemption.

In applying the foregoing tests, a stockholder will be deemed to own stock actually owned by such stockholder and, in some cases, constructively owned by certain family members, certain estates and trusts of which the holder is a beneficiary, certain affiliated entities, and stock subject to an option actually or constructively owned by the stockholder or such other persons. As these rules are complex, each holder that may be subject to these rules should consult its tax advisor. The Internal Revenue Service has ruled that a relatively minor reduction in the percentage stock ownership of a minority stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate

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affairs is a “meaningful reduction.” Accordingly, in most circumstances, gain recognized by a holder that exchanges the holder’s shares of Neuberger common stock for a combination of Lehman Brothers common stock and cash generally will be a long-term capital gain if the holder’s holding period with respect to the stock is more than one year, and otherwise will be short-term capital gain.

Cash Received in Lieu of a Fractional Share.     Cash received in lieu of a fractional share of Lehman Brothers common stock will be treated as received in redemption of such fractional share and gain or loss will be recognized by a holder, equal to the difference between the amount of cash received and the portion of the basis of the share of Neuberger common stock allocable to such fractional interest. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holding period for such share of Neuberger common stock was greater than one year as of the date of the exchange.

Backup Withholding.     Unless a holder complies with certain reporting or certification procedures or is an “exempt recipient” (i.e., in general, corporations and certain other entities), the holder may be subject to withholding tax of 28% with respect to cash payments received pursuant to the merger. A foreign holder should consult the holder’s tax advisor with respect to the application of withholding rules to cash payments received by it pursuant to the merger.

This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, the discussion does not address any non-income tax or any state, local or foreign tax consequences of the merger. Accordingly, each Neuberger stockholder is urged to consult its own tax advisor with respect to the particular federal, state, local and foreign or other tax consequences to it of the merger.

Litigation

On June 26, 2003, plaintiff Eleanor Leonard filed a putative class action complaint in the Supreme Court of the State of New York on behalf of the public stockholders of Neuberger in connection with the contemplated merger. The complaint alleges that the individual defendant board members of Neuberger breached their fiduciary duties by allegedly failing to make all efforts to maximize the value of Neuberger common stock. The complaint further claims that defendant Lehman Brothers aided and abetted these breaches of fiduciary duty. The complaint also alleges that Neuberger’s discussions with Lehman Brothers, allegedly without inviting other interested parties to make acquisition offers, will harm the interests of plaintiff and the public stockholders of Neuberger by allowing Lehman Brothers to avoid a competitive sale process for Neuberger’s businesses.

The plaintiff is seeking to enjoin the defendants from consummating the merger. If the merger is consummated, the plaintiff seeks its rescission or rescissory damages. The plaintiff also seeks compensatory damages.

The complaint was brought prior to public announcement of the signing of the merger agreement or any of its material terms. As of September 29, 2003, the defendants had not answered the complaint. The defendants intend to defend this action vigorously.

Appraisal Rights

In connection with the merger, record holders of Neuberger common stock who comply with the procedures summarized below will be entitled to appraisal rights if the merger is completed. Under Section 262 of the General Corporation Law of the State of Delaware, as a result of the consummation of the merger, holders of shares of Neuberger common stock with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled to have the “fair value” of their shares at the effective time of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to them in cash by complying with the provisions of Section 262. Neuberger is required to send a notice to that effect to each stockholder not less than 20 days prior to the special meeting. This proxy statement/prospectus constitutes that notice to you.

The following is a brief summary of Section 262, which sets forth the procedures for demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, a copy of the text of which is attached hereto as Annex C.

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Stockholders of record who desire to exercise their appraisal rights must satisfy all of the following conditions.

A stockholder who desires to exercise appraisal rights must (a) not vote in favor of the merger and (b) deliver a written demand for appraisal of his or her shares to the Secretary of Neuberger before the vote on the merger at the special meeting.

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the certificates representing shares, or if the shares are held as direct registration shares, as such stockholder’s name appears on the books and records of the transfer agent as the owner of shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, he is acting as agent for the record owner. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective time.

A record owner, such as a broker, who holds shares as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the holder is the record owner. In such case the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner.

Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the vote on the merger agreement. A holder of shares held in “street name” who desires appraisal rights with respect to such shares must take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record owner of such shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depositary, such as Cede & Co., The Depository Trust Company’s nominee. Any holder of shares desiring appraisal rights with respect to such shares who held his or her shares through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder thereof. The stockholder should instruct such firm, bank or institution that the demand for appraisal must be made by the record holder of the shares, which might be the nominee of a central security depositary if the shares have been so deposited.

As required by Section 262, a demand for appraisal must be in writing and must reasonably inform Neuberger of the identity of the record holder (which might be a nominee as described above) and of such holder’s intention to seek appraisal of such shares.

Stockholders of record who elect to demand appraisal of their shares must mail or deliver their written demand to: Neuberger Berman Inc., 605 Third Avenue, New York, New York 10158, Attention: Secretary. The written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares owned, and that the stockholder is thereby demanding appraisal of his or her shares and such written demand must be received by Neuberger prior to the special meeting. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger agreement will alone suffice to constitute a written demand for appraisal within the meaning of Section 262.

In addition, the stockholder must not vote its shares of common stock in favor of the merger agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

Within 120 days after the effective time of the merger, either the surviving corporation in the merger or any stockholder who has timely and properly demanded appraisal of his or her shares and who has complied with the required conditions of Section 262 and is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all stockholders

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who have properly demanded appraisal. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the considerations that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that in making this determination of fair value the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation...” The Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” However, the Delaware Supreme Court noted that Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more than, the same as, or less than the merger consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares, and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder seeking appraisal rights, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

Except as explained in the last sentence of this paragraph, at any time within 60 days after the effective time of the merger, any stockholder who has demanded appraisal shall have the right to withdraw his or her demand for appraisal and to accept the cash and shares of Lehman Brothers common stock to which such stockholder is entitled pursuant to the merger. After this period, such holder may withdraw his or her demand for appraisal only with the consent of the surviving corporation in the merger. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, stockholders’ rights to appraisal shall cease and all stockholders shall be entitled only to receive the cash and shares of Lehman Brothers common stock as provided for in the merger agreement. Inasmuch as the parties to the merger agreement have no obligation to file such a petition, and have no present intention to do so, any stockholder who desires that such petition be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

The foregoing is a brief summary of Section 262 which sets forth the procedures for demanding statutory appraisal rights. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262, a copy of the text of which is attached hereto as Annex C.

Delisting and Deregistration of Neuberger Common Stock

If the merger is completed, Neuberger common stock will be delisted from the New York Stock Exchange and will no longer be registered under the Securities and Exchange Act of 1934, as amended.

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THE MERGER AGREEMENT

The following is a summary of selected material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety and attached to this proxy statement/ prospectus as Annex A. We urge you to read the merger agreement in its entirety.

Form of the Merger

If the holders of Neuberger common stock approve and adopt the merger agreement and all other conditions to the merger are satisfied or waived, Neuberger will be merged with and into Ruby Acquisition Company, a newly formed and wholly owned subsidiary of Lehman Brothers. After the merger, Ruby Acquisition Company will be the surviving corporation and will remain a wholly owned subsidiary of Lehman Brothers. However, upon the terms and subject to the conditions set forth in the merger agreement (including the receipt by Lehman Brothers and Neuberger of opinions from their respective counsel each to the effect that the merger will be a tax-free reorganization; see “—Conditions to the Merger”), Lehman Brothers has the right to revocably elect to “reverse” the merger, so that at the effective time of the merger, Ruby Acquisition Company will be merged with and into Neuberger, with Neuberger continuing its corporate existence under Delaware law as a wholly owned subsidiary of Lehman Brothers.

Merger Consideration

The merger agreement provides that each share of Neuberger common stock outstanding immediately prior to the effective time of the merger (other than treasury stock of Neuberger and other than Neuberger common stock as to which appraisal rights have been properly demanded) will be converted, subject to adjustment as described below, into the right to receive:

•	$9.49 in cash; and

•	a fraction of a share of Lehman Brothers common stock equal to the exchange ratio.

Exchange Ratio.     The exchange ratio will be determined by reference to the average of the volume weighted sales price per share of Lehman Brothers common stock on the New York Stock Exchange for the ten consecutive full trading days ending on the second trading day prior to the effective time of the merger, which we refer to as the “reference price.” If the reference price were less than or equal to $66.51, the exchange ratio would be 0.496 shares of Lehman Brothers common stock for each share of Neuberger common stock. If the reference price were greater than $66.51 and less than or equal to $73.00, the exchange ratio would be that fraction equal to $33.01 divided by the reference price. If the reference price were greater than $73.00 and less than or equal to $82.19, the exchange ratio would be 0.452. If the reference price were greater than $82.19 but less than or equal to $90.41, the exchange ratio would be that fraction equal to $37.15 divided by the reference price. If the reference price were greater than $90.41, the exchange ratio would be 0.411. See “The Merger—General—Exchange Ratio” for a table that illustrates the implied value of the merger consideration assuming various hypothetical reference prices.

You will not receive any fractional shares of Lehman Brothers common stock in the merger. Instead of any fractional shares, you will be paid cash for such fraction based on the reference price.

For example, if the reference price were $68.90, which was the closing price of Lehman Brothers common stock on September 29, 2003, the exchange ratio would be 0.4791 and a Neuberger stockholder owning 100 shares of Neuberger common stock would receive total consideration with an implied value at September 29, 2003 of $4,250, consisting of $949.00 in cash, 47 shares of Lehman Brothers common stock, and $62.70 in cash instead of fractional shares.

Determination of Exchange Ratio; Changes in Stock Price.     The merger agreement provides that the ten-day valuation period for determining the exchange ratio will end on the trading day that is two trading days prior to the closing date of the merger. As a result the number of shares of Lehman Brothers common stock constituting the merger consideration will be fixed two trading days before the merger. Because the market price of Lehman Brothers common stock fluctuates, the value of the Lehman Brothers common stock

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that Neuberger stockholders will receive in the merger may increase or decrease during the two trading day period between the end of the valuation period and the date of the merger. You may call, toll-free, (866) 295-8112 for information concerning the estimated number of shares of Lehman Brothers common stock that will be issued in exchange for each share of Neuberger common stock as of the date you call.

Neuberger Walk-Away Right; Lehman Brothers Top-Up Right.     If the reference price were less than $61.51, Neuberger has a “walk-away” right, permitting it to terminate the merger agreement. Neuberger’s right to terminate under these circumstances will not be available to it if it has elected to delay the closing to obtain additional client consents as described below in “—Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing.” At a reference price of $61.51, Neuberger stockholders would receive merger consideration with an implied value of $40.00 per share of Neuberger common stock, consisting of $9.49 in cash and 0.496 of a share of Lehman Brothers common stock, assuming no reduction as described below. With the full 6.25% downward adjustment, the implied value of the merger consideration to you (at a reference price of $61.51) would be $37.50 per share of Neuberger common stock.

Neuberger must give Lehman Brothers written notice of its election to terminate within one business day after the reference price is known, in which case that election would be effective five business days after that notice is received by Lehman Brothers, unless in that time Lehman Brothers elects by written notice to “top-up” the merger consideration to be received by Neuberger stockholders. Lehman Brothers can top-up the merger consideration by adjusting either or both of the per share cash consideration and/or the exchange ratio, so that the sum of (a) the adjusted per share cash consideration and (b) the adjusted exchange ratio multiplied by the reference price, equals not less than $40.00, subject to any reduction as discussed below.

It is not possible to know until shortly prior to the closing whether the reference price will be less than $61.51. Neither Neuberger nor Lehman Brothers can predict whether or not Neuberger would exercise its walk-away right, or whether Lehman Brothers would exercise its top-up right, if the reference price were less than $61.51 at that time. In determining whether or not to exercise its walk-away right, the Neuberger board of directors would consult with its financial and legal advisors and carefully consider the interests of Neuberger and its stockholders, the factors discussed in “The Merger—Recommendation of the Neuberger Board; Reasons for the Merger,” and such other information as it is legally permitted to consider, including whether the merger consideration remains fair from a financial point of view to the Neuberger stockholders. Similarly, in determining whether or not to exercise its top-up right, Lehman Brothers would consult with its advisors and carefully consider the interests of Lehman Brothers and its stockholders, the factors discussed in “The Merger— Lehman Brothers’ Reasons for the Merger,” and such other information as it is legally permitted to consider. To the extent the reference price were below $61.51 and Neuberger elected not to exercise its walk-away right, the implied value of the merger consideration to you (based on the reference price) will be less than $40.00, subject to any potential reduction as described below in “—Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing.”

The merger agreement does not require, and Neuberger would not expect to seek, further approval from its stockholders in the event that the reference price is less than $61.51 and Neuberger nonetheless determines to complete the transaction. Therefore, adoption of the merger agreement by Neuberger’s stockholders will give Neuberger the ability to complete the transaction even if the reference price is less than $61.51 without any further action by, or further solicitation of, the Neuberger stockholders. Merrill Lynch is not obligated to update its July 21, 2003 opinion. As of the date of this proxy statement/prospectus, Neuberger does not intend to request an updated fairness opinion.

Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing.     The total consideration to be received in the merger by Neuberger stockholders will be reduced if there are specified shortfalls in the aggregate “run-rate” revenues payable by Neuberger’s Private Asset Management clients. “Run-rate” revenues are an annualized measure of the fees Neuberger derives from assets under management for those clients. If those run-rate revenues as of the month-end prior to the closing date, which we refer to as the “closing run-rate revenues,” are less than 85% of run-rate revenues as of May 31, 2003 (excluding changes in revenues due to market fluctuations in the value of assets under management), then the merger consideration (both the cash portion and the Lehman Brothers common stock portion) will be reduced by 1.25% for each 1% the closing run-rate revenues are below 85% of the May 31 level, subject to a maximum

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reduction of 6.25% (which will be reached if the closing run-rate revenues are 20% or more below the May 31 level). For this purpose, assets under management are only included in the calculation of closing run-rate revenues if the applicable client of Neuberger has provided its written consent to the assignment of its advisory contract resulting from the merger. As described below in “—Conditions to the Merger,” Lehman Brothers’ obligation to consummate the merger is conditioned upon closing run-rate revenues being at least 80% of the May 31 level. Within three business days prior to the closing of the merger, Neuberger will provide to Lehman Brothers evidence of its client consents, fee rates and assets under management as of the applicable date so that Lehman Brothers can confirm whether there is any downward adjustment to the merger consideration.

If this price reduction mechanism would otherwise result in a reduction to the merger consideration, and Neuberger reasonably determines in good faith that a material number of additional client consents are reasonably likely to be delivered to Neuberger within the next 30 calendar days, Neuberger has a one-time right to delay the closing for up to 30 calendar days to obtain those consents. If Neuberger elects to exercise this right to delay, the reference price will not change but will be calculated as if the delay had not occurred.

Shares Held by Neuberger; Reclassification of Lehman Brothers and Neuberger Common Stock.     Shares of Neuberger common stock held by Neuberger in treasury will be canceled in the merger.

If between the date of the merger agreement and the effective time, the outstanding shares of the common stock of either Lehman Brothers or Neuberger should split, combine or otherwise reclassify or is otherwise changed into any other securities, or a stock dividend or other stock distribution is made, the merger agreement provides that the merger consideration will be correspondingly adjusted, to the extent appropriate, to reflect such changes.

Fractional Shares of Lehman Brothers Common Stock.     Lehman Brothers will not issue fractional shares of Lehman Brothers common stock in the merger. Instead, a cash payment will be paid in an amount equal to the product of (1) the fractional part of a share of Lehman Brothers common stock the Neuberger stockholder would otherwise be entitled to, multiplied by (2) the reference price.

Closing

Unless the parties agree otherwise, and unless Neuberger elects to delay the closing as described above in “The Merger —General—Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing,” the closing will occur on the second business day after the satisfaction or waiver of all closing conditions. If Lehman Brothers elects to make a top-up adjustment in connection with Neuberger’s exercise of its walk-away right, the closing will occur on the third business day following the delivery by Lehman Brothers to Neuberger of notice of its election to make the top-up adjustment.

Effective Time

The merger will become effective on the date on which the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or such later time as is agreed upon by the parties and specified in the certificate of merger. The filing of the certificate of merger will take place upon the closing of the merger.

Treatment of Stock Options and Other Stock Awards

Each option to acquire shares of Neuberger common stock held by employees and directors of Neuberger and outstanding immediately prior to the effective time of the merger, which we refer to as “Neuberger options,” will become fully vested upon the effective date of the merger and be converted into an option to acquire the number of shares of Lehman Brothers common stock obtained by multiplying

•	the number of shares of Neuberger common stock subject to the Neuberger option, times

•	the special option exchange ratio (rounded to the nearest whole share).

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The per share exercise price of these converted options will be obtained by dividing

•	the per share exercise price of a Neuberger option by

•	the special option exchange ratio.

The “special option exchange ratio” is the sum of

•	the exchange ratio plus

•	the quotient of (a) the per share cash consideration received by Neuberger stockholders in the merger divided by (b) the reference price.

Holders of Neuberger options that, prior to their conversion, had an “option reload” feature will receive, in lieu of such feature, new options on an aggregate of up to 400,000 shares of Lehman Brothers common stock. These options will have a per share exercise price equal to closing price of the Lehman Brothers common stock on the date of grant (i.e., the closing date of the merger).

Restricted and unvested shares of Neuberger common stock granted under Neuberger’s stock plans held by current employees and directors of Neuberger will be converted in the merger in the same manner as all other shares of Neuberger common stock, except that the Lehman Brothers common stock and cash consideration received for such Neuberger shares will remain subject to vesting on terms set forth in the plans under which those awards were granted. Additionally, the cash portion of the merger consideration will accrue interest at the rate applicable to one-year U.S. Treasury bills.

Representations and Warranties

The merger agreement contains representations and warranties by Neuberger relating to a number of matters, including the following:

•	organization, valid existence, good standing and qualification to do business of Neuberger and its subsidiaries;

•	corporate authorization and validity of the merger agreement;

•	Neuberger’s capitalization;

•	Neuberger’s interests in its subsidiaries;

•	Neuberger’s and its subsidiaries’ other interests and investments;

•
the absence of any conflict with Neuberger’s certificate of incorporation or by-laws, with applicable laws or with any agreement to which Neuberger or any of its subsidiaries is a party, and, subject to certain exceptions set forth in the merger agreement, the absence of governmental filings and approvals necessary to complete the merger;

•
Neuberger’s and its subsidiaries’ compliance with all foreign, federal, state and local laws, and Neuberger’s possession of all material permits and regulatory approvals necessary to conduct its business;

•
documents filed with the SEC and the accuracy of information contained in such documents, the conformity with generally accepted accounting principles of Neuberger’s financial statements and the absence of undisclosed liabilities;

•	the absence of certain adverse changes or events in Neuberger’s business or condition;

•	the absence of material pending or threatened litigation;

•	tax matters and the payment of taxes;

•	employee benefit plans;

•	material contracts;

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•	labor relations;

•	ownership and validity of intellectual property rights;

•	the absence of affiliate transactions;

•	various environmental matters, including compliance with environmental laws;

•	the accuracy of information contained in this proxy statement/prospectus;

•	the receipt of the opinion of Neuberger’s financial advisor as to the fairness, from a financial point of view, of the merger consideration to Neuberger’s stockholders;

•	broker’s and finder’s fees related to the merger;

•	the approval by Neuberger’s board of directors of the merger agreement, other related agreements, and the transactions they contemplate;

•	the required vote by the stockholders of Neuberger to complete the merger;

•	the absence of any other agreements to sell Neuberger or its assets;

•	the absence of a Neuberger stockholder rights plans and the inapplicability of anti-takeover statutes to the merger;

•	regulatory reports required to be filed by Neuberger and its subsidiaries;

•	Neuberger’s proprietary funds and required fund filings;

•	Neuberger’s assets under management, client investment contracts and clients;

•	Neuberger’s proprietary funds’ regulatory compliance;

•	any agreements with any regulatory agencies or governmental authorities;

•	Neuberger’s and its subsidiaries’ corporate books and records; and

•	the application of certain provisions of the Bank Holding Company Act of 1956 and the Federal Deposit Insurance Act.

The merger agreement also contains representations and warranties by Lehman Brothers and Ruby Acquisition Company relating to a number of matters, including:

•	the organization, valid existence and good standing of Lehman Brothers and Ruby Acquisition Company;

•	the corporate authorization and validity of the merger agreement;

•	Lehman Brothers’ capitalization;

•
the absence of any conflict with Lehman Brothers’ or Ruby Acquisition Company’s certificate of incorporation or by-laws, with applicable laws or with any agreement to which Lehman Brothers or any of its subsidiaries is a party, and, subject to certain exceptions set forth in the merger agreement, the absence of governmental filings and approvals necessary to complete the merger;

•	Lehman Brothers’ compliance with certain laws;

•	documents filed with the SEC and the accuracy of information contained in such documents;

•	the accuracy of information supplied by Lehman Brothers for this proxy statement/prospectus;

•	broker’s and finder’s fees related to the merger;

•	the absence of a vote required by the stockholders of Lehman Brothers to complete the merger;

•	the absence of any prior liabilities or obligations of Ruby Acquisition Company; and

•	the absence of certain adverse changes or events in Lehman Brothers’ business or condition.

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Certain of Neuberger’s and Lehman Brothers’ representations and warranties are qualified as to materiality or “material adverse effect.” When used with respect to Neuberger or Lehman Brothers, “material adverse effect” or “material adverse change” means any change, circumstance or effect that is or is reasonably likely to be materially adverse to the assets, liabilities, business, financial condition or results of operations of Neuberger or Lehman Brothers, as applicable, or which could reasonably be expected to materially impair or materially delay the ability of that party to consummate the transactions contemplated by the merger agreement, other than any change, circumstance or effect relating to:

•	changes in general economic conditions or securities markets in general (except to the extent disproportionately affecting that party);

•	the industries in which the party operates and not specifically relating to that party (except to the extent disproportionately affecting that party);

•
with respect to Neuberger, declines in the level of the run-rate revenue following May 31, 2003 resulting from failures to obtain the written consents of Private Asset Management clients, losses of Private Asset Management clients and/or withdrawals of assets under management by Private Asset Management clients; or

•	with respect to Neuberger, failure to obtain the approvals of the boards of directors or shareholders of funds sponsored by it that are registered under the Investment Company Act of 1940.

Covenants and Agreements

Conduct of Neuberger’s Business Pending Merger.     Neuberger has agreed that, until the termination of the merger agreement or effective time of the merger, Neuberger and its subsidiaries will conduct their business, in all material respects, in the ordinary course consistent with past practice and in compliance, in all material respects, with applicable laws. Additionally, subject to certain exceptions, the merger agreement expressly restricts the ability of Neuberger, without Lehman Brothers’ prior written consent, to:

•	make capital expenditures in excess of $250,000 individually or $10,000,000 in the aggregate;

•	incur any indebtedness other than specified ordinary course borrowings;

•
amend or otherwise change Neuberger’s or any of its subsidiaries’ certificates of incorporation or by-laws; or pay any dividend other than its regular quarterly dividend; or purchase any Neuberger stock;

•
other than upon the exercise, vesting or conversion of existing Neuberger securities or the issuance or sale in the ordinary course of business consistent with past practice of additional shares to commissioned employees currently participating in Neuberger’s Wealth Accumulation Plan, issue or accelerate the vesting of or right to receive or grant any options, warrants, convertible securities or rights to acquire stock, or make any contributions to Neuberger’s Employee Defined Contribution Stock Incentive Plan, except for certain newly hired employees and promoted employees in the ordinary course of business consistent with past practice, and then only with Lehman Brothers’ prior written consent and subject to dollar limits;

•	except in the ordinary course of business consistent with past practice, sell, pledge or otherwise dispose of any assets;

•	acquire any entity or any assets, or make any investment in any other entity;

•
hire any new employees (other than secretaries, receptionists, clerical personnel and persons holding similar positions and any employee whose aggregate annual compensation is less than $250,000 who does not receive compensation based on a share of revenues or profits derived from particular clients);

•	grant any severance or enter into any employment or severance agreement with any officer, director, or employee, or terminate the employment of any principal of Neuberger;

•
except as required by any existing Neuberger benefit plan or by law, (1) adopt, amend or terminate any employee benefit plan, (2) increase or accelerate the payment of the compensation of any director, officer or employee, other than in the ordinary course of business consistent with past practice in the

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case of employees other than certain specified employees, subject to dollar limits, or (3) grant any forms of cash incentive, bonuses or other benefit;

•	enter into, amend or waive in any material respect, or terminate any material contract, other than investment contracts;

•
purchase or sell, directly or indirectly, securities or other financial instruments for Neuberger’s or any of its subsidiaries’ own account, except for certain passive investments and investments in Neuberger’s proprietary funds in the ordinary course of business consistent with past practice;

•	enter into any collective bargaining agreements;

•	change in any material respect any accounting policies;

•	change or make any new tax election or settle or compromise any material federal, state, local or foreign tax liability and certain other restrictions on tax-related matters;

•	satisfy any material claims, liabilities or obligations outside the ordinary course of business, subject to limited exceptions;

•	settle or compromise any action, subject to limited exceptions;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	make any payment to an affiliate, except in accordance with the terms of any existing contract or compensation arrangement to employees or directors in the ordinary course of business;

•
amend, modify, supplement or terminate, or agree to waive or consent to any noncompliance under, or fail to diligently enforce Neuberger’s and its subsidiaries’ rights under, (x) the Neuberger stockholders agreement, (y) any noncompete agreement, nonsolicitation and/ or nonacceptance agreement, covenant not to disclose confidential information or other similar agreement with respect to any current or former employee or independent contractor in effect as of the date of the merger agreement, or (z) the employment agreements entered into in connection with the transactions contemplated by the merger agreement with those individuals set forth in Lehman Brothers’ disclosure schedules;

•
adopt, modify or supplement any securities lending credit limits with respect to any current or new client, other than in the ordinary course of business consistent with past practice, or permit the aggregate gross market value for borrowings and loans of the “Securities Lending” principal business to exceed at any one time $6.573 billion;

•	accept any new clients for the “Prime Brokerage” or “Correspondent Clearing” businesses other than in the ordinary course of business consistent with past practice; or

•	take, or offer or propose to take, or agree to take in writing or otherwise any of the foregoing actions.

Conduct of Lehman Brothers’ Business Pending Merger.     Lehman Brothers has agreed that, until the termination of the merger agreement or effective time of the merger, Lehman Brothers shall, to the extent consistent with its reasonable commercial judgment, use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its present officers and key employees, and to preserve the present relationships with persons with which it has significant business relations, except for any failures which would not be material to Lehman Brothers and its subsidiaries as a whole. Additionally, subject to certain exceptions, the merger agreement expressly restricts the ability of Lehman Brothers, without Neuberger’s prior written consent, to:

•
amend its certificate of incorporation or by-laws in such a manner as would cause holders of Neuberger common stock that receive Lehman Brothers common stock in the merger to be treated differently than other holders of Lehman Brothers common stock, or declare, set aside or pay any dividend payable in cash, stock or property other than regular quarterly dividends in the ordinary course of business;

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•	adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution; or

•	take, or offer or propose to take, or agree to take in writing or otherwise any of the foregoing actions.

Special Meeting.     The merger agreement requires Neuberger to call and hold the special meeting to approve and adopt the merger agreement and the merger, and immediately prior to that, a pre-meeting pursuant to the Neuberger stockholders agreement. Neuberger, however, is not required to hold a special meeting if the merger agreement is terminated. See “—Termination.” Additionally, subject to certain limitations related to its fiduciary duties in the event of a “superior proposal” (as discussed below in “—No Solicitation”), the board of directors of Neuberger has agreed to recommend that Neuberger’s stockholders vote in favor of the merger agreement and the merger.

Access to Information.     Subject to applicable laws relating to the exchange of information and existing confidentiality obligations, Neuberger has agreed to, and to cause its subsidiaries to, afford Lehman Brothers and its representatives, during normal business hours during the period prior to the effective time of the merger, reasonable access to all Neuberger’s officers, employees, properties and offices and to all books and records and, consistent with its legal obligations, all other information concerning its business, properties and personnel as Lehman Brothers may reasonably request.

Client Consents.     Clients of Neuberger generally are parties to contracts with a subsidiary of Neuberger, which we refer to as “investment contracts,” pursuant to which a subsidiary of Neuberger provides investment advisory, distribution, brokerage, trust or other fiduciary and/or administrative services to the client.

In connection with the merger, Neuberger will send written notice to clients (other than investment companies, meaning collective investment vehicles, whether or not registered under the Investment Company Act of 1940) informing them of the merger and, in the case of clients whose consent to the “assignment” (or deemed “assignment”) of their investment contract resulting from the merger is required by applicable law and/or by the terms of such investment contracts, requesting written consent to the assignment or deemed assignment of those clients’ investment contract.

In the case of any client (other than an investment company) that is a trust (or similar estate planning vehicle), Neuberger will also send a notice requesting written consent to each of the beneficiaries of that trust, and/or seek approval from any applicable court or other governmental authority having jurisdiction over the selection of fiduciaries for that trust (or other estate planning vehicle), in each case with respect to the assignment or deemed assignment of such client’s investment contract resulting from the merger to the extent such consent of beneficiaries and/or approval of a governmental authority is required by the constituent documents of that trust (or other estate planning vehicle), its investment contract, or applicable law.

For each client that is registered as an investment company under the Investment Company Act of 1940, Neuberger will use its reasonable best efforts to obtain the approval by the board of directors of such registered investment company of a new investment contract on substantially identical terms (and identical with respect to fee rates). Following these approvals, which have all been received as of the date of this proxy statement/prospectus, Neuberger will use its reasonable best efforts to obtain the approval of the new investment contract by each such registered investment company’s shareholders.

For each client that is an investment company but not a registered investment company, Neuberger will use its reasonable best efforts to obtain in accordance with the constituent documents of such investment company and applicable law, the consent and approval (as applicable) of any governing body of such investment company and of its investors required by such constituent documents and applicable law of either (a) the continuation of each investment contract currently in effect or (b) a new investment contract on substantially identical terms (and identical with respect to fee rates).

In instances of clients who have relationships with Neuberger through financial intermediaries, Neuberger will cause the mailing of a separate written notice to those financial intermediaries informing them of the merger and either (a) requesting written consent to the assignment (or deemed assignment) of their master

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agreement with Neuberger or its applicable subsidiary, or (b) requesting them to enter into a new master agreement on terms substantially identical (and identical with respect to fee rates) to the existing terms.

No Solicitation.     The merger agreement precludes Neuberger and its subsidiaries (whether directly or indirectly through affiliates, directors, officers, employees, advisors, representatives, agents or other intermediaries) from soliciting, initiating or taking any action to knowingly facilitate or encourage the submission of inquiries, proposals or offers from any person relating to the acquisition of more than 20% of the voting power of Neuberger, or more than 20% of the assets of Neuberger and its subsidiaries as a whole. Additionally, Neuberger and its subsidiaries may not enter into any agreements to facilitate or approve of, nor enter into or participate in any discussions or negotiations in connection with such a competing third party proposal.

The merger agreement provides that these restrictions do not prohibit Neuberger from furnishing non-public information to or negotiating with a third party if those actions are a response to an unsolicited, bona fide written proposal from a third party to acquire all or substantially all of Neuberger’s stock or assets that the Neuberger board of directors determines in good faith, after consulting with outside counsel, is, or is reasonably expected to lead to, terms that are more favorable from a financial point of view to Neuberger’s stockholders than those in the merger agreement, and that the particular action is required for the board to comply with its fiduciary duties under applicable law—we refer to a proposal meeting these criteria as a “superior proposal.” In addition, if prior to the special meeting Neuberger’s board of directors concludes that the competing proposal is a superior proposal, Neuberger’s board is permitted to withdraw or adversely modify or change its recommendation of the merger agreement to Neuberger’s stockholders. If the merger agreement is terminated in that circumstance, Neuberger may be required to pay Lehman Brothers a termination fee. See “—Termination and Other Fees.”

Neuberger is required to advise Lehman Brothers within 24 hours of the receipt of any acquisition proposal, request for information, or inquiry, proposal, discussions or negotiations with respect to any acquisition proposal, the material terms and conditions thereof, and the identity of the person making such proposal. Neuberger will also make available to Lehman Brothers, within 24 hours of receipt thereof, copies of any written documentation material to understanding such proposal. Neuberger is obligated to keep Lehman Brothers fully informed of all material details of any information requested of or provided by Neuberger and as to the material details of all discussions or negotiations with respect to any such acquisition proposal.

Under certain circumstances, Neuberger can terminate the merger agreement to enter into an agreement with a third party with respect to superior proposal. See “—Termination.” If the merger agreement is terminated in that circumstance, Neuberger may be required to pay Lehman Brothers a termination fee. See “—Termination and Other Fees.”

Employee Matters.     Lehman Brothers has agreed that, following the effective time of the merger, it will cause the surviving corporation to provide to Neuberger’s employees either (1) for at least one year after the effective time of the merger, employee benefits that are, in the aggregate, no less favorable than those provided to the Neuberger employees prior to the effective time of the merger, or (2) employee benefits that are no less favorable than those provided to similarly situated employees of Lehman Brothers and its subsidiaries.

Lehman Brothers, at the effective time of the merger, will cause the surviving corporation to adopt and maintain a retention bonus pool program, containing certain key terms, including:

•	that an aggregate bonus pool of not less than $120 million be established, to be issued in Lehman Brothers common stock or Lehman Brothers restricted common stock units;

•
that certain enumerated Neuberger employees be eligible to participate in it provided that they enter into an employment agreement with Neuberger (in a form provided by Lehman Brothers) prior to the merger and remain employed with Neuberger on the date of the merger;

•	that other key Neuberger employees as are selected by the mutual written agreement of Neuberger and Lehman Brothers will be eligible to participate in the program (certain of which employees will, by

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accepting the terms of the program, become subject to covenants not to solicit clients or employees for specified periods of time after any termination of employment); and

•
that retention amounts allocated to participants in the retention bonus pool will vest at 20% per year over five years, so long as, generally, such participants remain employed with the surviving corporation or its affiliates during such time.

New York Stock Exchange Listing.     Lehman Brothers and Neuberger have agreed to use their reasonable best efforts to cause the shares of Lehman Brothers common stock to be issued in the merger or reserved for issuance pursuant to the exercise of converted Neuberger options to be approved for listing on the New York Stock Exchange.

Affiliate Letter.     Neuberger will provide Lehman Brothers with a letter identifying all persons who, to the knowledge of Neuberger, are affiliates of Neuberger for purposes of Rule 145 under the Securities Act of 1933, as amended. On or prior to the closing date, Neuberger will use all reasonable efforts to cause each such person identified by Neuberger to deliver a written agreement to Lehman Brothers to, among other things, abide by certain transfer restrictions imposed by Rule 145.

Section 15 of the Investment Company Act.     Neuberger and Lehman Brothers each have agreed to use their reasonable best efforts to ensure satisfaction of the conditions of and compliance with Section 15(f) of the Investment Company Act of 1940.

Conditions to the Merger

The respective obligations of Lehman Brothers, Neuberger and Ruby Acquisition Company to complete the merger are subject to the satisfaction of certain conditions.

Conditions to Each Party’s Obligation to Effect the Merger.     The obligations of Lehman Brothers and Neuberger to complete the merger are conditioned on the following conditions being fulfilled (or waived by the parties):

•	the approval of the merger agreement by Neuberger’s stockholders;

•
the absence of any statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction, or any other order of any court or other U.S. governmental authority of competent jurisdiction having the effect of making the merger illegal or otherwise prohibiting consummation of the merger;

•
the waiting period (and any extension thereof) applicable to the merger under the HSR Act shall have been terminated or shall have expired, and all required approvals of the NYSE, the NASD, the OCC and the Delaware State Banking Commissioner shall have been obtained and shall remain in full force and effect;

•
the shares of Lehman Brothers common stock to be issued in the merger and the shares of Lehman Brothers common stock to be reserved for issuance upon the exercise of Neuberger options shall have been approved for listing on the NYSE; and

•
the registration statement, of which this proxy statement/prospectus forms a part, shall have been declared effective and no stop order shall have been issued by the SEC, and all other laws applicable to the registration and qualification of the shares to be issued pursuant to the merger shall have been complied with in all material respects.

Conditions to Obligations of Lehman Brothers and Ruby Acquisition Company to Effect the Merger.     The obligations of Lehman Brothers and Ruby Acquisition Company to complete the merger depend upon the following additional conditions being fulfilled (or waived by Lehman Brothers):

•
the representations and warranties of Neuberger shall have been true and correct as of the date they were made and as of the closing date as if made as of the closing date, and Lehman Brothers shall have received a certificate of the chief executive officer and the chief financial officer of Neuberger to that effect;

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•
Neuberger shall have performed in all material respects and complied in all material respects with all agreements and covenants in the merger agreement, and Lehman Brothers shall have received a certificate of the chief executive officer and the chief financial officer of Neuberger to that effect;

•
Lehman Brothers shall have received an opinion of Simpson Thacher & Bartlett LLP, counsel to Lehman Brothers, stating that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Lehman Brothers, Ruby Acquisition Company and Neuberger will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

•
the aggregate “run-rate” revenues (which generally means annualized advisory fees on assets under management) of Neuberger’s Private Asset Management clients not having declined by more than 20% from May 31, 2003, excluding changes in revenues due to market fluctuations in the value of assets under management (for this purpose, assets under management are only included in the closing date calculation of revenues if the applicable client of Neuberger has provided its written consent to the assignment of its advisory contract resulting from the merger);

•
the boards of directors of funds sponsored by Neuberger that are registered under the Investment Company Act of 1940, representing at least 90% of the aggregate net assets of all of those funds as of May 31, 2003, having approved new advisory contracts with Neuberger (as of the date of this proxy statement/prospectus, the required fund board approvals had been obtained); and the stockholders of those funds, representing at least 75% of the aggregate net assets of those funds as of May 31, 2003, having approved those new advisory contracts (as of the date of this proxy statement/prospectus, the required fund stockholder approvals had been obtained);

•
employment agreements having been entered into with Jeffrey Lane and Robert Matza, currently President and Chief Executive Officer and Chief Operating Officer, respectively, of Neuberger, and with an additional 8 of 11 specified key employees of Neuberger (of which both the Lane and Matza agreements, and the 8 required other employment agreements, have been entered into as of the date of this proxy statement/prospectus);

•
the Neuberger stockholders agreement having been amended as described in “The Merger— Amendment to Neuberger Stockholders Agreement” (as of the date of this proxy statement/prospectus, Neuberger and the holders of a majority of the shares subject to the Neuberger stockholders agreement have approved this amendment);

•	the absence of any material adverse effect on Neuberger’s business, assets or financial condition;

•
the average level of the S&P 500 Index for the 10 consecutive full trading dates immediately preceding the closing date of the merger shall be at least 75.0% of the level of such index on July 21, 2003; and

•
consents and approvals under certain material contracts to which Neuberger is a party having been obtained so that those contracts will not be violated, breached, defaulted under, accelerated or terminated by reason of the consummation of the merger and will remain in full force and effect, except for any failures of the foregoing which would not reasonably be expected to have a material adverse effect on Neuberger.

Conditions to Obligation of Neuberger to Effect the Merger.     The obligation of Neuberger to complete the merger depends on the following additional conditions being fulfilled (or waived by Neuberger):

•
the representations and warranties of Lehman Brothers shall have been true and correct as of the date they were made and as of the closing date as if made as of the closing date, and Neuberger shall have received a certificate of the chief executive officer and the chief financial officer of Lehman Brothers to that effect;

•
Lehman Brothers shall have performed in all material respects and complied in all material respects with all agreements and covenants in the merger agreement, and Neuberger shall have received a certificate of the chief executive officer and the chief financial officer of Neuberger to that effect;

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•
Neuberger shall have received an opinion of Willkie Farr & Gallagher LLP, counsel to Neuberger, stating that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Lehman Brothers, Ruby Acquisition Company and Neuberger will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code; and

•	the absence of any material adverse effect on Lehman Brothers’ business, assets or financial condition.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger:

•	by mutual written consent of Lehman Brothers and of Neuberger;

•	by either Lehman Brothers or Neuberger if:

(1)
the effective time of the merger does not occur on or before March 31, 2004, unless the primary cause of the failure of the effective time of merger to occur is the failure of the party seeking to terminate the merger agreement to perform any of its obligations under this merger agreement;

(2)
any governmental authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement that has become final and nonappealable;

(3)
the other party breaches a representation, warranty, covenant or agreement such that such party’s closing conditions are not satisfied and that breach is either not reasonably capable of being cured or has not been cured by the earlier of March 31, 2004, or within ten business days of notice of the breach; or

(4)	the Neuberger stockholders do not adopt and approve the merger and the merger agreement.

•	by Neuberger if:

(1)
prior to Neuberger’s stockholders approving the merger agreement, the board of directors of Neuberger determines in good faith after consultation with its financial advisors and outside legal counsel that an unsolicited acquisition proposal is a superior proposal (although Neuberger must notify Lehman Brothers of its intention to terminate the merger agreement and must negotiate with Lehman Brothers in good faith for five business days to make such modifications to the merger agreement as needed so that the third party proposal would no longer be a superior proposal); or

(2)
the reference price is less than $61.51 and Neuberger elects to exercise its walk-away right, unless Lehman Brothers elects to top-up the merger consideration to be received by Neuberger stockholders by adjusting either or both of the per share cash consideration and/or the exchange ratio, so that the sum of (a) the adjusted per share cash consideration and (b) the adjusted exchange ratio multiplied by the reference price, equals not less than $40.00, subject to any reduction as described in “—Merger Consideration—Downward Adjustment to Merger Consideration; Neuberger Right to Delay Closing.”

•	by Lehman Brothers if:

(1)
prior to the special meeting of the stockholders of Neuberger, Neuberger’s board of directors has failed to recommend or withdrawn or modified or changed in a manner adverse to Lehman Brothers its approval of the merger agreement, or recommends a third party acquisition proposal;

(2)	Neuberger fails to call or hold the pre-meeting or special meeting of its stockholders;

(3)	Neuberger intentionally and materially breaches any of its material obligations not to solicit third-party acquisition proposals; or

(4)
the conditions to closing regarding the entering into of employment agreements and amendment of the Neuberger stockholders agreement, as set forth in the sixth and seventh bullet points above under “—Conditions to the Merger—Conditions to Obligations of Lehman Brothers and Ruby

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Acquisition Company to Effect the Merger,” are not satisfied by September 15, 2003, or cease to be satisfied after that date and prior to the closing of the merger.

Effect of Termination

If the merger agreement is terminated as described in “—Termination” above, the agreement will be void, and there will be no liability or obligation of any party or its officers and directors except as to confidentiality and fees and expenses, including the termination and other fees described in the following section.

Termination and Other Fees

If the merger agreement is terminated because the Neuberger stockholders do not adopt the merger agreement, and at the time of the special meeting a third-party acquisition proposal exists that has been publicly announced, Neuberger will pay Lehman Brothers up to $5 million of Lehman Brothers’ reasonably documented expenses incurred in connection with the transaction.

If Lehman Brothers terminates the merger agreement because Neuberger intentionally and materially breaches any of its material obligations not to solicit third-party acquisition proposals, Neuberger will pay Lehman Brothers a termination fee of $10 million plus Lehman Brothers’ expenses up to $5 million.

As a nonexclusive remedy of Lehman Brothers, a termination fee of $95 million (less any amounts previously paid pursuant to the two preceding paragraphs) will be paid by Neuberger to Lehman Brothers if:

(1)
Lehman Brothers terminates the merger agreement because Neuberger failed to recommend or withdrew or modified or changed in a manner adverse to Lehman Brothers its approval of the merger with Lehman Brothers, or recommended a superior proposal, or because Neuberger failed to call or hold the pre-meeting or special meeting of its stockholders in accordance with the terms of the merger agreement;

(2)
Lehman Brothers terminates the merger agreement because Neuberger intentionally and materially breached any of its material obligations not to solicit third-party acquisition proposals and within 12 months after termination Neuberger enters into a definitive agreement with respect to, or consummates, a third party acquisition proposal;

(3)	Neuberger terminates the merger agreement to accept a superior proposal; or

(4)
Lehman Brothers or Neuberger terminates the merger agreement because Neuberger’s stockholders failed to adopt the merger agreement, at the time there existed a third-party acquisition proposal, and within 12 months after termination Neuberger enters into a definitive agreement with respect to, or consummates, a third party acquisition proposal.

Amendment and Waiver

Amendment.     The merger agreement may be amended in writing by the parties by action taken or authorized by their respective boards of directors before or after the approval and adoption of the merger agreement by Neuberger stockholders. However, following such approval and adoption, no amendment shall be made which by law requires further approval of Neuberger stockholders, without such further approval.

Waiver.     At any time prior to the effective time of the merger, Lehman Brothers and Neuberger may:

•	extend the time of performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

Any extension or waiver will be valid only if set forth in writing and signed by the party granting the waiver. Neither Lehman Brothers nor Neuberger currently intends or expects to amend or waive any of the representations, warranties, agreements or conditions in the merger agreement. The failure of any party to assert any rights under the merger agreement will not constitute a waiver.

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COMPARATIVE RIGHTS OF LEHMAN BROTHERS AND NEUBERGER STOCKHOLDERS

Each of Lehman Brothers and Neuberger is incorporated under the laws of the State of Delaware. If the merger is completed, Neuberger stockholders will exchange their respective shares of Neuberger common stock for cash and shares of Lehman Brothers common stock in accordance with the merger agreement. Thereafter, the former Neuberger stockholders who are new owners of Lehman Brothers common stock will have their rights governed under Delaware law, the Lehman Brothers certificate of incorporation and the by-laws of Lehman Brothers. The material differences between the rights of holders of Neuberger common stock and the rights of holders of Lehman Brothers common stock, resulting from the differences in their governing documents, are summarized below.

The following summary does not purport to be a complete statement of the rights of holders of Lehman Brothers common stock under the applicable provisions of Delaware law, the Lehman Brothers certificate of incorporation and the Lehman Brothers by-laws or the rights of the holders of Neuberger common stock under the applicable provisions of Delaware law, the Neuberger certificate of incorporation and the Neuberger by-laws, or a complete description of the specific provisions referred to herein. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to Delaware law and the governing corporate instruments of Lehman Brothers and Neuberger, to which the holders of Neuberger common stock are referred. Copies of such governing corporate instruments of Lehman Brothers and Neuberger are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”

Summary of Material Differences Between
the Rights of Neuberger Stockholders
and the Rights of Lehman Brothers Stockholders

	Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Authorized Capital Stock:	The authorized capital stock of Neuberger currently consists of (a) 250,000,000 shares of common stock, par value $0.01 per share, and (b) 5,000,000 shares of preferred stock, par value $0.01 per share.	The authorized capital stock of Lehman Brothers currently consists of (a) 600,000,000 shares of common stock, par value $0.10 per share, and (b) 38,000,000 shares of preferred stock, par value $1.00 per share.

Number of Directors:	The Neuberger board of directors currently consists of ten directors. The number of directors is established from time to time by resolution adopted by a majority of the Neuberger board of directors, although there must be a minimum of three directors.	The Lehman Brothers board of directors currently consists of nine directors. The number of directors is established from time to time by resolution adopted by the Lehman Brothers board of directors, although there must be at least six and not more than twenty-four directors. In addition, Lehman Brothers’ certificate of incorporation provides that under certain specified circumstances preferred stockholders may be entitled to elect additional directors.

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	Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Election of Directors:	At each meeting of stockholders for the election of directors, provided a quorum is present, the directors are elected by a plurality of the votes validly cast in such election.	Directors are elected by a plurality of the votes cast by holders of shares present or represented by proxy at a meeting of stockholders and entitled to vote thereon.

Term and Classes of Directors:	Directors serve for one-year terms, with all of the directors’ terms expiring each year. There are no separate classes of directors.	There are three classes of Lehman Brothers directors. Each class serves for a three-year term, with one class of directors’ term expiring each year.

Removal of Directors:	Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.	Any director may be removed only for cause by the holders representing a majority of the votes then entitled to be cast at an election of directors.

Vacancies on the Board:	If any vacancies occur in Neuberger’s board of directors, by reason of death, resignation, removal or otherwise, or if the authorized number of directors is increased, the directors then in office will continue to act, and such vacancies and newly created directorships may be filled by a majority of the Neuberger directors then in office, although less than a quorum. A Neuberger director elected to fill a vacancy or a newly created directorship will hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.	Vacancies in Lehman Brothers’ board of directors and newly created directorships resulting from any increase in the authorized number thereof may be filled by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and the directors so elected will hold office until the next election for such class and until their successors are duly elected and qualified, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware. No decrease in the number of directors constituting Lehman Brothers’ board of directors will shorten the term of any incumbent director.

Board Quorum and Vote Requirements:	At all meetings of Neuberger’s board of directors, the presence of a majority of the total authorized number of directors constitutes a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the directors present at any meeting at which a quorum is present constitutes the act of the board of directors.	A majority of Lehman Brothers’ entire board of directors is necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present constitutes the act of the board of directors.

	Any action required or permitted to be taken at any meeting of Neuberger’s board of directors may be taken without a meeting if all members of the board of directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the board of directors.	Actions required or permitted to be taken by Lehman Brothers’ board of directors may be taken without a meeting if all members of the board of directors consent in writing or by electronic transmission to the adoption of a resolution authorizing the action.

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	Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Stockholder Meetings:	The annual meeting of Neuberger stockholders is held at such place, either within or without the State of Delaware, and at such date and at such time, as may be fixed from time to time by resolution of the board of directors and set forth in the notice or waiver of notice of the meeting.	Annual meetings of Lehman Brothers’ stockholders are held on such date and at such time as are designated from time to time by its board of directors and stated in the notice of the meeting.

	Special meetings of Neuberger’s stockholders may be called at any time by (a) its Chief Executive Officer (or, in the event of his absence or disability, by the President or any Vice President), or (b) the board of directors. A special meeting will be called by the Chief Executive Officer (or, in the event of his absence or disability, by the President or any Vice President), or by the Secretary pursuant to a resolution approved by a majority of the entire board of directors. Such special meetings of the stockholders are held at such places, within or without the State of Delaware, as specified in the respective notices or waivers of notice thereof. Only such business brought before the special meeting pursuant to Neuberger’s notice of the special meeting will be conducted at the special meeting.	Special meetings of Lehman Brothers’ stockholders may be called only by (a) the Chairman of the board of directors, (b) the Chief Executive Officer, (c) the President in the absence or disability of the Chairman of the board of directors and the Chief Executive Officer, or (d) the Secretary at the request of the board of directors. Notice of the special meeting stating the place, date and hour and the purpose for which the meeting is called will be given not less than ten nor more than sixty days before the date of the special meeting to each stockholder entitled to vote at such meeting. Only such business as is specified in the notice of special meeting will come before such meeting.

Meetings of the stockholders for the election of directors or for any other purpose may be held on such date, at such time and at such place, either within or without the State of Delaware, as is designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Only if so determined by Lehman Brothers’ board of directors, in the board of directors’ sole discretion, a meeting of stockholders may be held not at any place, but may instead be held solely by means of remote communication, as provided in the General Corporation Law of the State of Delaware.

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	Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Quorum Requirements:	The presence in person or by proxy of the holders of record of a majority of shares entitled to vote at a meeting of Neuberger stockholders constitutes a quorum for the transaction of business at such meeting.	The holders of shares of Lehman Brothers capital stock issued and outstanding entitled to vote at a meeting of Lehman Brothers’ stockholders representing at least a majority of the votes entitled to be cast thereat, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business.

Stockholder Proposals:	For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Neuberger and must have been a stockholder of record at that time. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of Neuberger not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The adjournment of an annual meeting does not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to	For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Lehman Brothers and must have been a stockholder of record at such time. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of Lehman Brothers not less than 90 nor more than 120 days prior to the one year anniversary of the date of the annual meeting of the previous year; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on Lehman Brothers’ books, of the stockholder proposing such business, (c) the class and number of shares of Lehman Brothers that are beneficially owned by

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Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Stockholder Proposals (cont’d):	Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules thereunder; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on Neuberger’s books, and of such beneficial owner and (2) the class and number of shares of Neuberger which are owned beneficially and of record by such stockholder and such beneficial owner.

Notwithstanding anything in the first sentence of the immediately preceding paragraph above to the contrary, in the event that the number of directors to be elected to the board of directors of Neuberger is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by Neuberger at least 120 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice under this paragraph will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of Neuberger not later than the close business on the 10th day following the day on which such public announcement is first made by Neuberger.	the stockholder, (d) any material interest of the stockholder in such business and (e) any other information relating to the person or the proposal that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision or law) or applicable law.
No business shall be conducted at an annual meeting except in accordance with the procedures set forth in the immediately preceding paragraph; provided, however, that nothing therein may be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

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	Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

No Action of Stockholders by Written Consent:	Any action required or permitted to be taken by Neuberger’s stockholders must be effected at a duly called annual or special meeting and the ability of Neuberger’s stockholders to consent in writing to the taking of any action is specifically denied.	Any action required or permitted to be taken by the holders of the capital stock of Lehman Brothers must be effected at a duly called annual or special meeting and may not be taken by written consent in lieu of a meeting.

Amendment of Certificate of Incorporation:	Under Neuberger’s certificate of incorporation, holders of Neuberger common stock are not entitled to vote on an amendment that would alter or change the powers, preferences, rights or other terms of an outstanding series of preferred stock, if the holders of such preferred stock are entitled to vote on such amendment. In addition, an affirmative vote of two-thirds of Neuberger stockholders who would be entitled to vote generally in an election of directors is required to amend certain articles of Neuberger’s certificate of incorporation that pertain to: (a) the management of the business and the conduct of the affairs of Neuberger and the powers of Neuberger and its directors and stockholders; (b) the liability of the directors to Neuberger or its stockholders for monetary damages (which in no case can be amended retroactively); (c) the denial of the ability of Neuberger’s stockholders to take action by written consent; and (d) the amendment of Neuberger’s certificate of incorporation.	An amendment to Lehman Brothers’ certificate of incorporation requires the affirmative vote of the holders of at least a majority of the shares of capital stock entitled to vote, voting together as a single class, unless such amendment would affect certain rights of certain classes of preferred stockholders, in which case the consent of two-thirds of such preferred stockholders is required.

Amendment of By-laws:	Neuberger’s by-laws may be amended, altered or repealed (a) by resolution adopted by a majority of the board of directors of Neuberger at any regular or special meeting of the board, or (b) by the affirmative vote of two-thirds or more of the combined voting power of the outstanding shares of Neuberger capital stock entitled to vote generally in the election of directors at any annual or special meeting of stockholders. However, if the foregoing is effected at a special meeting of either the board of directors or stockholders, as the case may be, proper notice of such amendment, alteration or repeal is required.	Lehman Brothers’ by-laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by Lehman Brothers’ stockholders or directors at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws will be contained in the notice of such meeting of stockholders or in a notice of such meeting of the directors, as the case may be. Amendments must be approved by either (a) the affirmative vote of holders of shares of capital stock issued and outstanding entitled to vote thereon representing at least a majority of the votes entitled to be cast thereon or (b) a majority of the entire board of directors then in office.

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Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Exculpation of Directors:	Neuberger’s certificate of incorporation provides that no director of Neuberger may be liable to Neuberger or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as in effect from time to time. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of Neuberger’s directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Neuberger’s certificate of incorporation further provides that any repeal or modification of the rights set forth in the foregoing paragraph by the stockholders of Neuberger may not adversely affect any right or protection of a director of Neuberger existing at the time of such repeal or modification.

In addition, Neuberger’s by-laws provide that a director, or a member of any committee designated by the board of directors will, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of Neuberger and upon information, opinions, reports or statements presented to Neuberger by any of its officers or employees, or committees designated by the board of directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Neuberger.	Lehman Brothers’ certificate of incorporation provides that a director will not be personally liable to Lehman Brothers or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this right will not eliminate or limit the liability of a director (a) for any breach of his duty of loyalty to Lehman Brothers or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware (relating to unlawful payment of dividends or unlawful stock purchase or redemption) or (d) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date Lehman Brothers’ restated certificate of incorporation became effective to authorize corporate action further eliminating or limiting the personal liability of Lehman Brothers directors, then the liability of a Lehman Brothers director will be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

No amendment or repeal of the foregoing provisions, nor adoption of any inconsistent provision of Lehman Brothers’ certificate of incorporation will eliminate or reduce the effect of such provisions, in respect of any matter, act or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision will continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed of if a provision inconsistent therewith had not been so adopted.

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Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Indemnification of Directors, Officers and Employees:	Neuberger will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or similar proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of Neuberger, or is or was serving or has agreed to serve at the request of Neuberger as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Neuberger, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Neuberger.	Lehman Brothers, to the full extent and in a manner permitted under Delaware law, will indemnify any person who was or is made a party to (or threatened to be made a party to) any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of Lehman Brothers (or is or was serving at the request of Lehman Brothers as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (each of which we refer to as a subsidiary officer) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each of which we refer to as an associated entity) against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lehman Brothers, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Expenses and costs incurred by any present or former director or officer of Lehman Brothers in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding will, to the extent permitted by law, be paid by Lehman Brothers in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by Lehman Brothers as authorized by its by-laws.

Expenses and costs incurred by any other person referred to above in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may, but need not, be paid by Lehman Brothers in advance.

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	Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Limitations on Indemnity:	With respect to the indemnification described above, in the case of an action or suit by or in the right of Neuberger to procure a judgment in its favor (a) such indemnification will be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to Neuberger unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper. Notwithstanding the foregoing, but subject to procedures set forth for indemnification as provided in the by-laws, Neuberger is not obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors.	Lehman Brothers, to the full extent and in a manner permitted under Delaware law, will indemnify any person who was or is made a party to (or threatened to be made a party to) any threatened, pending or completed action, suit or proceeding (including any appeal thereof) brought in the right of Lehman Brothers to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Lehman Brothers (or is or was serving at the request of Lehman Brothers as a subsidiary officer of an associated entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lehman Brothers, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Lehman Brothers unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery or such other court shall deem proper; provided, however, that Lehman Brothers shall not be obligated to indemnify a director, officer, employee or agent of Lehman Brothers or a subsidiary officer of an associated entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the board of directors.

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	Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Limitations on Indemnity (cont’d):	To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.	Lehman Brothers is not obligated to indemnify (a) a person who is or was a director, officer employee or agent of Lehman Brothers (or a subsidiary officer of an associated entity) against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of its board of directors and (b) against any amount paid in settlement unless the board of directors has consented to such settlement.

Notwithstanding the foregoing provisions, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

To the extent any person who is or was a director, officer, employee or agent of Lehman Brothers (or a subsidiary officer of an associated entity) has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding by reason of his or her services as a director, officer, employee or agent of Lehman Brothers (or a subsidiary officer of an associated entity), Lehman Brothers may, but is not obligated to, indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs incurred by such person in connection therewith.

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	Neuberger Stockholder Rights	Lehman Brothers Stockholder Rights

Determination of Indemnity:	Any determination for the foregoing indemnification by Neuberger must be made, with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders.	Any determination regarding the foregoing indemnification by Lehman Brothers, with respect to a person who is a director or officer of Lehman Brothers at the time of such determination, must be made (a) by a majority vote of the directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought, even though less than a quorum, (b) by majority vote of the members of a committee composed of at least two directors each of whom is not a party to such action, suit or proceeding, designated by majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (c) if there are no directors who are not parties to such action, suit or proceeding, or if such directors so direct, by independent legal counsel in a written opinion or (d) by action of the stockholders taken as permitted by law and Lehman Brothers’ by-laws. Such determination is made, with respect to any other person, by such officer or officers of Lehman Brothers as its board of directors or the executive committee (if any) of the board of directors may designate, in accordance with any procedures that the board of directors, the executive committee or such designated officer or officers may determine, or, if any such officer or officers have not been so designated, by the chief legal officer or the general counsel of Lehman Brothers.

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DESCRIPTION OF LEHMAN BROTHERS’ CAPITAL STOCK

Set forth below is a description of Lehman Brothers’ capital stock. The following statements are brief summaries of, and are subject to the detailed provisions of, Lehman Brothers’ certificate of incorporation, its by-laws, the certificates of designations pursuant to which the outstanding series of Lehman Brothers’ preferred stock described below were issued, and the relevant provisions of the General Corporation Law of the State of Delaware.

Common Stock

Lehman Brothers currently is authorized to issue up to 600,000,000 shares of common stock, par value $0.10 per share. As of September 24, 2003, Lehman Brothers had outstanding approximately 238,173,796 shares of its common stock.

Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

Upon voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

The rights of holders of the common stock may be adversely affected by the rights of holders of preferred stock that is outstanding or that may be issued in the future. See “—Preferred Stock” below.

The transfer agent and registrar for the common stock is The Bank of New York. The outstanding common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange.

Certain provisions of Delaware law as well as certain provisions of Lehman Brothers’ certificate of incorporation and by-laws as described in “Comparative Rights of Lehman Brothers and Neuberger Stockholders” above may delay, deter or prevent a tender offer or takeover attempt with respect to Lehman Brothers that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for its shares. Those provisions of Lehman Brothers’ certificate of incorporation and by-laws include the classified board, removal of directors only for cause, no stockholder action by written consent, procedures for calling special meetings of the stockholders, requirements for advance notice of stockholder-proposed business at annual meeting, and election of directors by a plurality of votes rather than cumulative voting.

Preferred Stock

Lehman Brothers is authorized to issue up to 38,000,000 shares of preferred stock, par value $1.00 per share. Lehman Brothers’ board of directors may authorize the issuance of new classes or series of preferred stock from time to time, each of which class or series will have those voting powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be specified by the board of directors. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.

As of the date of this proxy statement/prospectus, Lehman Brothers has issued and outstanding 728,000 shares of preferred stock in four series (each represented by depositary shares) with differing rights and privileges, including:

•
5,000,000 depositary shares, each representing 1/10th of a share of 5.94% Cumulative Preferred Stock, Series C, which we refer to as the “series C preferred stock.” The shares of series C preferred stock have a redemption price of $500 per share ($50 per depositary share), together with accrued and unpaid dividends. Lehman Brothers may redeem any or all of the outstanding shares of series C preferred stock beginning on May 31, 2008.

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•
4,000,000 depositary shares, each representing 1/100th of a share of 5.67% Cumulative Preferred Stock, Series D, which we refer to as the “series D preferred stock.” The shares of series D preferred stock have a redemption price of $5,000 per share ($50 per depositary share), together with accrued and unpaid dividends. Lehman Brothers may redeem any or all of the outstanding shares of series D preferred stock beginning on August 31, 2008.

•
5,000,000 depositary shares, each representing 1/100th of a share of Fixed/Adjustable Rate Cumulative Preferred Stock, Series E, which we refer to as the “series E preferred stock.” The initial cumulative dividend rate on the series E preferred stock is 7.115% per annum through May 31, 2005; thereafter the rate will range between 7.615% and 13.615%, depending on certain U.S. Treasury rates. The shares of series E preferred stock have a redemption price of $5,000 per share ($50 per depositary share), together with accrued and unpaid dividends. Lehman Brothers may redeem any or all of the outstanding shares of series E preferred stock beginning on May 31, 2005.

•
13,800,000 depositary shares, each representing 1/100th of a share of 6.50% Cumulative Preferred Stock, Series F, which we refer to as the “series F preferred stock.” The shares of series F preferred stock have a redemption price of $2,500 per share ($25 per depositary share), together with accrued and unpaid dividends. Lehman Brothers may redeem any or all of the outstanding shares of series F preferred stock beginning on August 31, 2008.

The outstanding preferred stock does not generally have voting rights, except in certain very limited circumstances involving Lehman Brothers’ failure to pay dividends thereon and certain matters affecting the rights of the preferred stockholders.

Each series of outstanding preferred stock ranks pari passu with each other series with respect to dividends and dissolution, liquidation and winding up. Future series of preferred stock may rank on a senior, equal or subordinate basis with the outstanding series of preferred stock. Each series of preferred stock will rank prior to the common stock as to dividends and distributions of assets.

STOCK EXCHANGE LISTING

It is a condition to the merger that the shares of Lehman Brothers common stock issuable as a result of the merger be approved for listing on the NYSE. If the merger is completed, Neuberger common stock will cease to be quoted on the NYSE.

EXPERTS

The consolidated financial statements of Lehman Brothers and its subsidiaries as of November 30, 2002 and 2001 and for each of the years in the three-year period ended November 30, 2002 included in Lehman Brothers’ Annual Report to Stockholders for 2002 and, by reference thereto, in Lehman Brothers’ Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the report by Ernst & Young LLP, independent certified public accountants, included in Lehman Brothers’ Annual Report on Form 10-K, and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Neuberger and its subsidiaries as of December 31, 2002, and for the year then ended, have been incorporated by reference herein in reliance upon the audit report of KPMG LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Neuberger and its subsidiaries for the years ended December 31, 2001, and December 31, 2000, included in the Annual Report on Form 10-K for the year ended December 31, 2002, and incorporated by reference into this proxy statement/prospectus, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this proxy statement/prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933, as amended. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this proxy statement/prospectus, you will not be able to recover against Arthur

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Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

LEGAL MATTERS

The legality of the Lehman Brothers common stock offered hereby will be passed upon for Lehman Brothers by Simpson Thacher & Bartlett LLP, counsel to Lehman Brothers. Simpson Thacher & Bartlett LLP, counsel to Lehman Brothers, and Willkie Farr & Gallagher LLP, counsel to Neuberger, will each deliver an opinion concerning the U.S. federal income tax consequences of the merger. Jack H. Nusbaum, a director of Neuberger, is the Chairman of Willkie Farr & Gallagher LLP. As of the record date, Mr. Nusbaum owned 39,679 shares (which includes 15,498 shares of Neuberger common stock subject to stock options, whether or not such options are fully exercisable) of Neuberger common stock.

STOCKHOLDER PROPOSALS

Neuberger will hold an annual meeting of its stockholders in 2004 only if the merger has not been completed by that date. If Neuberger’s 2004 annual meeting is to be held, in order to be considered for inclusion in Neuberger’s proxy statement for the meeting, stockholder proposals must be received at Neuberger’s principal executive offices, 605 Third Avenue, New York, New York 10158, no later than December 19, 2003 and otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

WHERE YOU CAN FIND MORE INFORMATION

Neuberger and Lehman Brothers file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Lehman Brothers or Neuberger at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about Lehman Brothers and Neuberger at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by Lehman Brothers and Neuberger, at http://www.sec.gov. You may also access the SEC filings and obtain other information about Lehman Brothers and Neuberger through the websites maintained by Lehman Brothers and Neuberger, which are http://www.lehman.com and http://www.nb.com, respectively. The information contained in those websites is not incorporated by reference into this proxy statement/prospectus.

As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement on Form S-4 filed by Lehman Brothers to register the shares of stock to be issued in the merger and the exhibits to the registration statement. The SEC allows Lehman Brothers and Neuberger to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Lehman Brothers (Commission file number 001-09466) and Neuberger (Commission file number 001-15361) have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

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LEHMAN BROTHERS FILINGS WITH THE SEC	PERIOD AND/OR FILING DATE

Annual Report on Form 10-K (including information incorporated therein by reference to Lehman Brothers’ 2002 Annual Report to Stockholders)	Year ended November 30, 2002, as filed February 28, 2003
Quarterly Reports on Form 10-Q	Quarter ended February 28, 2003, as filed April 14, 2003, and quarter ended May 31, 2003, as filed July 15, 2003
Definitive Proxy Statement on Schedule 14A	Filed February 28, 2003
Current Reports on Form 8-K	Filed December 11, 2002, December 19, 2002, December 23, 2002, January 9, 2003, March 17, 2003, March 20, 2003, March 21, 2003, April 29, 2003, May 1, 2003, May 2, 2003, May 8, 2003, May 13, 2003, May 20, 2003, May 27, 2003, June 2, 2003, June 19, 2003, June 24, 2003, July 1, 2003, July 10, 2003, July 14, 2003, July 22, 2003, August 26, 2003, August 27, 2003, September 10, 2003, September 16, 2003 and September 23, 2003

NEUBERGER FILINGS WITH THE SEC	PERIOD AND/OR FILING DATE

Annual Report on Form 10-K	Year ended December 31, 2002, as filed March 31, 2003
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2002, as filed May 15, 2003, and quarter ended June 30, 2003, as filed August 14, 2003
Current Reports on Form 8-K	Filed January 29, 2003, May 1, 2003, July 2, 2003, July 8, 2003, July 14, 2003, July 22, 2003, July 30, 2003 and September 23, 2003

All documents filed by Lehman Brothers and Neuberger pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus to the date of the special meeting shall also be deemed to be incorporated herein by reference.

Lehman Brothers is also incorporating by reference the description of Lehman Brothers common stock contained in Lehman Brothers’ registration statements under Section 12 of the Exchange Act.

You may also obtain copies of any document incorporated in this proxy statement/prospectus, without charge, by requesting them in writing, by telephone or by e-mail from the appropriate company at the following addresses:

Neuberger Berman Inc. Corporate Communications 605 Third Avenue New York, New York 10158 Telephone: (212) 476-8125 e-mail: neufilings@nb.com	Lehman Brothers Holdings Inc. Investor Relations 745 Seventh Avenue New York, New York 10019 Telephone: (212) 526-3267 e-mail: sbutler@lehman.com

Neither Lehman Brothers nor Neuberger have authorized anyone to give any information or make any representation about the merger that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/ prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

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Annex A

Composite Copy

AGREEMENT AND PLAN OF MERGER

AMONG

LEHMAN BROTHERS HOLDINGS INC.,

RUBY ACQUISITION COMPANY

AND

NEUBERGER BERMAN INC.

Dated as of July 21, 2003
As Amended by the First Amendment
to Agreement and Plan of Merger,
Dated as of September 22, 2003

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A-i

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LIST OF EXHIBITS(1)

Exhibit	Title

1.5	Form of Certificate of Incorporation for Reverse Merger Election
1.6	Form of By-Laws for Reverse Merger Election
5.5(c)	Form of Retention Pool Grant Agreement
5.10	Form of Affiliate Agreement
6.2(c)(1)	Form of tax opinion of Simpson Thacher & Bartlett LLP
6.2(c)(2)	Form of representation letter of Parent
6.2(c)(3)	Form of representation letter of the Company
6.2(f)	Form of Amendment and Agreement
6.3(c)(1)	Form of tax opinion of Willkie Farr & Gallagher

(1)	The exhibits to the merger agreement have been omitted.

A-ii

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INDEX OF DEFINED TERMS

Page(s)

Acquisition Proposal	A-39
Action	A-14
Advisory Client	A-52
Advisory Contract	A-52
Affiliate	A-52
Aggregate Base PAM Revenue Run-Rate	A-5
Aggregate Closing PAM Revenue Run-Rate	A-5
Agreement	A-1
Amendment and Agreement	A-46
Base Asset-Based Fee Rate	A-5
Base Date	A-5
Base PAM Assets Under Management	A-6
Base PAM Revenue Run-Rate	A-6
BHCA	A-25
Blue Sky Laws	A-12
Board of Directors	A-52
Bonus Option Shares	A-42
Bonus Options	A-42
brokerage services	A-22
Business Day	A-52
Certificate	A-3
Certificate of Merger	A-2
Client	A-23
Closing	A-1
Closing Adjusted PAM Assets Under Management	A-6
Closing Asset-Based Fee Rate	A-6
Closing Date	A-2
Closing PAM Revenue Run-Rate	A-6
COBRA	A-17
Code	A-1
Company	A-1
Company Affiliate Letter	A-43
Company Common Stock	A-1
Company Disclosure Schedule	A-10
Company Employees	A-41
Company Intellectual Property	A-18
Company LYONS	A-10
Company Options	A-4
Company Plans	A-16
Company Regulatory Agreement	A-25
Company SEC Reports	A-13
Company Stock Plans	A-10
Company Stockholders Agreement	A-20
Company Stockholders Meeting	A-20
Confidentiality Agreements	A-35
Consent	A-52
Consenting PAM Advisory Contract	A-6
Contract	A-54
Converted Option	A-4
Costs	A-42

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Page(s)

Cumulative Preferred	A-26
DCSIP	A-5
DGCL	A-1
Dissenting Shares	A-3
DOJ	A-36
Effective Time	A-2
Encumbrances	A-11
Environmental Laws	A-19
Environmental Permits	A-19
Environmental Report	A-19
ERISA Affiliates	A-16
Exchange Act	A-12
Exchange Agent	A-7
Exchange Fund	A-7
Exchange Ratio	A-2
Expenses	A-42
Financial Intermediary	A-38
Former Principal	A-17
Founders Pre-Meeting	A-20
FTC	A-36
Fund Board Approval	A-37
Fund Shareholder Approval	A-37
GAAP	A-13
Governmental Authority	A-54
HSR Act	A-12
Intellectual Property	A-18
Investment Advisers Act	A-22
investment advisory services	A-22
Investment Company	A-54
Investment Company Act	A-12
Investment Contract	A-23
Key Employees	A-17
knowledge	A-55
Leases	A-55
Master Agreement	A-38
Material Adverse Change	A-55
Material Adverse Effect	A-55
Materials of Environmental Concern	A-20
Merger	A-1
Merger Consideration	A-2
Merger Sub	A-1
Merrill	A-20
NASD	A-21
Notice	A-37
NYSE	A-3
OCC	A-35
Other Acquisition Documentation	A-40
Other Stock Awards	A-4
PAM Advisory Client	A-55
PAM Advisory Contract	A-55
Parent	A-1
Parent Common Stock	A-1

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Page(s)

Parent Disclosure Schedule	A-27
Parent Expenses	A-48
Parent Preferred Stock	A-26
Parent Reference Price	A-3
Parent SEC Reports	A-28
Parent Stock Plans	A-26
Permits	A-12
Per-Share Cash Consideration	A-2
Person	A-55
Proprietary Funds	A-21
Proxy Statement	A-20
Redeemable Preferred	A-26
Reference Period	A-3
Registered Investment Company	A-37
Registration Statement	A-20
Regulatory Agencies	A-21
Regulatory Law	A-36
Reload Options	A-4
Required Company Vote	A-21
Retention Bonus Pool	A-41
Reverse Merger Election	A-1
Rule 145	A-43
Sarbanes-Oxley Act	A-12
SEC	A-13
Securities Act	A-12
Series A Preferred	A-26
Series B Preferred	A-26
Series C Preferred	A-26
Series D Preferred	A-26
Series E Preferred	A-26
Shortfall Ratio	A-5
Significant Subsidiaries	A-21
Special Option Exchange Ratio	A-4
SRO	A-21
Subsidiary	A-55
Superior Proposal	A-40
Supplemental Matters Letter	A-5
Surviving Corporation	A-1
Surviving Corporation Board	A-41
Tax	A-15
Tax Authority	A-15
Tax Return	A-16
Taxes	A-15
Taxing Authority	A-15
Termination Date	A-47
Termination Fee	A-48
Termination Notice	A-48
the other party	A-56
Top-Up Notice	A-48
Transactions	A-35
Treasury Regulations	A-1
Treasury Shares	A-1
Voting Agreement	A-1

A-v

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AGREEMENT AND PLAN OF MERGER, dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003 (this “Agreement”), among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (“Parent”), RUBY ACQUISITION COMPANY, a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and NEUBERGER BERMAN INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved and declared advisable the merger of the Company with and into Merger Sub (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares owned or held directly by the Company (“Treasury Shares”) and other than Dissenting Shares, will be converted into the right to receive a unit consisting of a fraction of a fully paid and nonassessable share of common stock, par value $.10 per share, of Parent (“Parent Common Stock”) and an amount in cash;

WHEREAS, as a condition to Parent entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Voting Agreement with certain significant stockholders in the Company (the “Voting Agreement”) pursuant to which, among other things, each of those stockholders have agreed, subject to the terms thereof, to vote all shares of Company Common Stock owned by each of them in accordance with the terms of the Voting Agreement;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby; and

WHEREAS, for U.S. federal income tax purposes, Parent, Merger Sub and the Company intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder (“Treasury Regulations”), and, by approving resolutions authorizing this Agreement, to adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

1.1. The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), the Company shall be merged with and into Merger Sub at the Effective Time. Following the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation (the “Surviving Corporation”) under the name “Neuberger Berman Inc.” In lieu of the Company being merged with and into Merger Sub, Parent shall have the right to revocably elect (the “Reverse Merger Election”) by notice delivered to the Company, and upon the terms and subject to the conditions set forth in this Agreement (including without limitation, the conditions set forth in Sections 6.2(c) and 6.3(c)), to cause the “Merger” to be a merger of Merger Sub with and into the Company at the Effective Time, in which case, following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation.

1.2. Closing.     Unless this Agreement shall have been terminated pursuant to the provisions of Section 7.1, the closing of the Merger (the “Closing”) will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms,

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cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing) set forth in Article VI, unless the Company shall have delivered notice pursuant to Section 1.10(c) electing to delay the Closing in accordance with the terms of Section 1.10(c) (in which case the Closing shall occur on the date specified in such notice), and unless another time or date is agreed to in writing by the parties hereto (the date of the Closing, the “Closing Date”); provided that, in the event that the Company has delivered the Termination Notice pursuant to Section 7.1(h), the “Closing Date” shall be the third Business Day following delivery of the Top-Up Notice pursuant to Section 7.1(h), if any. The Closing shall be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, unless another place is agreed to in writing by the parties hereto.

1.3. Effective Time.     Upon the Closing, the parties shall (i) file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).

1.4. Effects of the Merger.     At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.5. Certificate of Incorporation.     Unless the Reverse Merger Election is made, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: “The name of this Corporation is ‘Neuberger Berman Inc.”’ If the Reverse Merger Election is made, the Certificate of Incorporation of the Company shall be amended at the Effective Time so as to read in its entirety as set forth in Exhibit 1.5 and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.6. By-Laws.     Unless the Reverse Merger Election is made, the By-Laws of Merger Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. If the Reverse Merger Election is made, the By-Laws of the Company as amended in their entirety as set forth in Exhibit 1.6 shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.7. Officers and Directors of Surviving Corporation.     The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

1.8. Effect on Capital Stock.     At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

(a) Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Shares and Dissenting Shares) shall be converted into the right to receive (x) $9.49 in cash, subject to adjustment pursuant to Section 7.1(h), if applicable, and reduction pursuant to Section 1.10, if applicable (the “Per-Share Cash Consideration”), and (y) a fraction of a fully paid and nonassessable share of Parent Common Stock equal to the Exchange Ratio (collectively, the “Merger Consideration”), subject to Section 2.5 with respect to fractional shares. For purposes of this Agreement, “Exchange

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Ratio” means, subject to reduction pursuant to Section 1.10, if applicable, (i) 0.411, if the Parent Reference Price is greater than $90.41; (ii) if the Parent Reference Price is greater than $82.19 but less than or equal to $90.41, that fraction, rounded to the nearest ten-thousandth, or if there shall not be a nearest ten-thousandth, to the next lower ten-thousandth, equal to the quotient obtained by dividing $37.15 by the Parent Reference Price; (iii) 0.452, if the Parent Reference Price is greater than $73.00 and less than or equal to $82.19; (iv) if the Parent Reference Price is greater than $66.51 and less than or equal to $73.00, that fraction, rounded to the nearest ten-thousandth, or if there shall not be nearest ten-thousandth, to the next higher ten-thousandth, equal to the quotient obtained by dividing $33.01 by the Parent Reference Price; (v) 0.496, if the Parent Reference Price is less than or equal to $66.51; and (vi) if Parent shall have given the Top-Up Notice pursuant to Section 7.1(h), the Exchange Ratio as set forth in such notice and determined by Parent in accordance with Section 7.1(h). “Parent Reference Price” means the average of the volume weighted sales prices per share of Parent Common Stock as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. (“NYSE”) (as reported in Bloomberg Financial Markets or, if not reported thereby, another authoritative source as the parties shall agree in writing) for the 10 consecutive full trading dates (the “Reference Period”) ending on the second trading day prior to the Closing Date (or, in the event that (x) the Company elects to delay Closing pursuant to Section 1.10(c) or (y) the Termination Notice is delivered by the Company pursuant to Section 7.1(h), then in each case the second trading day prior to the date that would have been the Closing Date as determined pursuant to Section 1.2 hereof without application of delay pursuant to Section 1.10(c) or the proviso contained in the first sentence of such Section 1.2, as applicable), appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions. The Parent Reference Price shall be calculated to the nearest one-hundredth of one cent.

(b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock (other than shares referred to in Sections 1.8(c) and (e)) shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (a “Certificate”) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor and any dividends or other distributions to which holders become entitled all in accordance with Article II upon the surrender of such Certificate.

(c) Each Treasury Share at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and no Merger Consideration or other consideration shall be delivered in exchange therefor.

(d) Unless the Reverse Merger Election shall have been made, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall remain issued, outstanding and unchanged as a validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. If the Reverse Merger Election is made, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

(e) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders that are entitled to demand and have properly demanded rights of appraisal in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect or have effectively withdrawn or lost such right of appraisal under applicable law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL. If any such holder shall fail to perfect or shall effectively withdraw or lose such right of appraisal, the shares of Company Common Stock held by such stockholder shall not be deemed Dissenting Shares for purposes of this Agreement and shall thereupon be deemed to have been

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converted into the right to receive the Merger Consideration in accordance with Section 1.8(a), without interest. The Company shall give Parent (A) prompt notice of any demands for appraisal filed pursuant to Section 262 of the DGCL received by Company, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by the Company and (B) the opportunity to participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

(f) If prior to the Effective Time, Parent or the Company, as the case may be, should (after obtaining the consent required by Section 4.1 or 4.2, as the case may be, hereof) split, combine or otherwise reclassify the Parent Common Stock or the Company Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock or Company Common Stock, as applicable, or otherwise change the Parent Common Stock or Company Common Stock into any other securities, or make any other such stock dividend or distribution in capital stock of Parent or the Company in respect of the Parent Common Stock or the Company Common Stock, respectively, then any number or amount contained herein which is based upon the price of the Parent Common Stock or the number of shares of Company Common Stock or Parent Common Stock, as the case may be, will be appropriately adjusted to reflect such split, combination, dividend, reclassification or other distribution or change.

1.9. Treatment of Options and Other Stock Awards.     (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all outstanding employee or director stock options to purchase Company Common Stock (“Company Options”) granted under any Company Stock Plan, to provide that at the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall become vested in full pursuant to the terms of such Company Option and shall be converted into an option to acquire such number of shares of Parent Common Stock (a “Converted Option”) equal to the product of (x) the number of shares of Company Common Stock subject to such Company Option multiplied by (y) the Special Option Exchange Ratio (provided that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share). The terms and conditions of the Converted Option shall otherwise remain the same as the terms and conditions of the Company Option, except that the exercise price per share of each Converted Option shall be equal to the quotient of (i) the exercise price per share of such Company Option divided by (ii) the Special Option Exchange Ratio (provided that such exercise price shall be rounded up to the nearest whole cent); provided, however, that, the Company shall take all actions necessary to amend each Company Option that by its terms contains an “option reload” feature (“Reload Options”) to: (A) suspend, effective as of the date of this Agreement, any holder of a Reload Option’s rights to exercise such option and receive a “reload” of options (within the meaning of the applicable Company Stock Plan); and, further, (B) effective as of the Effective Time, cancel such “option reload” feature such that the Converted Options resulting from the conversion of such Reload Options will not contain an “option reload” feature. For purposes of this Section 1.9, the term “Special Option Exchange Ratio” shall mean the sum of (i) the Exchange Ratio plus (ii) the quotient of (x) the Per-Share Cash Consideration divided by (y) the Parent Reference Price.

(b) All shares of restricted Company Common Stock granted under the Company Stock Plans (and any other shares of Company Common Stock subject to vesting or future issuance under the Company Stock Plans) (collectively, “Other Stock Awards”) held by a current employee or director of the Company or its Subsidiaries and outstanding immediately prior to the Effective Time shall be treated in the same manner as all other shares of Company Common Stock outstanding immediately prior to the Effective Time pursuant to Section 1.8 of this Agreement; provided, however, that the Merger Consideration received by each holder in exchange for the holder’s Other Stock Awards pursuant to Section 1.8 of this Agreement shall be subject to the terms and conditions (including vesting schedules) applicable to such Other Stock Awards under the terms of the Company Stock Plans and any related award agreements as in effect prior to the Closing Date; provided, further, however, that the Per-Share Cash Consideration portion of such Merger Consideration shall be entered into a notional account on the books and records of Parent or the Company (with interest accruing

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annually on such amounts at the rate applicable to one-year Treasury Bills, as reported by the U.S. Federal Reserve on the Closing Date and each anniversary thereof), subject to distribution upon vesting. The Company shall take all actions necessary to provide that none of the vesting schedules of the Other Stock Awards shall be accelerated in connection with the transactions contemplated by this Agreement.

(c) With respect to the Company’s Employee Stock Purchase Plan (the “ESPP”), the Company (i) shall take all actions necessary to cause the current Offering Period (within the meaning of the ESPP), if any, to terminate as soon as practicable after the date of this Agreement (and, in the event of such termination, the Company shall cause all amounts deducted from participants’ compensation during such Offering Period to be promptly returned to each such participant), and (ii) shall refrain from commencing any new Offering Periods under the ESPP thereafter.

(d) With respect to the Company’s Employee Defined Contribution Stock Incentive Plan (the “DCSIP”), in the event that the Closing Date is or is reasonably expected to occur prior to October 8, 2003, the Company shall, if so requested by Parent in its sole discretion after reasonable advance notice of such request, cause the vesting as of immediately prior to the Closing Date of the Company Common Stock held in trust under the DCSIP that is otherwise scheduled to vest and be distributed on October 8, 2003 in accordance with the terms of the DCSIP.

(e) As of the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Parent Common Stock subject to the Converted Options and Other Stock Awards.

(f) The Company and Parent shall take all such steps as may be required to cause the transactions contemplated by this Section 1.9 and any other dispositions of Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of the Company or (ii) at the Effective Time will become a director or officer of Parent to become exempt under Rule 16b-3 promulgated under the Exchange Act.

1.10. Adjustment to Merger Consideration.     (a) In the event that the Aggregate Closing PAM Revenue Run-Rate is less than 85.0% of the Aggregate Base PAM Revenue Run-Rate, then (i) the Per-Share Cash Consideration shall be reduced by an amount equal to the product of (A) the unadjusted Per-Share Cash Consideration as determined pursuant to Section 1.8(a) hereof multiplied by (B) the Shortfall Ratio, and (ii) the Exchange Ratio shall be reduced by an amount equal to the product of (A) the unadjusted Exchange Ratio as determined pursuant to Section 1.8(a) multiplied by (B) the Shortfall Ratio.

(b) As used in this Agreement:

(i) The “Shortfall Ratio” shall be equal to the product of (A) 1.25 multiplied by (B) the excess of (i) 85.0% over (ii) a fraction (expressed as a percentage) the numerator of which is the Aggregate Closing PAM Revenue Run-Rate and the denominator of which is the Aggregate Base PAM Revenue Run-Rate, provided that the Shortfall Ratio shall not exceed 6.25%.

(ii) “Aggregate Base PAM Revenue Run-Rate” shall mean the sum of the Base PAM Revenue Run-Rates for all PAM Advisory Contracts. The Company represents and warrants to Parent and Merger Sub that the Aggregate Base PAM Revenue Run-Rate is the dollar amount set forth in Annex 1.10(b) of that certain Supplemental Matters Letter of even date herewith delivered by the Company to Parent (the “Supplemental Matters Letter”).

(iii) “Aggregate Closing PAM Revenue Run-Rate” shall mean the sum of the Closing PAM Revenue Run-Rates for all Consenting PAM Advisory Contracts.

(iv) “Base Asset-Based Fee Rate” shall mean, with respect to a PAM Advisory Contract, the asset-based investment advisory and subadvisory annual fee rate (excluding any performance-based fees) payable to the Company and its Subsidiaries pursuant to such PAM Advisory Contract as of the Base Date, after taking into account any fee waivers, reimbursement obligations or similar offsets or other arrangements.

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(v) “Base Date” shall mean May 31, 2003.

(vi) “Base PAM Assets Under Management” shall mean, with respect to a PAM Advisory Contract, the amount of assets under management by the Company and its Subsidiaries pursuant to such PAM Advisory Contract as of the Base Date.

(vii) “Base PAM Revenue Run-Rate” shall mean, with respect to a PAM Advisory Contract, the product of (A) the Base PAM Assets Under Management pursuant to such PAM Advisory Contract, multiplied by (B) the Base Asset-Based Fee Rate under such PAM Advisory Contract.

(viii) “Closing Asset-Based Fee Rate” shall mean, with respect to a Consenting PAM Advisory Contract, the asset-based investment advisory and subadvisory annual fee rate (excluding any performance-based fees) payable to the Company and its Subsidiaries pursuant to such Consenting PAM Advisory Contract as of the most recent calendar month end prior to the Closing Date after taking into account any fee waivers, reimbursement obligations or similar offsets or other arrangements, provided that any increase in the applicable fee rate payable under a Consenting PAM Advisory Contract following the Base Date (whether by reason of a change in the targeted allocation of the client’s investment portfolio or otherwise) shall be taken into account only if such rate increase has been affirmatively agreed to by the PAM Advisory Client who is party to such contract.

(ix) “Closing Adjusted PAM Assets Under Management” shall mean, with respect to a Consenting PAM Advisory Contract, the amount of assets under management by the Company and its Subsidiaries pursuant to such Consenting PAM Advisory Contract as of the Base Date (or, in the case of a Consenting PAM Advisory Contract entered into with a new client following the Base Date, as of the date of such Consenting PAM Advisory Contract), as adjusted to reflect net cash flows (additions, withdrawals and reinvestments of dividends and interest), from and after the Base Date (or, in the case of a Consenting PAM Advisory Contract entered into with a new client following the Base Date, the date of such Consenting PAM Advisory Contract) through and including the date that is the most recent calendar month end prior to the Closing Date. For the avoidance of doubt, the calculation of Closing Adjusted PAM Assets Under Management pursuant to the immediately preceding sentence excludes any increase or decrease in assets under management resulting from market appreciation or depreciation or currency fluctuations from and after the Base Date (or such later date of such Consenting PAM Advisory Contract, in the case of a Consenting PAM Advisory Contract entered into with a new client following the Base Date).

(x) “Closing PAM Revenue Run-Rate” shall mean, with respect to a Consenting PAM Advisory Contract, the product of (A) the Closing Adjusted PAM Assets Under Management pursuant to such Consenting PAM Advisory Contract, multiplied by (B) the Closing Asset-Based Fee Rate under such Consenting PAM Advisory Contract (or, with respect to the contract of any Consenting PAM Advisory Client that has informed the Company or any Subsidiary thereof that it will reduce the fee rate payable by such PAM Advisory Client to the Company and its Subsidiaries and/or reduce the Closing Adjusted PAM Assets Under Management for such Consenting PAM Advisory Client by the Company and its Subsidiaries, the product of such reduced fee rate and/or reduced Closing Adjusted PAM Assets Under Management, as applicable).

(xi) “Consenting PAM Advisory Contract” means a PAM Advisory Contract in effect as of the most recent calendar month end prior to the Closing Date and for which the applicable PAM Advisory Client(s) has provided Consent, which Consent is in full force and effect as of the Closing Date.

(xii) Not later than three (3) Business Days prior to the Closing Date, the Company shall provide Parent and Merger Sub with such written evidence of Consents, fee rates and Closing Adjusted PAM Assets Under Management for Consenting PAM Advisory Clients as is reasonably necessary to calculate the adjustments (if any) to be made to the Per-Share Cash Consideration and Exchange Ratio pursuant to this Section 1.10.

(c) Right to Delay Closing.     In the event that (x) the provisions of Section 1.10(a) would result in a reduction of the Merger Consideration if calculated on the date on which the Closing would otherwise occur pursuant to Section 1.2 and (y) in good faith the Company has reasonably determined that a material number

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of additional Consents from PAM Advisory Clients in respect of PAM Advisory Contracts are reasonably likely to be delivered to the Company within the next thirty (30) calendar days, the Company shall have the right, by written notice to Parent delivered within one Business Day after the end of the Reference Period, to delay the Closing to the date specified in such notice, which date shall be no later than the date thirty (30) calendar days after the date on which the Closing would otherwise occur pursuant to Section 1.2; provided, that in the event that the Company shall have elected to delay the Closing pursuant to this Section 1.10(c), the Company shall not have the right to terminate this Agreement pursuant to Section 7.1(h); and provided, further, that the Company may exercise the right described in this Section 1.10(c) no more than once.

ARTICLE II
EXCHANGE OF CERTIFICATES

2.1. Exchange Fund.     At or prior to the Effective Time, Parent shall deposit with The Bank of New York or such other bank or trust company as Parent shall determine and who shall be reasonably satisfactory to the Company (the “Exchange Agent”), in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 1.8, all the cash and certificates representing shares of Parent Common Stock to be paid or issued pursuant to this Agreement in exchange for outstanding Company Common Stock and cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund”.

2.2. Exchange Procedures.     As promptly as practicable after the Effective Time, the Exchange Agent will send to each record holder of a Certificate other than Certificates to be canceled pursuant to Section 1.8(c) and Certificates in respect of Dissenting Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of a Certificate, upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Common Stock and the amount of cash (including amounts to be paid pursuant to Section 1.8(a), in lieu of fractional shares of Parent Common Stock pursuant to Section 2.5 and in respect of any dividends or other distributions to which holders are entitled pursuant to Section 2.3), if any, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or will accrue on any cash payable pursuant to Section 1.8 (except to the extent provided in Section 1.9(b)), Section 2.3 or Section 2.5. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, one or more shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash pursuant to Section 1.8(a) and cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, shall be issued with respect to such Company Common Stock to such a transferee only if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

2.3. Distributions with Respect to Unexchanged Shares.     No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.5 until such

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holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

2.4. No Further Ownership Rights in Company Common Stock.     All shares of Parent Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 1.8(a), 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

2.5. No Fractional Shares of Parent Common Stock.     (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

(b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the Parent Reference Price. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

2.6. Termination of Exchange Fund.     Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar laws) for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.3. Any portion of the Exchange Fund remaining unclaimed by holders of Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

2.7. No Liability.     None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.8. Investment of the Exchange Fund.     Any funds included in the Exchange Fund may be invested by the Exchange Agent, as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. Any interest and other income resulting from such investments shall promptly be paid to Parent.

2.9. Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving

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Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate or other documentation (including an indemnity in customary form) reasonably requested by Parent, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

2.10. Withholding Rights.     Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and any holder of Other Stock Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the Treasury Regulations, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of Other Stock Awards, in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

2.11. Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

2.12. Stock Transfer Books.     At the close of business, New York time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company.     The Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization and Qualification.     The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of the Company and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has previously made available to Parent true and correct copies of its Certificate of Incorporation and By-Laws and the charter documents and by-laws or other organizational documents of each of its material Subsidiaries, as currently in effect.

(b) Authorization; Validity and Effect of Agreement.     The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the

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Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and all other necessary corporate action on the part of the Company, other than the adoption of this Agreement by the stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Board of Directors of the Company has approved each Amendment and Agreement for the purposes of Section 6.3(a) of the Company Stockholders Agreement.

(c) Capitalization.     The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock. As of July 18, 2003, 70,031,724 shares of Company Common Stock were outstanding and no shares of preferred stock were outstanding. As of July 18, 2003, (i) those shares set forth in Section 3.1(c) of the Company Disclosure Schedule were reserved for issuance and issuable upon or otherwise deliverable under the Company’s Long-Term Incentive Plan, Directors’ Stock Incentive Plan, Employee Defined Contribution Stock Incentive Plan, Wealth Accumulation Plan, Employee Stock Purchase Plan, and the 2003 Annual Incentive Plan (collectively, the “Company Stock Plans”) in connection with the exercise of outstanding Company Options and the vesting of outstanding Other Stock Awards and (ii) 2,308,656 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with Company’s Liquid Yield Option Notes due 2021 issued under the (Zero Coupon- Senior) Indenture, dated as of May 4, 2001, as supplemented to the date hereof (the “Company LYONS”). All of the issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued pursuant to the Company Stock Plans and Company LYONS, when issued in accordance with the terms of those plans, will be, validly issued, fully paid and non-assessable. Since July 18, 2003, no shares of Company Common Stock have been issued, other than upon exercise of Company Options or the Company LYONS or the vesting of Other Stock Awards and, for purposes of Section 6.2(a), except as otherwise permitted after the date hereof in accordance with Section 4.1(d)(i). Except for the Company Common Stock, Company Options, Other Stock Awards and Company LYONS, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company or any Subsidiary having the right to vote (or convertible into, exercisable, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, including the Merger. As of the date hereof, except for Company Options and Other Stock Awards outstanding on the date hereof under the Company Stock Plans referred to in clause (i) above and the Company LYONS and except as otherwise disclosed in Section 3.1(c) of the disclosure schedule delivered by the Company to Parent and Merger Sub on the date of the execution of this Agreement (the “Company Disclosure Schedule”), there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold shares of common stock, preferred stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of common stock, preferred stock or any other equity securities of Company or any of its Subsidiaries. Section 3.1(c) of the Company Disclosure Schedule sets forth, as of July 18, 2003, a complete list of the number of shares of Company Common Stock subject to Company Options and Other Stock Awards, the dates of grant and (to the extent applicable) the exercise prices thereof. Annex 3.1(c) of the Supplemental Matters Letter sets forth a complete and accurate list as of July 18, 2003 of the names of each holder of Company Options and Other Stock Awards, the number of shares of Company Common Stock subject to Company Options and Other Stock Awards, the dates of grant and (to the extent applicable) the exercise prices thereof. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, the Company has no commitments, obligations or understandings to purchase or redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital

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contribution or otherwise) in any such Subsidiary or any other entity. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, there are no stockholders’ agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any preemptive rights with respect thereto. As of the date hereof, the record and, to the knowledge of the Company, beneficial ownership of and voting power in respect of, the capital stock of the Company with respect to the signatories to the Voting Agreement set forth in the Voting Agreement, is accurate in all material respects. No Subsidiary of the Company owns any Company Common Stock (other than as nominee record holder pursuant to the Company Stockholders Agreement for Principals and their Family Affiliates (as such terms are defined therein) who are the beneficial holders of such shares). As of the date hereof, there are outstanding (x) 38,764,790 Founder Shares (as defined in the Company Stockholders Agreement) that are subject to the Company Stockholders Agreement for purposes of the amendment provisions set forth in Section 6.3(a) thereof and (y) 22,687,185 shares of Company Common Stock subject to Article II of the Company Stockholders Agreement. As of the date hereof, Section 3.1(c) of the Company Disclosure Schedule sets forth a true and correct list of (a) each Principal and the Family Affiliates of such Principal (as such terms are used in the Company Stockholders Agreement) holding Founders Shares that are subject to the Company Stockholders Agreement for purposes of the amendment provisions set forth in Section 6.3(a) thereof, setting forth with respect to each such Person (x) the number of Founder Shares held by such Person that are subject to the Company Stockholders Agreement for purposes of the amendment provisions set forth in Section 6.3(a) thereof, (y) the number of Founder Shares held by such Person that are subject to Article II of the Company Stockholders Agreement and (z) the number of Founder Shares held by such Person that are subject to the transfer restrictions set forth in Article I of the Company Stockholders Agreement.

(d) Subsidiaries.     The only Subsidiaries of the Company are those set forth in Section 3.1(d) of the Company Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of the Company’s Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights, rights of first refusal or similar rights. The Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests or securities of each of its Subsidiaries, free and clear of any claim, lien, pledge, option, right of first refusal or offer, preemptive right, charge, security interest, mortgage, right-of-way, covenant, restriction, encumbrance or other rights of third parties (“Encumbrances”), and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of the Company or which would require any Subsidiary of the Company to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

(e) Other Interests.     Except as set forth in Section 3.1(e) of the Company Disclosure Schedule and, for the purpose of Section 6.2(a), as otherwise permitted after the date hereof pursuant to Section 4.1(h), neither the Company nor any of the Company’s Subsidiaries owns, directly or indirectly, any interest or investment in (whether equity or debt) any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than the Company’s Subsidiaries).

(f) No Conflict; Required Filings and Consents.

(i) Except as set forth in Section 3.1(f)(i) of the Company Disclosure Schedule with respect to clause (C) below, neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (A) violate or conflict with the Company’s Certificate of Incorporation or By-Laws; (B) assuming adoption of this Agreement by stockholders of the Company and assuming satisfaction of the requirements set forth in Section 3.1(f)(ii) below, violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their properties or assets; or (C) except for the consents, approvals and notices required to be obtained from or delivered to (as applicable) Clients under the Investment Contracts pursuant to this Agreement, violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both,

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would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its Subsidiaries under, or result in the creation or imposition of any Encumbrance upon any properties, assets or business of the Company or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (B) and (C), for such violations, breaches, conflicts, defaults, terminations, accelerations, encumbrances, purchase or repurchase obligations or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(ii) Except for (A) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), (B) state securities or “blue sky” laws (the “Blue Sky Laws”), (C) applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), (D) rules and regulations of the NYSE, (E) the filing of the Certificate of Merger pursuant to the DGCL, (F) the matters set forth in Section 3.1(f)(ii) of the Company Disclosure Schedule (which schedule identifies the nature of each requirement listed thereon), (G) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and (H) the consents, approvals and notices required or contemplated under the Investment Company Act of 1940, as amended (the “Investment Company Act”), no consent, approval or authorization of, permit from, notice to, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration, to deliver such notice or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(g) Compliance.     (i) Except as set forth in Section 3.1(g) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Section 3.1(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Authority asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries have all permits, Environmental Permits, licenses, grants, authorizations, easements, consents, certificates, approvals, orders and franchises (collectively, “Permits”) from Governmental Authorities required to conduct their respective businesses as they are now being conducted, except for such Permits the failure of which to obtain, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with the terms of the Permits, except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(ii) The Company and each of its officers are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act (the “Sarbanes-Oxley Act”) and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. The Company has previously disclosed to Parent the information required to be disclosed by the Company and certain of its officers to the Company’s Board of Directors or any committee thereof pursuant to the certification

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requirements contained in Form 10-K and Form 10-Q under the Exchange Act. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of the Company.

(iii) The management of the Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee.

(h) SEC Reports; Financial Statements.

(i) The Company has delivered or made available to Parent true and complete copies of each registration statement, prospectus, proxy or information statement, form, report and other documents, together with any amendments thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since December 31, 2000 (collectively, the “Company SEC Reports”). As of their respective filing dates, the Company SEC Reports (A) complied or, with respect to those not yet filed, will comply, in each case in all material respects with the then applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and (B) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all Company SEC Reports required to be filed by it under the Exchange Act since December 31, 2000. The Company has heretofore made available or promptly will make available to Parent a complete and correct copy of all amendments or modifications to any Company SEC Report which has been filed prior to the date hereof. For purposes of all representations and warranties of the Company contained herein (other than this Section 3.1(h)(i) and Section 3.1(h)(ii)), the term the “Company SEC Reports” shall refer to those Company SEC Reports filed with the SEC prior to the date hereof. There are no outstanding comments from the SEC with respect to any of the Company SEC Reports. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(ii) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Reports (i) complied or, with respect to those not yet filed, will comply, as to form in all material respects with the published rules and regulations of the SEC, including but not limited to those pursuant to the Sarbanes-Oxley Act, with respect thereto in effect at the time such Company SEC Reports were or are filed, (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended and (iii) have been or, with respect to those not yet filed, will be, prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto) (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

(iii) Except as set forth in Section 3.1(h)(iii) of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any Subsidiary thereof of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than (A) liabilities or obligations disclosed and provided for in the consolidated balance sheet of the Company as of March 31, 2003 included in the Company SEC

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Reports or referred to in the notes thereto, (B) liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 2003 or (C) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(i) Absence of Certain Changes.     Except as set forth in Section 3.1(i) of the Company Disclosure Schedule and except for the transactions expressly contemplated hereby, since December 31, 2002, the Company and its Subsidiaries have, in all material respects, conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any Material Adverse Change of the Company. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule and except as set forth in the Company SEC Reports, (1) from March 31, 2003 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 4.1 hereof (excluding for purposes of this representation and warranty Sections 4.1(d), (e), (h), (p) and (q) thereof), except as otherwise disclosed in the representations and warranties of the Company in this Section 3.1, and (2) from December 31, 2002 through the date of this Agreement, neither the Company nor any of its Subsidiaries (A) has had any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of the Company or its Subsidiaries, (B) has incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except (x) in the ordinary course of business consistent with past practice or (y) for obligations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (C) has had any material Contract (other than Investment Contracts) cancelled, terminated, or materially adversely modified.

(j) Litigation.     Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration, investigation or inquiry by or before any court, governmental or other regulatory or administrative agency or commission or any other Person (“Action”) instituted, pending or, to the knowledge of the Company, threatened, in each case against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the knowledge of the Company, any of the Proprietary Funds, which would, individually or in the aggregate, have a Material Adverse Effect on the Company, nor is there any outstanding judgment, decree or injunction, in each case against the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Proprietary Funds, or any order of any Governmental Authority applicable to the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Proprietary Funds, which has or will have, individually or in the aggregate, a Material Adverse Effect on the Company. There are no material SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the knowledge of the Company with respect to SEC or other governmental inquiries or investigations, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer of the Company or any of its Subsidiaries.

(k) Taxes.     Except as set forth in the applicable subsection of Section 3.1(k) of the Company Disclosure Schedule:

(i) The Company and each of its Subsidiaries has timely filed all material Tax Returns required to be filed by it in the manner provided by law and has paid (or the Company has paid on behalf of such Subsidiary) all Taxes shown thereon to be due or that the Company or any of its Subsidiaries are obligated to pay without the filing of a Tax Return. All such material Tax Returns are correct and complete in all material respects. The Company has provided adequate reserves in its most recent audited consolidated financial statements, as disclosed in the Company SEC Reports, for any material Taxes of the Company on any of its Subsidiaries that have not been paid, whether or not shown as being due on any Tax Returns.

(ii) Neither the Company nor any of its Subsidiaries has (1) been granted any request for waivers or extensions of time, which are currently in effect, to assess any Taxes, or (2) requested any extensions of time, which are currently in effect, with respect to Tax Returns that were or are due to be filed.

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(iii) No claim for unpaid Taxes has been asserted against the Company or any of its Subsidiaries in writing by a Tax Authority that, if resolved in a manner unfavorable to the Company or any of its Subsidiaries, as the case may be, would have, individually or in the aggregate, a Material Adverse Effect on the Company.

(iv) There are no Encumbrances upon the assets of the Company or any of its Subsidiaries relating to unpaid Taxes that would have, individually or in the aggregate, a Material Adverse Effect on the Company, except for Encumbrances for Taxes not yet due and payable.

(v) No audit of any material Tax Return of the Company or any of its Subsidiaries is being conducted by a Tax authority.

(vi) None of the Company and its Subsidiaries is party to any Tax allocation, indemnification or sharing agreement.

(vii) None of the Company and its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (1) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (2) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or (3) installment sale or intercompany transaction (as defined in Treasury Regulations section 1502-13) made on or prior to the Closing Date.

(viii) Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder, or other third party.

(ix) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group whose common parent was the Company).

(x) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under U.S. Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(xi) Neither the Company nor any of its Subsidiaries has any requests for material rulings in respect of Taxes pending between the Company or any Subsidiary and any Tax authority.

(xii) The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for taxable years 1999 through 2002.

(xiii) There is no contract or agreement, plan or arrangement by the Company or its Subsidiaries covering any Person that, individually or collectively, would constitute compensation in excess of the deduction limitation set forth in Section 162(m) of the Code.

          As used herein, (i) “Tax” or “Taxes” shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, escheat, employment-related, commercial rent or withholding, net worth, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty, utility, environmental, value-added, recapture or other taxes, including any interest, penalties and additions (to the extent applicable) thereto, whether disputed or not; (ii) “Tax Authority” or “Taxing Authority” shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any

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other authority exercising Tax regulatory authority; and (iii) “Tax Return” shall mean any report, return, document, declaration or other information or filing and any schedule or attachment thereto or amendment thereof, required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

(l) Employee Benefits.

(i) Section 3.1(l)(i) of the Company Disclosure Schedule contains a true and complete list of each “employee benefit plan” (within the meaning of ERISA section 3(3)), each stock purchase, stock option, restricted stock and stock units, severance, employment, change- in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, vacation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether oral or written, whether or not subject to ERISA, under which (x) any current or former employee, director or consultant of the Company or any of its Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (y) the Company or any of its Subsidiaries has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Plans”.

(ii) With respect to each Company Plan, Company has delivered or made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate written description) thereof and, to the extent applicable, (a) any related trust agreement, annuity contract or other funding instrument; (b) the most recent IRS determination letter; (c) any summary plan description and other written communications (or a description of any oral communications) by the Company or its Subsidiaries to their respective employees concerning the extent of the benefits provided under a Company Plan; (d) for the most recent year (1) the Form 5500 and attached schedules, (2) audited financial statements, (3) actuarial valuation reports, and (4) attorney’s response to auditors’ requests for information; and (e) a summary of any proposed amendments or changes anticipated to be made to the Company Plans at any time within the twelve months immediately following the date hereof.

(iii) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company: (a) each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws; (b) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and, to the knowledge of the Company or its Subsidiaries, nothing has occurred, whether by action or failure to act, which could reasonably be expected to result in the loss of such qualification; (c) no event has occurred and no condition exists which would subject the Company or any of its Subsidiaries, either directly or by reason of its affiliation with any of its “ERISA Affiliates” (defined as any organization which is a member of a controlled group of organizations with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any liability, Tax, fine or penalty imposed by ERISA, the Code or other applicable laws; (d) for each Company Plan with respect to which a Form 5500 has been filed, no change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; (e) with respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims; and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other governmental agencies are pending, threatened or in progress; and (f) neither the Company nor any other party has engaged in a prohibited transaction, as such term is defined under Section 4975 of the Code or ERISA section 406, which would subject the Company or Parent to any Taxes, penalties or other liabilities under Section 4975 of the Code or ERISA sections 409 or 502(i).

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(iv) Except as disclosed in Section 3.1(l)(iv) of the Company Disclosure Schedule and except as provided in Section 1.9 herein, (a) neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional plans that would be Company Plans if in existence on the date of this Agreement or to amend or modify any existing Company Plan; and (b) no Company Plan provides for medical or health benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant’s retirement or other termination of employment, except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (“COBRA”).

(v) Except as disclosed in Section 3.1(l)(v) of the Company Disclosure Schedule, no Company Plan exists that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could reasonably be expected to result in (i) the payment to any current or former employee, director or consultant of any money or other property, or (ii) the provision of any benefits or other rights of any such employee, director or consultant or (iii) the increase, acceleration or provision of any payments, benefits or other rights to any such employee, director or consultant, whether or not any such payment, right or benefit would constitute a “parachute payment” within the meaning of Section 280G of the Code.

(vi) (a) No “accumulated funding deficiency” as such term is defined in ERISA section 302 and Section 412 of the Code (whether or not waived) has occurred with respect to any Company Plans, where any such material liability remains outstanding; and (b) no event or condition exists which could be deemed a “reportable event” within the meaning of ERISA section 4043 which could result in a material liability to the Company or any of its ERISA Affiliates.

(vii) Neither the Company nor any Subsidiaries nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, or has or had any liability or obligation in respect of any “multiemployer plan” (as defined in ERISA section 3(37). No Company Plan is a “multiple employer plan” as described in ERISA section 3(40) or Section 413(c) of the Code.

(viii) No Company Plan is a collateral assignment split-dollar life insurance program which covers, or otherwise provides for “personal loans” to, executive officers (within the meaning of Section 402 of the Sarbanes-Oxley Act).

(ix) Except as set forth in Section 3.1(l)(ix) of the Company Disclosure Schedule, since August 2, 1999, the Company has not taken any action to amend, modify, supplement or terminate, or waive or consent to any noncompliance under, the Company Stockholders Agreement, the Non-Competition Agreement, dated as of August 2, 1999, among the Company and the other parties thereto, or any other noncompete and/or nonacceptance covenant, nonsolicitation covenant, covenant not to disclose confidential information or other similar agreement, in each of the foregoing cases with respect to (or otherwise affecting the rights or obligations of) (A) in each case as in existence as of the date of this Agreement with any Company Employee listed in Section 6.2(e) of the Parent Disclosure Schedule or who otherwise would reasonably be considered a key employee of the Company or any of its Subsidiaries (collectively, “Key Employees”), (B) any Principal (within the meaning of the Company Stockholders Agreement) currently employed by the Company or any of its Subsidiaries, or (C) any Principal whose employment or independent contractor status with the Company and its Subsidiaries terminated within the past three years (a “Former Principal”). The Company’s Board of Directors has duly approved the amendments to the Company Stockholders Agreement set forth in the Amendment and Agreement.

(m) Contracts.     Each Contract of the Company and its Subsidiaries is valid, binding and enforceable and in full force and effect, and there are no defaults thereunder by the Company or its Subsidiaries or, to the knowledge of the Company, by any other party thereto, except for any such failure to be valid, binding and enforceable and in full force and effect or default which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness

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for borrowed money of the Company or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any Contract relating to indebtedness of the Company or any of its Subsidiaries, except for any such event which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Section 3.1(m) of the Company Disclosure Schedule sets forth a true and correct list, as of the date hereof, of each Contract to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound.

(n) Labor Relations.     Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries. Except for any such event which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, there is no labor strike, slowdown or work stoppage or lockout pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, there is no unfair labor practice charge or other employment related complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, and there is no representation claim or petition pending before the National Labor Relations Board.

(o) Intellectual Property.

(i) Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, (x) the Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses sufficient rights to use all the Intellectual Property used in their businesses as currently conducted, free of Encumbrances, (y) the use of the Company Intellectual Property by the Company and its Subsidiaries does not constitute an infringement or misappropriation of any valid third party Intellectual Property right in existence as of the date hereof, (z) except for allegations that have since been resolved, neither the Company nor any of its Subsidiaries has received any written notice from any Person alleging that the use of any of the Company Intellectual Property or the operation of the Company’s or its Subsidiaries’ businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual Property of such Person. All Company Intellectual Property purportedly owned by the Company or any of its Subsidiaries is owned exclusively by same, free of adverse claims of ownership (including those of current and former employees and contractors) and will be available for use by the Surviving Corporation and its Affiliates after the Effective Time for all business purposes.

(ii) Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) no written claims, charges, or demands are currently pending or, to the knowledge of the Company, threatened by any Person with respect to the Company Intellectual Property; and (ii) there are no pending claims by the Company or any Subsidiary alleging or asserting that any Person has violated, misappropriated or infringed any of the Company Intellectual Property. The Company and its Subsidiaries have not licensed or otherwise permitted third parties to use any material proprietary Company Intellectual Property.

(iii) As used herein, the term “Intellectual Property” shall mean all U.S. and foreign intellectual property, including without limitation, patents, patent applications and inventions; trademarks, service marks, trade names, trade dress, logos, including registrations and applications for the registration thereof; copyrights and registrations thereof; Internet domain name registrations; confidential and proprietary information, including trade secret rights, technologies, techniques and processes; computer software, programs and databases in any form, all versions, updates, corrections, enhancements, replacements, and modifications thereof, and all documentation related thereto, and including rights under and with respect to all applications, registrations, continuations, divisions, renewals, extensions and reissues of the foregoing. As used herein, “Company Intellectual Property” shall mean the Intellectual Property currently used in connection with the business of the Company or any of its Subsidiaries or owned or held for use by the Company or any of its Subsidiaries. All registrations and applications for any Company Intellectual Property owned by the Company or any of its Subsidiaries are listed in Section 3.1(o)(iii) of the Company Disclosure Schedule.

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(p) Affiliate Transactions.     Except as set forth in the Company SEC Reports or as set forth in Section 3.1(p) of the Company Disclosure Schedule, from December 31, 2001 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Principal (as defined in the Company Stockholders Agreement), director or executive officer of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (in each case if such Person were an executive officer of the Company) other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth in Section 3.1(l)(i) of the Company Disclosure Schedule to the extent required to be set forth therein (or any such ordinary course employment agreements and similar arrangements not required to be set forth in Section 3.1(l)(i) of the Company Disclosure Schedule by the limitations contained in the representation and warranty set forth in Section 3.1(l)(i) of this Agreement).

(q) Environmental Matters.     Other than exceptions to any of the following that, individually or in the aggregate, do not have, and would not have, a Material Adverse Effect on the Company:

(i) Each of the Company and its Subsidiaries complies with all, and has not violated any, applicable Environmental Laws, and possesses and complies with all, and has not violated any, applicable Environmental Permits;

(ii) there are and have been no releases of Materials of Environmental Concern or other conditions at any property owned, leased or operated now or, to the knowledge of the Company, in the past by the Company or any of its Subsidiaries, or at any other location, in circumstances that would reasonably be expected to result in liability to the Company or any of its Subsidiaries under any applicable Environmental Law or result in costs to the Company or any of its Subsidiaries arising out of any applicable Environmental Laws;

(iii) no judicial, administrative, or arbitral proceeding (including without limitation any notice of violation or alleged violation) under any Environmental Laws to which the Company or any of its Subsidiaries is a party is pending or, to the knowledge of the Company, threatened, nor is the Company or any of its Subsidiaries the recipient of any request for information or, to the knowledge of the Company, the subject of any investigation, in connection with any matter that would reasonably be expected to result in such a proceeding, and, to the knowledge of the Company, there are no such proceedings against, investigations of or requests to any other Person that would reasonably be expected to adversely affect the Company of any its Subsidiaries;

(iv) none of the Company or any of its Subsidiaries has entered into any consent decree or other agreement with any Governmental Authority, and none of the Company or its Subsidiaries is subject to any judgment, decree, order or similar requirement, in either case relating to any Environmental Laws or to Materials of Environmental Concern; and

(v) neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities under any Environmental Laws or concerning any Materials of Environmental Concern.

The Company has provided or made available to Parent true and complete copies of all Environmental Reports in the possession of the Company or any of its Subsidiaries, regarding any environmental matter that would reasonably be expected to materially affect the Company or any of its Subsidiaries.

As used herein, (i) “Environmental Laws” shall mean any and all laws, rules, orders, regulations, statutes, ordinances, legally enforceable guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety; (ii) “Environmental Permits” shall mean any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Laws; (iii) “Environmental Report” shall mean any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or

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potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to any Environmental Laws and (iv) “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, molds, radioactivity, and any other substances of any kind, that is regulated pursuant to or could give rise to liability under any Environmental Laws.

(r) Information Supplied.     (i) The information supplied or to be supplied by the Company specifically for inclusion or incorporation in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of Parent Common Stock issuable in the Merger will be registered with the SEC (the “Registration Statement”) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by the Company specifically for inclusion in the proxy statement/prospectus or any amendment or supplement thereto (the “Proxy Statement”) to be included in the Registration Statement and to be sent to the stockholders of the Company in connection with the meeting of Company stockholders party to the Stockholders Agreement, dated as of August 2, 1999, between the Company and the stockholders party thereto, as amended, modified or supplemented prior to the date hereof (the “Company Stockholders Agreement”) held pursuant to Section 2.1 of the Company Stockholders Agreement for the purposes of adopting this Agreement and the Merger (the “Founders Pre-Meeting”) and/or the Company stockholders meeting to adopt this Agreement and the Merger (collectively, the “Company Stockholders Meeting”) shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will, at the time of the Company Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act.

(ii) Notwithstanding the foregoing, the Company makes no representations or warranties with respect to information that has been or will be supplied by Parent or Merger Sub, or their auditors, attorneys, financial advisers, other consultants or advisers, specifically for use or incorporation by reference in the Registration Statement or the Proxy Statement.

(iii) Any proxy solicitation materials sent to Proprietary Fund shareholders pursuant to Section 5.3(c) shall not, on the date such proxy statement or other material is first mailed to such shareholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(s) Opinion of Financial Advisor.     The Board of Directors of the Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), dated as of the date hereof, to the effect that, as of such date the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair from a financial point of view to the holders of such shares, other than Parent and its affiliates. A written copy of such opinion will promptly be provided to Parent.

(t) Brokers.     No consultant, broker, finder or investment banker (other than Merrill) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Merrill pursuant to which Merrill would be entitled to any payment relating to the transactions contemplated hereby.

(u) Board Approval.     The Board of Directors of the Company, at a meeting duly called and held, by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its

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stockholders, (ii) approved this Agreement, the Voting Agreement (for purposes of Section 203 of the DGCL) and the transactions contemplated hereby and thereby, including the Merger, and (iii) resolved, subject to Section 5.4, to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement and the transactions contemplated hereby, including the Merger. The Company hereby agrees to the inclusion in the Proxy Statement of the recommendation of the Board of Directors of the Company described in this Section 3.1(u) (subject to the right of the Board of Directors of the Company to withdraw, amend or modify such recommendation in accordance with Section 5.4).

(v) Vote Required.     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Required Company Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

(w) No Other Agreements to Sell the Company or its Assets.     The Company has no legal obligation, absolute or contingent, to any other Person to sell more than 5% of the assets of the Company, to sell more than 5% of the capital stock or other ownership interests of the Company or any of its Subsidiaries that would be a “significant subsidiary”, as defined in Article 1, Rule 1-02 of Regulation S-K, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof (“Significant Subsidiaries”), or to effect any merger, consolidation or other reorganization of the Company or any of its Significant Subsidiaries or to enter into any agreement with respect thereto.

(x) Takeover Laws; Rights Plan.     The Company has taken all action required to be taken by it in order to exempt this Agreement, the Voting Agreement and the transactions contemplated hereby from, the requirements of any “moratorium”, “control share”, “fair price” or other antitakeover laws and regulations, including Section 203 of the DGCL. As of the date of this Agreement, the Company does not have any shareholder rights plan in effect.

(y) Regulatory Reports.     The Company, each of its Subsidiaries and each Proprietary Fund have filed all regulatory reports, schedules, forms, registrations and other documents in each case that are material to the Company, such Subsidiary or such Proprietary Fund, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2000 with (i) the SEC, (ii) any applicable domestic or foreign industry self-regulatory organization (“SRO”), including, without limitation, the NASD Inc. (the “NASD”), and (iii) all other applicable federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, “Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith. Except as disclosed in Section 3.1(y)(i) of the Company Disclosure Schedule and except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, no Regulatory Agency has initiated any material proceeding or, to the knowledge of the Company, material investigation or inquiry into the business or operations of the Company, any of its Subsidiaries or any Proprietary Fund, since December 31, 2000. Except as set forth in Section 3.1(y)(ii) of the Company Disclosure Schedule, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries or any Proprietary Fund, in each case that is material to the Company.

(z) Fund Filings, Etc.

(i) The audited balance sheets of each Investment Company for which the Company or any of its Subsidiaries provide investment advisory services that is sponsored by the Company or any Subsidiary thereof and/or for which any of them act as a general partner, managing member or in a similar capacity (collectively, the “Proprietary Funds”) as of December 31, 2002 and December 31, 2001 (or in the case of a Proprietary Fund that does not have fiscal years ending on December 31, the last of such Proprietary Fund’s most recent comparable fiscal years), and the related financial statements for the years ended December 31, 2002 and 2001 (or in the case of a Proprietary Fund that does not have fiscal years ending on December 31, the last of such Proprietary Fund’s most recent comparable fiscal years), as reported on by such Proprietary Fund’s independent auditors have been prepared in accordance with GAAP, which have been consistently applied, except as

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otherwise disclosed therein, and present fairly, in all material respects, the financial position and other financial results of each Proprietary Fund at the dates and for the periods, stated therein. As used throughout this Agreement, “investment advisory services” shall mean acting as an investment advisor within the meaning of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and “brokerage services” shall mean acting as a broker-dealer within the meaning of the Exchange Act.

(ii) Since December 31, 2000, each Proprietary Fund has had (and now has) all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Regulatory Agencies that are required (including by the rules of any SRO) in order to permit each of them to carry on its respective business as presently conducted, and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect, except where the failure to have or make or keep in full force and effect any permit, license, certificate of authority, registration, order or approval referred to above would not have a Material Adverse Effect on the Company. The conduct of its respective business by each Proprietary Fund has not, since December 31, 2000, and currently does not, violate or infringe any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule or regulation including those of the SROs, which violation or infringement, individually or in the aggregate, would have a Material Adverse Effect on the Company.

(iii) Each of the Company’s and its Subsidiaries’ officers, and employees which is or who are required to be registered as an investment adviser, a broker-dealer, a registered representative, a sales person or in any commodities-related capacity with the SEC, the securities commission, the National Futures Association, the NASD or any state or any SRO is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would, individually or in the aggregate, not have a Material Adverse Effect on the Company.

(iv) There are no proceedings pending (or, to the knowledge of the Company, threatened, nor to the knowledge of the Company has any event occurred or does any condition exist that is reasonably likely to form the basis for any proceeding) that is reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in Section 3.1(z)(iii), Section 3.1(z)(vii) or Section 3.1(z)(viii) having a Material Adverse Effect on the Company, and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

(v) None of the Company or any of its Subsidiaries or, to the Company’s knowledge, any Proprietary Funds, or any officer, director or employee thereof, is a party or subject to any order, judgment or decree (other than exemptive orders) relating to its business with or by any federal, state, local or foreign Regulatory Agencies, except where such order, judgment or decree, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(vi) Since December 31, 2000, there has existed no “out of balance” condition, pricing error or similar condition with respect to any customer account maintained by the Company or any Subsidiary, or any Proprietary Fund, except for such conditions, individually or in the aggregate, as have since been rectified and have not had and would not have a Material Adverse Effect on the Company and, for the purposes of Section 6.2(a) in the case of any such event occurring after the date hereof, that is material to the Company.

(vii) Section 3.1(z)(vii) of the Company Disclosure Schedule sets forth a complete list as of the date of this Agreement of the Company and each Subsidiary of the Company which is registered or licensed as (i) a broker-dealer under the Exchange Act or under any similar state or foreign laws, (ii) a futures commission merchant, commodities trading adviser, commodity pool operator or introducing broker under the Commodities and Futures Trading Act or under any similar state or foreign laws, (iii) an investment adviser under the Investment Advisers Act or under any similar

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state or foreign laws, (iv) a bank or trust company, or (v) an insurance company, in each case together with a listing of all such registrations and licenses held with all applicable Regulatory Agencies.

(viii) Section 3.1(z)(viii) of the Company Disclosure Schedule sets forth a complete list as of the date of this Agreement of all securities exchanges, commodities exchanges, boards of trade and similar organizations in which Company and its Subsidiaries hold memberships or have been granted trading privileges.

(ix) Each current prospectus (which term, as used in this Agreement, shall include any related statement of additional information and any private placement memorandum), as amended or supplemented, relating to each Proprietary Fund, and all current supplemental advertising and marketing material relating to each Proprietary Fund complies with the Securities Act and the Investment Company Act, applicable state laws and, where applicable, the rules of the NASD, except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. None of such prospectuses, amendments, supplements or supplemental advertising and marketing materials, as of their respective dates, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(aa) Investment Contracts; Proprietary Funds and Clients.

(i) As of the Base Date, the aggregate amount of assets for which the Company and its Subsidiaries (x) provided investment advisory services pursuant to Advisory Contracts, (y) provided investment advisory services pursuant to PAM Advisory Contracts, and (z) provided administration, trust or other fiduciary services pursuant to Investment Contracts (but for which the Company and its Subsidiaries did not provide investment advisory services), is (in the case of each of (x), (y) and (z)) set forth in Annex 3.1(aa)(i) of the Supplemental Matters Letter.

(ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (x) each Investment Contract and any subsequent renewal thereof has at all times since December 31, 2000 been (and currently is) duly authorized, executed and delivered by the Company or its applicable Subsidiary and, to the knowledge of the Company, each other party thereto and, to the extent applicable, adopted in compliance with Section 15 of the Investment Company Act, and at all such times has been a valid and binding agreement of the Company or its applicable Subsidiary and, to the knowledge of the Company, each other party thereto, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally and to general equity principles), and (y) each of the Company and its Subsidiaries has been at all times since December 31, 2000 (and currently is) in compliance with the terms of each Investment Contract to which it is a party (including without limitation the applicable investment guidelines and restrictions thereunder, where applicable), and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder.

(iii) Except as set forth in Section 3.1(aa)(iii) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, none of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory, administration, brokerage, trust, other fiduciary or distribution services contains any undertaking by the Company or any Subsidiary to cap fees or to reimburse any or all fees thereunder resulting in an effective fee rate lower than that stated in such Investment Contract (or other applicable arrangement). As used herein, (i) the term “Client” means any Person to which the Company or any Subsidiary provides investment advisory, administration, brokerage, trust, other fiduciary or distribution services on the date hereof and (ii) the term “Investment Contract” means each contract or agreement in effect on the date hereof to which the Company or any Subsidiary is a party pursuant to which the Company or any Subsidiary provides to any Client investment advisory, distribution, brokerage, trust, other fiduciary or administrative services.

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(iv) Since December 31, 2000, each Proprietary Fund has been operated in compliance with its respective objectives, policies and offering document descriptions, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The accounts of each Client that is subject to ERISA have been managed and otherwise serviced by the Company and its Subsidiaries such that the Company and its Subsidiaries, in the exercise of such management, are in compliance with the applicable requirements of ERISA and the Code, and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements, except where such lack of compliance or violation would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(v) Each Proprietary Fund that is eligible to elect to be treated as a “regulated investment company” under Subchapter M of Chapter 1 of Subtitle A of the Code has so elected, and each such Proprietary Fund has qualified as a “regulated investment company” and each such Proprietary Fund has complied with all applicable provisions of law necessary to preserve and retain such Proprietary Fund’s election and status as a regulated investment company, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each Proprietary Fund identified in the Section 3.1(aa)(v) of the Company Disclosure Schedule as being a tax-exempt municipal bond Proprietary Fund has satisfied the requirements of Section 852(b)(5) of the Code and is qualified to pay exempt interest dividends as defined therein, except for where the failure to so comply with the requirements of Section 852(b)(5) would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Section 3.1(aa)(v) of the Company Disclosure Schedule, each Proprietary Fund has timely filed all federal, state, local and foreign income and other Tax Returns that such Proprietary Fund is required to file, except for such Tax Returns the failure of which to timely file would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(vi) To the knowledge of the Company, and except for any failures of the following to be true and correct that would not be material to the Company, since December 31, 2000 (i) the names and addresses of Clients set forth in the books and records of the Company and its Subsidiaries have been (and are) accurate and complete (and correctly reflect the factual information relating to the underlying Client in interest); (ii) all account statements and similar materials of the Company and its Subsidiaries have been (and are) correct and complete, have been (and are) mailed to the name and address on record with the Company for each account of such Clients, and have been (and are) in fact received by the underlying Client in interest (and no other account statements or similar materials purporting to set forth account holdings and/or fee information have been (or are) mailed or otherwise sent or delivered to any such Client by the Company, any of its Subsidiaries, or any of their respective employees or agents); and (iii) all post office box or “care of” designations to which any account statements or similar materials are mailed have been (and are) requested by the applicable underlying Client in interest.

(bb) Regulatory Compliance. Except where the violation of any of the representations and warranties contained in this Section 3.1(bb), individually or in the aggregate, would not have a Material Adverse Effect on the Company:

(i) (A) Each Proprietary Fund required by law to be so registered is duly registered as an investment company under the Investment Company Act; (B) the shares of each Proprietary Fund are duly and validly issued, fully paid and nonassessable and are qualified for sale, or an exemption therefrom is in full force and effect; (C) all outstanding shares of each Proprietary Fund that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder; and (D) to the knowledge of the Company in the case of documents applicable to the Proprietary Funds, no such registration statement contained, as of its effective date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading or is subject to any stop order similar order restricting its use.

(ii) Each Proprietary Fund that is a registered Investment Company has duly adopted procedures pursuant to Rule 17e-1 under the Investment Company Act, to the extent applicable.

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(iii) The Company and each of its Subsidiaries has adopted a formal code of ethics (to the extent required under applicable law) and a written policy regarding insider trading. Such code and policy comply, in all material respects, to the extent applicable thereto, with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder and Section 204A of the Investment Advisers Act, respectively. The policies of the Company and its Subsidiaries with respect to avoiding conflicts of interest are as set forth in their most recent Forms ADV and BD (or incorporated by reference therein) (as applicable). As of the date hereof and to the knowledge of the Company, there have been no material violations or allegations of material violations of such policies that have occurred or been made.

(iv) Neither the Company nor, to the Company’s knowledge, any Proprietary Fund, and, to the Company’s knowledge, no person “associated” (as defined under the Investment Advisers Act) with any Company or any Proprietary Fund, has for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)- 4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Registered Investment Company pursuant to Section 9(a) of the Investment Company Act, and to the Company’s knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

(cc) Agreements with Regulatory Agencies. Except as set forth in Section 3.1(cc) of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any Proprietary Fund is subject to any material cease-and-desist or other order issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any material order or directive issued by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Authority that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has the Company, any of its Subsidiaries or any Proprietary Fund been advised since December 31, 2000 by any Regulatory Agency or other Governmental Authority that it is considering issuing or requesting any such Company Regulatory Agreement.

(dd) Books and Records. The books, records and accounts of the Company and each of its Subsidiaries are maintained, in all material respects, in accordance with the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether the Company or its Subsidiaries are subject to that section), including the maintenance of a system of internal controls that provides reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for the Company’s consolidated assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Company’s assets is compared with existing assets at reasonable intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(ee) Bank Holding Company Act; FDIC. Neither the Company nor any of its Subsidiaries owns or “controls” (as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the “BHCA”)) a “bank” (as defined in Section 2(c) of the BHCA) or a “bank holding company” (as defined in Section 2(a)(i) of the BHCA). Neither the Company nor any of its Subsidiaries is an “insured depository institution” under the Federal Deposit Insurance Act.

3.2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

(a) Organization and Qualification. Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own and operate its business as presently conducted. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is duly qualified as a foreign corporation or other entity

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to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Parent to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and Merger Sub has previously made available to the Company, true and correct copies of its Certificate of Incorporation and By-laws, as currently in effect.

(b) Authorization; Validity and Effect of Agreement. Each of Parent and Merger Sub has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent (or a duly authorized committee thereof) and the Board of Directors of Merger Sub and all other necessary corporate action on the part of Parent and Merger Sub, and, subject to the succeeding sentence, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. Immediately following execution of this Agreement by the parties hereto, Parent shall execute and deliver to Merger Sub a written consent adopting this Agreement in its capacity as sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) Capitalization. The authorized capital stock of Parent consists of (i) 600,000,000 shares of Parent Common Stock and (ii) 38,000,000 shares of preferred stock, par value $1.00 per share (“Parent Preferred Stock”). Regarding the Parent Preferred Stock, as of the date of this Agreement, (A) 1,000 shares have been designated as “Redeemable Preferred Stock” (the “Redeemable Preferred”), (B) 8,000,000 shares have been designated as “Cumulative Voting Preferred Stock” (the “Cumulative Preferred”), (C) 13,000,000 shares have been designated as “Cumulative Convertible Voting Preferred Stock, Series A” (the “Series A Preferred”), (D) 13,000,000 shares have been designated as “Cumulative Convertible Voting Preferred Stock, Series B” (the “Series B Preferred”), (E) 575,000 shares have been designated as “5.94% Cumulative Preferred Stock, Series C” (the “Series C Preferred”), (F) 46,000 shares have been designated as “5.67% Cumulative Preferred Stock, Series D” (the “Series D Preferred”), and (G) 57,500 shares have been designated as “Fixed/Adjustable Rate Cumulative Preferred Stock, Series E” (the “Series E Preferred”). As of June 30, 2003, 241,910,856 shares of Parent Common Stock were outstanding (after deducting 18,725,231 shares of Parent Common Stock held in Parent’s treasury), (A) no shares of Redeemable Preferred were outstanding, (B) no shares of Cumulative Preferred were outstanding, (C) no shares of Series A Preferred were outstanding, (D) no shares of Series B Preferred were outstanding, (E) 500,000 shares of Series C Preferred were outstanding, (F) 40,000 shares of Series D Preferred were outstanding, and (G) 50,000 shares of Series E Preferred were outstanding. As of November 30, 2002, (i) 152,897,043 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable under Parent’s stock award plans (collectively, the “Parent Stock Plans”) in connection with the exercise of outstanding stock options and the vesting of other stock awards and (ii) 5,202,914 shares of Parent Common Stock were reserved for issuance and issuable upon conversion (subject to the occurrence of certain events) of Parent’s $500,000,000 aggregate principal amount of Floating Rate Convertible Notes Due April 1, 2022. All of the issued and outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock which may be issued pursuant to the Parent Stock Plans, when issued in accordance with the terms of those plans, will be, validly issued, fully paid and non-assessable. From June 30, 2003 to the date of this Agreement, no shares of Parent Preferred Stock have been issued, and no shares of Parent Common Stock have been issued other than upon exercise of stock options and the vesting of other stock awards. As of the date of this Agreement, except for Parent Common Stock, options to purchase Parent Common Stock and other stock awards outstanding under the Parent Stock Plans and the securities referred to in clause (ii) above, there are no outstanding bonds, debentures, notes or other indebtedness or other

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securities of Parent having the right to vote (or convertible into, exercisable, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. As of the date of this Agreement, except for options to purchase Parent Common Stock and other stock awards outstanding under Parent Stock Plans referred to in clause (i) above and the securities referred to in clause (ii) above, and except for the transactions contemplated hereby and as otherwise disclosed in Section 3.2(c) of the disclosure schedule delivered by Parent and Merger Sub to the Company on the date of the execution of this Agreement (the “Parent Disclosure Schedule”), there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require Parent to issue, deliver or sell or cause to be issued, delivered or sold shares of common stock, preferred stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of common stock, preferred stock or any other equity securities of Parent. As of the date of this Agreement, except as set forth in Section 3.2(c) of the Parent Disclosure Schedule or as set forth in the Parent SEC Reports, Parent has no commitments, obligations or understandings to purchase or redeem or otherwise acquire any shares of Parent Common Stock.

(d) No Conflict; Required Filings and Consents.

(i) Except as set forth in Section 3.2(d) of the Parent Disclosure Schedule with respect to clause (C) below, neither the execution and delivery of this Agreement nor the performance by each of Parent and Merger Sub of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (A) violate or conflict with Parent’s Certificate of Incorporation or By-Laws; (B) assuming satisfaction of the requirements set forth in Section 3.2(d)(ii) below, violate any statute, law, ordinance, rule or regulation, applicable to Parent or any of its Subsidiaries or any of their properties or assets; or (C) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Parent or any of its Subsidiaries under, or result in the creation or imposition of any Encumbrance upon any properties, assets or business of Parent or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Parent or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (B) and (C), for such violations, breaches, conflicts, defaults, terminations, accelerations, encumbrances, purchase or repurchase obligations or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

(ii) Except for (A) the pre-merger notification requirements of the HSR Act, (B) Blue Sky Laws, (C) applicable requirements of the Securities Act, (D) rules and regulations of the NYSE, (E) the filing of the Certificate of Merger pursuant to the DGCL, (F) with respect to matters set forth in Section 3.2(d)(ii) of the Parent Disclosure Schedule, (G) applicable requirements, if any, of the Exchange Act, and (H) the consents, approvals and notices required or contemplated under the Investment Company Act, no consent, approval or authorization of, permit from, notice to, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by Parent or its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration, to deliver such notice or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

(e) Compliance.

(i) Parent and each of its officers are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither Parent nor

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any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of Parent.

(ii) The management of Parent has (i) designed disclosure controls and procedures to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the management of Parent by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s auditors and the audit committee of Parent’s Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect Parent’s ability to record, process, summarize and report financial data and have identified for Parent’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls.

(f) SEC Reports; Financial Statements.

(i) Parent has delivered or made available to the Company true and complete copies of each Form 10-K, Form 10-Q, Form 8-K, registration statement under the Securities Act, and proxy or information statement, together with any amendments thereto, required to be filed by it with the SEC since November 30, 2000 (collectively, the “Parent SEC Reports”). As of their respective dates, the Parent SEC Reports (A) complied, or, with respect to those not yet filed, will comply, in all material respects with the then applicable requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act and (B) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent has filed all required Parent SEC Reports required to be filed by it under the Exchange Act since November 30, 2000. Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of all amendments or modifications to any Parent SEC Report which has been filed prior to the date hereof. For purposes of all the representations and warranties of Parent and Merger Sub contained herein (other than this Section 3.2(f)(i) and Section 3.2(f)(ii)), the term the “Parent SEC Reports” shall refer only to those Parent SEC Reports filed with the SEC prior to the date hereof. There are no outstanding comments from the SEC with respect to any of the Parent SEC Reports.

(ii) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Reports (i) complied or, with respect to those not yet filed, will comply, as to form in all material respects with the published rules and regulations of the SEC, including but not limited to those pursuant to the Sarbanes-Oxley Act, with respect thereto in effect at the time such Parent SEC Reports were or are filed, (ii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended and (iii) have been or, with respect to those not yet filed, will be, prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

(g) Information Supplied. (i) The information supplied or to be supplied by Parent specifically for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by Parent specifically for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(ii) Notwithstanding the foregoing, Parent makes no representations or warranties with respect to information that has been or will be supplied by the Company or its auditors, attorneys, financial advisers, other consultants or advisers, specifically for use or incorporation by reference in the Registration Statement or the Proxy Statement.

(h) Brokers. The Company will not be liable for any brokerage, finder’s or other fee or commission to any consultant, broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

(i) Vote Required. No vote of the holders of any class or series of Parent’s capital stock is necessary to approve the issuance of shares of Parent Common Stock pursuant to the Merger, this Agreement or any of the transactions contemplated hereby, including the Merger.

(j) No Prior Activities. Merger Sub has not incurred nor prior to the Closing will it incur any liabilities or obligations, except those incurred in connection with its organization and with the negotiation of this Agreement and the performance hereof, and the consummation of the transactions contemplated hereby, including the Merger. Except as contemplated by this Agreement, Merger Sub has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking. As of the date hereof, all of the issued and outstanding capital stock of Merger Sub is owned beneficially and of record by Parent, free and clear of all Encumbrances (other than those created by this Agreement and the transactions contemplated hereby).

(k) Absence of Certain Changes. Since November 30, 2002, there has not been any Material Adverse Change of Parent.

ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1. Covenants of Company. Except as set forth in Section 4.1 of the Company Disclosure Schedule, the Company covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as otherwise specifically contemplated by the terms of this Agreement), unless Parent shall otherwise consent in writing, (i) the businesses of the Company and its Subsidiaries shall be conducted, in all material respects, in the ordinary course of business and in a manner consistent with past practice and, in all material respects, in compliance with applicable laws, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act, the Exchange Act or the Sarbanes-Oxley Act; and (ii) the Company shall use its reasonable best efforts consistent with the foregoing to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers and key employees of the Company and its Subsidiaries and to preserve, in all material respects, the present relationships of the Company and its Subsidiaries with Clients and other persons with which the Company or any of its Subsidiaries has significant business relations. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries shall (except as set forth in Section 4.1 of the Company Disclosure Schedule and except as otherwise specifically contemplated by the terms of this Agreement), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, directly or indirectly do, any of the following without the prior written consent of Parent:

(a) make or commit to make any capital expenditures, other than (i) expenditures for routine or emergency maintenance and repair and (ii) expenditures that do not exceed $250,000 individually or $10,000,000 in the aggregate for all expenditures made pursuant to this clause (ii), provided that Parent’s prior written consent to any other capital expenditures requested to be made by the Company shall not be unreasonably withheld or delayed if such expenditures were included in the Company’s 2003 capital expenditure budget provided by the Company to Parent prior to the date of this Agreement;

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(b) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than the Company or a wholly owned Subsidiary of the Company) or enter into any “keep well” or other agreement to maintain the financial condition of another Person (other than the Company or a wholly owned Subsidiary of the Company) or make or modify any loans (including any extension of credit to any officer or director of the Company or any affiliate in violation of the Sarbanes-Oxley Act) or advances of borrowed money or capital contributions to, or equity investments in, any other Person (other than the Company or a wholly owned Subsidiary of the Company or an Investment Company for which the Company provides investment advisory services or acts as general partner or managing partner, to the extent required pursuant to contractual arrangements existing on the date hereof) or issue or sell any debt securities, other than (i) borrowings under existing agreements in the ordinary course of business consistent with past practice not to exceed $25,000,000 in the aggregate outstanding at any time, (ii) in the ordinary course of business consistent with past practice pursuant to the Company’s stock borrowing and stock loan conduit business and margin financing business in respect of the Company’s “Prime Brokerage”, “Correspondent Clearing” and “Private Asset Management” businesses, (iii) short-term borrowing in the ordinary course of business to finance trade settlements in the Company’s brokerage business (to the extent clients have not funded their trades prior to the required settlement dates), (iv) intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries or (v) as otherwise expressly permitted pursuant to Section 4.1(h);

(c) (i)(x) amend its Certificate of Incorporation or By-Laws or (y) amend the charter or by-laws of any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or other ownership interests or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests (except that a wholly owned Subsidiary may declare and pay a dividend to its parent, and the Company may declare and pay regular quarterly dividends not in excess of $0.075 per share per quarter in the ordinary course of business and with regular declaration and record dates); (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests; or (iv) except as permitted by Section 4.1(d), sell or pledge any stock of any of its Subsidiaries;

(d) (i) other than upon exercise of outstanding Company Options, the conversion of Company LYONS, the vesting of outstanding Other Stock Awards (as disclosed in Section 3.1(c) of the Company Disclosure Schedule), or the issuance or sale in the ordinary course of business consistent with past practice of additional restricted shares to commissioned Company Employees currently participating in and pursuant to the Company’s Wealth Accumulation Plan pursuant to elections made by such employees in calendar 2002, issue or sell or agree or offer to issue or sell, or accelerate the vesting of or right to receive, or grant, confer or award any options, warrants, convertible securities or rights of any kind to acquire any shares of, its capital stock of any class or make any contributions to the DCSIP, except that the Company may reallocate shares forfeited under the DCSIP to other DCSIP participants, and may make grants of Other Stock Awards in the form of restricted stock in the ordinary course of business consistent with past practice to (A) newly hired employees, with Parent’s prior written consent (such consent not to be unreasonably withheld or delayed), and (B) current employees of the Company solely upon promotion, with Parent’s prior written consent (such consent not to be unreasonably withheld or delayed), provided that in no event may any of the foregoing awards (x) be granted to any one individual having a value, as of the date of grant, that is equal to or greater than $250,000, (y) provide for the acceleration of vesting of such awards upon the consummation of the transactions contemplated under this Agreement or (z) have a value, in the aggregate, of more than $3,000,000 (based on the value of each such award as of the date such award was granted); (ii) except in the ordinary course of business consistent with past practice and except for sales or dispositions of obsolete assets, sell, pledge, lease, license, dispose of or encumber in whole or in part any assets (including, without limitation, any Intellectual Property or indebtedness owed to them or any claims held by them) or agree to do any of the foregoing; or (iii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets (other than inventory and other immaterial assets in the ordinary course of business consistent with past practice), or

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make any investment, either by purchase of stock or other securities, or contribution to capital, in any other Person, other than investments expressly permitted by Section 4.1(h) hereof;

(e) (i) hire any new employees of the Company or any of its Subsidiaries, other than (x) secretaries, receptionists, clerical personnel and persons holding similar positions and (y) any employee whose aggregate annual compensation will be less than $250,000, who does not receive compensation based upon a share of revenues or profits derived from particular Clients, and who is an “at will” employee, provided that guaranteed annual compensation levels within such $250,000 annual limitation and/or severance arrangements otherwise permitted hereunder will not prevent an employee from being deemed “at will” for purposes of this clause (y) so long as they are not accompanied by an employment commitment from the Company or any of its Subsidiaries, and provided, further, that the Company shall give Parent written notice of any persons hired pursuant to this clause (y) at the end of each calendar month to the extent any such persons have the title of senior vice president or managing director (or hold substantially similar duties to persons holding such titles or more senior persons), (ii) grant any severance, retention or termination pay under its severance or termination pay policies or agreements in effect on the date hereof or enter into any employment, retention or severance agreement or arrangement with any officer, director or employee, or (iii) terminate the employment of any Principal (as defined in the Company Stockholders Agreement) or any employee listed in Section 5.5(c) or Section 6.2(e) of the Parent Disclosure Schedule;

(f) (i) adopt, amend or terminate any bonus, profit sharing, compensation, stock option, stock award, pension, retirement, deferred compensation, employment, severance, retiree welfare, or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee, (ii) increase in any manner or accelerate the payment of the compensation or fringe benefits of any director, officer or employee, other than in the ordinary course of business consistent with past practice in the case of employees other than Key Employees (including without limitation any employee selected to participate in the Retention Bonus Pool), Principals (as defined in the Company Stockholders Agreement) and Former Principals, provided that any such increases pursuant to this clause (ii) do not exceed $1 million per annum of compensation in the aggregate and do not exceed 20% of an employee’s current total compensation as of the date of this Agreement if such current total compensation is less than $100,000 per annum or 10% of an employee’s current total compensation as of the date of this Agreement if such current total compensation is $100,000 or more per annum, or (iii) grant, confer, award or pay any forms of cash incentive, bonuses or other benefit, in each case described in clauses (i), (ii) and (iii), except as required by any existing Company Plan or as required by applicable law;

(g) enter into, amend or waive in any material respect, or terminate, any Contract (other than Investment Contracts, including Investment Contracts described in clause (v) of the definition of Contract set forth in Section 8.11(g));

(h) purchase or sell (or enter into or amend any contract, agreement or other arrangement involving the purchase or sale of), directly or indirectly, securities or other financial instruments for the Company’s or any of its Subsidiaries’ own accounts (including without limitation derivative securities or other derivative financial instruments and short sales), provided that the Company may invest in money market and other investment-grade debt securities for passive investment purposes, and may invest in other debt securities for passive investment purposes provided that such other investments in debt securities do not exceed $5 million in the aggregate, and provided, further, that the Company may invest in Proprietary Funds in the ordinary course of business consistent with past practice, and provided, further, that this clause Section 4.1(h) shall not prevent any investments that are expressly permitted by Section 4.1(b) hereof;

(i) enter into any collective bargaining agreements;

(j) change in any material respect its tax or accounting policies or make any material reclassification of assets or liabilities except as required by law or GAAP;

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(k) change or make any new Tax elections, change any annual tax accounting period, change materially any method of accounting with respect to Taxes, file any amended Tax Return, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, or settle or compromise any material federal, state, local or foreign Tax liability;

(l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with the terms thereof as in effect on the date hereof or (ii) claims settled or compromised to the extent permitted by Section 4.1(m), or waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material contract, agreement, commitment, understanding or other arrangement (including without limitation any waiver of noncompetition or nonsolicitation provisions of any contract, agreement, commitment, understanding or other arrangement);

(m) settle or compromise any Action, other than (i) settlements not in excess of amounts reserved for (specifically or generally) in the most recent consolidated financial statements of the Company included in the Company SEC Reports filed prior to the date of this Agreement or acknowledged by the insurer to be covered by existing insurance coverages of the Company and (ii) other settlements or compromises which do not exceed $1,000,000 individually or $3,000,000 in the aggregate (provided in any of the foregoing cases that such settlement or compromise does not involve any material nonmonetary obligations on the part of the Company or any of its Subsidiaries);

(n) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or otherwise alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure and ownership of any Subsidiary of the Company;

(o) make any payment to an Affiliate (other than the Company or any of its Subsidiaries), except in accordance with the terms of any contract or compensation arrangement in effect on the date hereof to employees or directors in the ordinary course of business and in accordance with Section 4.1(f);

(p) amend, modify, supplement or terminate, or agree to waive or consent to any noncompliance under, or fail to diligently enforce the Company’s and its Subsidiaries’ rights under, (x) the Company Stockholders Agreement, (y) any noncompete agreement, nonsolicitation and/or nonacceptance agreement, covenant not to disclose confidential information or other similar agreement with respect to any current or former employee or independent contractor of the Company or its Subsidiaries in effect as of the date hereof (provided that, in the case of any such agreement or covenant with a current or former employee or independent contractor who is not a Key Employee (including without limitation any employee selected to participate in the Retention Bonus Pool), Principal (within the meaning of the Company Stockholders Agreement) or Former Principal, Parent’s consent pursuant to this Section 4.1(p)(y) shall not be unreasonably withheld or delayed), or (z) the employment agreements entered into in connection with the transactions contemplated by this Agreement with those individuals set forth in Section 6.2(e) of the Parent Disclosure Schedule (whether entered into prior to or following the date of this Agreement);

(q) (i) adopt, modify or supplement the Company’s or any of its Subsidiaries’ securities lending credit limits with respect to any current or new Client, other than in the ordinary course of business consistent with past practice, or (ii) permit the aggregate gross market value for borrowings and loans of the Company’s “Securities Lending” principal business to exceed at any one time $6.573 billion (which represented the highest aggregate gross market value of such borrowings and loans as was outstanding at any time on or after January 1, 2003 and prior to the date of this Agreement);

(r) accept any new Clients for the Company’s and its Subsidiaries’ “Prime Brokerage” or “Correspondent Clearing” businesses other than in the ordinary course of business consistent with past practice, provided that the Company shall reasonably consult with Parent with respect to the results of the diligence process with respect to any such new Client prior to accepting any such new Client; or

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(s) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.1(a) through 4.1(r) or any action which would result in any of the conditions set forth in Article VI not being satisfied.

4.2. Covenants of Parent. Except as set forth in Section 4.2 of the Parent Disclosure Schedule, Parent covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as otherwise specifically contemplated by the terms of this Agreement), unless the Company shall otherwise consent in writing, Parent shall, to the extent consistent with its reasonable commercial judgment, use its reasonable best efforts to preserve substantially intact the business organization of Parent and its Subsidiaries, to keep available the services of the present officers, and key employees of Parent and its Subsidiaries and to preserve the present relationships of Parent and its Subsidiaries with persons with which Parent or any of its Subsidiaries has significant business relations, except for any failures which would not be material to Parent and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, neither Parent nor any of its Subsidiaries shall (except as set forth in Section 4.2 of the Parent Disclosure Schedule and except as otherwise specifically contemplated by the terms of this Agreement), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, directly or indirectly do, any of the following without the prior written consent of the Company:

(a) (i) amend its Certificate of Incorporation or By-Laws in such a manner as would cause holders of Company Common Stock that receive Parent Common Stock pursuant to the Merger to be treated differently than other holders of Parent Common Stock, or (ii) declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to Parent Common Stock (except that Parent may declare and pay regular quarterly dividends in the ordinary course of business and subject to any increase in the regular quarterly dividend in the ordinary course of business);

(b) adopt a plan of complete or partial liquidation with respect to Parent or resolutions providing for or authorizing such a liquidation or a dissolution; or

(c) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.2(a) and 4.2(b) or any action which would result in any of the conditions set forth in Article VI not being satisfied.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1. Preparation of Proxy Statement and Registration Statement; Company Stockholders Meeting. (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC, and Parent shall prepare and file the Registration Statement (in which the Proxy Statement will be included) with the SEC. Parent and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of adoption of this Agreement and the Merger, except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 5.4(b). The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement becomes effective; provided, however, that, unless Parent shall otherwise request in writing, the Proxy Statement shall not be mailed to the Company’s stockholders prior to the satisfaction of the conditions to Closing set forth in Sections 6.2(e) and 6.2(f) hereof. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and the Registration Statement and advise one another of any oral comments received from the SEC. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act, respectively.

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(b) Parent and the Company shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable Blue Sky Laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement or the Registration Statement shall be filed without the approval of both parties hereto, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

(c) The Company shall cause the Founders Pre-Meeting to be duly called and held immediately prior to the Company Stockholders Meeting for the purposes of obtaining the Required Company Vote. The Company shall cause the Company Stockholders Meeting to be duly called as soon as reasonably practicable, and held as soon as reasonably practicable following the mailing of the Proxy Statement in accordance with Section 5.1, in each case for the purpose of obtaining the Required Company Vote. In connection with such meeting, the Company will (i) subject to Section 5.4(b), use its reasonable best efforts to obtain the Required Company Vote and (ii) otherwise comply with all legal requirements applicable to such meeting. Unless this Agreement is previously terminated in accordance with Article VII, the Company shall submit this Agreement to its stockholders at the Founders Pre-Meeting and the Company Stockholders Meeting even if the Company Board of Directors determines at any time after the date hereof that is no longer advisable or recommends that the Company stockholders reject it.

5.2. Access to Information. (a) Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to Parent and its Representatives reasonable access during normal business hours, during the period prior to the Effective Time, to all its officers, employees, properties and offices and to all books and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent and its Representatives, consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that, in the Company’s reasonable judgment, (i) providing such access would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used all reasonable efforts to obtain the consent of such third party to such access, (ii) any law, treaty, rule or regulation of any Governmental Authority applicable to the Company requires the Company or its Subsidiaries to restrict access to any properties or information or (iii) providing such access would result in the Company waiving or otherwise losing any privilege with respect to any such information or if such information constitutes attorney work product. Without limiting the foregoing, the Company shall cooperate with Parent and its Representatives in all reasonable respects (including without limitation by providing reasonable access to the Company’s and its Subsidiaries’ records, personnel, Clients and other customers) in connection with, and shall use its reasonable best efforts to assist Parent and its Representatives or, at Parent’s option, an independent third party consultant in their efforts following the date of this Agreement to, verify all of the information regarding Clients and other customers described in Section 3.l(aa)(vi) of this Agreement (and the other statements set forth in such section), including without limitation if requested by Parent by requesting confirmation of such information and statements from Clients and other customers, provided that the Company shall have the right to participate jointly in any communications by Parent or its Representatives with Clients except to the extent it may otherwise agree in writing.

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In addition and without limiting the foregoing, (a) the Company shall promptly advise Parent of any Client-related or other operational (e.g., trade settlement) matters involving material risks to the Company and its Subsidiaries as an economic, liability or public relations matter (e.g., any such matters discussed at the Company’s risk management meetings), and shall provide Parent such other risk management information as Parent may reasonably request, (b) the Company shall promptly notify Parent of any negative change of more than 15% from the levels set forth in the Company’s balance sheet as of March 31, 2003 in excess capital, (c) the Company shall promptly notify Parent if it becomes aware of any material changes in the credit quality or other financial status of Clients that would reasonably be expected to present material economic, liability or public relations risks to the Company, or in the event of any material disputes with Clients involving material fees or other payments to the Company or its Subsidiaries, and (d) the Company shall promptly provide to Parent, as and when available, copies of (i) monthly financial statements for the Company and its Subsidiaries, including balance sheet and income statement, (ii) the Company’s Management Information Systems reports with respect to operations and middle office and (iii) subject to the proviso in the first sentence of the preceding paragraph, all monthly FOCUS reports received by the Company or any of its Subsidiaries. The Company further acknowledges and agrees that prior to the Closing Date, Parent’s risk management team will complete a review of all margin lending activities conducted by the Company and its Subsidiaries, and the Company agrees to reasonably cooperate in such efforts.

Parent shall hold any such information that is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated April 22, 2003, as amended, between the Company and Parent and the letter dated July 7, 2003 between Parent and the Company (collectively, the “Confidentiality Agreements”). Any investigation by the Company or Parent shall not affect the representations and warranties or the conditions to the obligations of the Company or Parent, as the case may be.

(b) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement (the “Transactions”) and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) shall disclose any information (a) that is not relevant to an understanding of the U.S. federal income tax treatment or tax structure of the Transactions, including the identity of any party to this Agreement (or its employees, representatives, or other agents) or other information that could lead any person to determine such identity, (b) to the extent such disclosure could result in a violation of any federal or state securities laws or (c) until the earliest of (i) the date of the public announcement of discussions relating to the Transactions, (ii) the date of the public announcement of the Transactions and (iii) the date of the execution of an agreement to enter into the Transactions.

5.3. Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. In addition and not in limitation of the foregoing, the Company and its Subsidiaries shall use commercially reasonable efforts to obtain (i) all consents, approvals or Permits of the NYSE, Office of the Comptroller of the Currency (the “OCC”), Delaware state banking authority and all other SROs and Governmental Authorities required for the Surviving Corporation and its Subsidiaries to conduct the broker- dealer, commodities, trust, insurance and other regulated businesses after the Closing Date as are conducted by the Company and its Subsidiaries as of the date hereof (and not violate any applicable laws or regulations by reason of the consummation of the Merger), including without limitation each of the consents, approvals and Permits identified in Section 3.1(f)(ii) of the Company Disclosure Schedule, and (ii) any amendments,

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modifications or affirmations of exemptive orders and no-action positions of the SEC as are necessary, proper or advisable under applicable laws and regulations or otherwise reasonably requested by Parent to allow the Company and its Subsidiaries to operate their respective business following the Merger substantially in the same manner as operated on the date hereof (including in respect of arrangements between the Company or its Subsidiaries and Parent or its Affiliates).

(b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 5.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, “Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. In furtherance and not in limitation of the covenants of the parties contained in Section 5.3(a) and this Section 5.3(b), each party hereto shall use its commercially reasonable efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Regulatory Law. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to consummate the Merger, in no event shall Parent or any of its Subsidiaries or Affiliates be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to take any action that, in the sole discretion of Parent, would be expected to limit (A) the freedom of action of Parent or its Subsidiaries or Affiliates with respect to the operation of, or Parent’s or its Subsidiaries’ or Affiliates’ ability to retain, the Company or any businesses, product lines or assets of the Company, or (B) the ability to retain, own or operate any material portion of the businesses, product lines, or assets, of Parent or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of the Company, Parent or its Subsidiaries or Affiliates.

(c) (i) The Company shall use its reasonable best efforts (A) to obtain consents of all third parties necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement (including without limitation to enter into employment agreements in the applicable form included for such person in Section 6.2(e) of the Parent Disclosure Schedule with the employees listed in Section 6.2(e) of the Parent Disclosure Schedule, and to obtain the agreements necessary to satisfy the condition to Closing set forth in Section 6.2(f) hereof); provided that the Company shall not be required to make any unreasonable payment, provide any unreasonable financial accommodation or agree to any unreasonable modification to any contractual arrangement to obtain such consents or certificates; and provided, further, that, without the prior written consent of Parent, neither the Company nor any Subsidiary thereof shall make, or commit to make, any direct or indirect payment (including without limitation increases in compensation or grants of options or equity) to any Person to enter into employment agreements in the applicable form included for such person in Section 6.2(e) of the Parent Disclosure Schedule or to obtain the agreements necessary to satisfy the condition to Closing set forth in Section 6.2(f) hereof (other than the allocations from the Retention Bonus Pool expressly provided for in Section 5.5(c) of this Agreement); (B) obtain an estoppel certificate from the lessor of the Company’s headquarters building at 605 Third Avenue, New York City in

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the form contemplated by Section 35 of the applicable lease; and (C) to provide any notices to third parties required to be provided prior to the Effective Time, including under any Leases or insurance policies.

(ii) Without limiting the foregoing, with respect to each Investment Contract for which the consent of a Client to the assignment or deemed assignment of such Investment Contract as a result of the Merger is required by applicable law and/or by the terms of such Investment Contract (other than Clients that are Investment Companies), as promptly as practicable following the date hereof, the Company shall, and shall cause each of its Subsidiaries to, send a written notice (a “Notice”) informing such Clients of the Merger and requesting written consent to the assignment or deemed assignment of such Client’s Investment Contract. In the case of any Client (other than an Investment Company) that is a trust (or similar estate planning vehicle), a Notice requesting written consent also shall be sent to each of the beneficiaries of such trust, and/or approval shall be sought from any applicable court or other Governmental Authority having jurisdiction over the selection of fiduciaries for such trust (or other estate planning vehicle), in each case with respect to the assignment or deemed assignment of such Client’s Investment Contract resulting from the Merger to the extent such consent of beneficiaries and/or approval of a Governmental Authority is required by the constituent documents of such trust (or other estate planning vehicle), its Investment Contract or applicable law. All Notices and related materials distributed to Clients shall be in form and substance reasonably acceptable to Parent, and Parent shall be provided a reasonable opportunity to review all such Notices prior to distribution and to have its reasonable comments reflected therein, provided that, in the case of any trust or other estate planning vehicle for which neither the Company nor any of its Subsidiaries (or any of their respective employees) serves as a trustee (or in a similar fiduciary capacity for such other estate planning vehicle, as applicable), the authority purported to be held by the trustee(s) of such trust (or equivalent fiduciary of such other estate planning vehicle, as applicable) for purposes of providing such consent under its constituent documents and applicable law shall be conclusive (with respect to both notification and consent requirements) absent actual knowledge of the Company to the contrary. The Company shall make available to Parent copies of all substantive correspondence between it or any of its Subsidiaries and Clients (or their representatives or counsel) relating to the consent solicitation provided for in this Section 5.3(c)(ii).

For each Client that is registered as an investment company under the Investment Company Act (a “Registered Investment Company”), the Company shall use its reasonable best efforts to obtain in accordance with Section 15 of the Investment Company Act, as promptly as practicable following the date hereof, the due consideration and approval by the board of directors of the Registered Investment Company (“Fund Board Approval”) of a new Advisory Contract with the Company or its applicable Subsidiary (and a replacement of any other existing agreement between the Company or any Subsidiary thereof and such Registered Investment Company, to the extent any other such existing agreement will terminate as a result of the Merger) (in each case to be in effect as of, and subject to, the Closing) on terms substantially identical (and identical with respect to fee rates) to the terms of the Company’s or its applicable Subsidiary’s existing Advisory Contract (or such other applicable agreement, as applicable) with such Registered Investment Company. To the extent Fund Board Approval has been obtained with respect to a new Advisory Contract in accordance with the immediately preceding sentence, the Company shall use its reasonable best efforts to obtain in accordance with Section 15 of the Investment Company Act, as promptly as practicable following the date hereof, the due consideration and approval (“Fund Shareholder Approval”) by the shareholders of such Registered Investment Company (except, in the case of any Registered Investment Company other than a Proprietary Fund, to the extent such shareholder approval is not required by law for the effectiveness of such new advisory agreement) of such new Advisory Contract described in the immediately preceding sentence. All proxy and related materials distributed in connection with the approvals described in this paragraph shall be in form and substance reasonably acceptable to Parent, and Parent shall be provided a reasonable opportunity to review all such proxies and other materials prior to distribution and to have its reasonable comments reflected therein.

For each Client that is an Investment Company but not a Registered Investment Company, the Company shall use its reasonable best efforts to obtain in accordance with the constituent documents of such Investment Company and applicable law, as promptly as practicable following the date hereof, the consent and approval

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(as applicable) of any governing body of such Investment Company and of its investors required by such constituent documents and applicable law of either (a) the continuation of each Advisory Contract and other Investment Contract between the Company or any Subsidiary thereof and such Investment Company to the assignment or deemed assignment of such Investment Contract as a result of the Merger (to the extent any such agreement may continue in effect following the Merger with such consent) or (b) a new Advisory Contract and a replacement of any other existing agreement between the Company or any Subsidiary thereof and such Investment Company, to the extent the existing advisory agreement and/or any other such existing agreement will terminate as a result of the Merger) (in each case to be in effect as of, and subject to, the Closing) on terms substantially identical (and identical with respect to fee rates) to the terms of the Company’s or its applicable Subsidiary’s existing Advisory Contract and other applicable agreement with such Investment Company. The manner of consent and approval solicited with respect to each such Investment Company that is not a Registered Investment Company shall be reasonably acceptable to Parent, and all solicitation and related materials distributed in connection with the consents and approvals described in this paragraph shall be in form and substance reasonably acceptable to Parent and Parent shall be provided a reasonable opportunity to review all such solicitation and related materials prior to distribution and to have its reasonable comments reflected therein.

With respect to each of the foregoing Clients where the relationship between the Company or its applicable Subsidiary and the ultimate underlying Client is through a financial intermediary (e.g., an insurance company that has retained the Company or a Subsidiary thereof to manage variable annuity and/or variable life products, a “wrap” sponsor that has made the Company or a Subsidiary thereof available to the sponsor’s underlying clients to provide advisory services, a “private label” distribution counterparty that has retained the Company or a Subsidiary thereof to manage a product distributed by such counterparty to third parties, etc.) (each, a “Financial Intermediary”), the Company shall, and shall cause each of its applicable Subsidiaries to, send a separate written notice to each Financial Intermediary informing such Financial Intermediary of the Merger and (A) requesting written consent to the assignment or deemed assignment of such Financial Intermediary’s master agreement (the “Master Agreement”) with the Company or its applicable Subsidiary resulting from the Merger (where such Master Agreement may by its terms and under applicable law remain in effect following consummation of the Merger with such consent of the Financial Intermediary), or (B) requesting such Financial Intermediary to enter into a new Master Agreement with the Company or its applicable Subsidiary (where the existing Master Agreement will terminate as a result of the Merger by its terms or under applicable law) to be in effect as of, and subject to, the Closing on terms substantially identical (and identical with respect to fee rates) to the terms of the Company’s or its applicable Subsidiary’s existing Master Agreement with such Financial Intermediary. All notices and related materials distributed to Financial Intermediaries shall be in form and substance reasonably acceptable to Parent, and Parent shall be provided a reasonable opportunity to review all such notices prior to distribution and to have its reasonable comments reflected therein. The Company shall make available to Parent copies of all substantive correspondence between it or any of its Subsidiaries and Financial Intermediaries (or their representatives or counsel) relating to the consent solicitation provided for in this Section 5.3(c)(ii).

With respect to all other Clients not addressed by the foregoing paragraphs of this Section 5.3(c)(ii), as promptly as practicable following the date hereof, the Company shall, and shall cause each of its Subsidiaries to, deliver written notices to such Clients informing them of the transactions contemplated hereby that are substantially identical to the Notice; provided that consent of such Clients shall not be sought by such written notices unless required by applicable law and/or the terms of the applicable Investment Contracts to which such Clients are parties.

(d) Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act could reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Unless required by law, each of Parent, Merger Sub, and the Company shall not file any Tax Return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code.

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(e) Each of the parties shall execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, the parties agree to use reasonable best efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

(f) To the extent determined in good faith by Parent to be required by applicable law, the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to (i) as of the Effective Time, cease to manage, or otherwise to be deemed a “fiduciary” (within the meaning of Section 406 of ERISA) with respect to, any and all assets of Clients that are (x) subject to ERISA and (y) invested, as of the date hereof, in equity and/or debt securities of Parent or its ERISA Affiliates, and (ii) not later than such time as is determined in good faith by Parent to be required under applicable law, cause all other accounts of Clients that hold equity and/or debt securities of Parent or any of its Affiliates to dispose of such securities (including without limitation Clients that are Registered Investment Companies).

5.4. Acquisition Proposals. (a) Neither the Company or any of its Subsidiaries shall (whether directly or indirectly through Affiliates, directors, officers, employees, advisors, representatives, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their Affiliates, directors, officers, employees, advisors, representatives, agents or other intermediaries to, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of inquiries, proposals or offers from any Person (as defined below) (other than Parent) relating to any Acquisition Proposal, or agree to or endorse any Acquisition Proposal; (ii) enter into any agreement to (w) facilitate or further the consummation of, or consummate, any Acquisition Proposal, (x) facilitate the making of any inquiry with respect to any Acquisition Proposal, (y) approve or endorse any Acquisition Proposal or (z) in connection with any Acquisition Proposal, require it to abandon, terminate or fail to consummate the Merger; (iii) enter into or participate in any discussions or negotiations in connection with any Acquisition Proposal or inquiry with respect to a Acquisition Proposal, or furnish to any Person any information with respect to its business, properties or assets in connection with any Acquisition Proposal or inquiry with respect to a Acquisition Proposal; or (iv) agree to resolve or take any of the actions prohibited by clause (i), (ii) or (iii) of this sentence. The Company shall immediately cease, and cause its advisors, agents and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall demand the return or destruction of any information previously provided with respect to such activities, discussion, or negotiations. For purposes of this Section 5.4, the term “Person” means any person, corporation, entity or “group,” as defined in Section 13(d) of the Exchange Act, other than Parent or any Subsidiaries of Parent.

“Acquisition Proposal” means any offer or proposal for a merger, reorganization, recapitalization, consolidation, share exchange, business combination or other similar transaction involving the Company or any of the Subsidiaries or any proposal or offer to acquire, directly or indirectly, securities representing more than 20% of the voting power of the Company or more than 20% of the assets of the Company and the Subsidiaries taken as a whole, other than the Merger contemplated by this Agreement.

(b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to any Acquisition Proposal, so long as any such compliance rejects any Acquisition Proposal and reaffirms its recommendation of the transactions contemplated by this Agreement, except to the extent such action is otherwise permitted by this Section 5.4(b), (ii) engage in negotiations or discussions with any Person that has made an unsolicited bona fide written Acquisition Proposal not resulting from or arising out of a breach of Section 5.4(a), (iii) furnish to such Person nonpublic information relating to the Company or any of the Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the applicable Confidentiality Agreement and/or (iv) if prior to the Company obtaining the Required Company Vote, withdraw or modify or change in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger; provided that the Board of Directors of the Company shall be permitted to take an action described in the foregoing clauses (i), (ii), (iii) or (iv) if, and only if, prior to taking such particular action, the Board of Directors of the Company has determined in

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good faith by a majority vote that (x) such Acquisition Proposal would result in, or would reasonably be expected to result in, a Superior Proposal, in the case of any of the foregoing clauses (i), (ii) or (iii), or constitutes a Superior Proposal, in the case of the foregoing clause (iv), and (y) that, after considering the advice of outside legal counsel, it is required to take such particular action to comply with its fiduciary duties under applicable law.

“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal to acquire all of the outstanding shares of Company Common Stock or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with an independent nationally recognized financial advisor, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to the Company’s stockholders, from a financial point of view, than this Agreement and the Merger, taken as a whole, and that is reasonably capable of being completed (including with respect to the need for and ability of such third party to obtain any external financing and all legal and regulatory issues). Reference to “this Agreement” and “the Merger” in this paragraph shall be deemed to include any proposed alteration of the terms of this Agreement or the Merger that are agreed to by Parent after it receives written notice from the Company pursuant to Section 5.4(d) of the existence of, the identity of the Person making, and the terms and conditions of, any Acquisition Proposal.

(c) Notwithstanding anything in this Section 5.4 to the contrary, if, at any time prior to the approval of the Merger and this Agreement by the Company’s stockholders by the Required Company Vote, the Company’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 5.4(a), that such proposal is a Superior Proposal, the Company or its Board of Directors may terminate this Agreement; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no -force or effect, unless the Company prior to or concurrently with such termination pursuant to this Section 5.4(c) pays to Parent the fee payable pursuant to Section 7.2(b) and enters into a definitive agreement concerning the Superior Proposal; and provided, further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 5.4(c) until after five (5) Business Days following Parent’s receipt of written notice (it being understood and agreed that any amendment to the amount or form of consideration of the Superior Proposal shall require a new notice and a new five (5) Business Day period) advising Parent that the Company’s Board of Directors intends to cause the Company to accept such Superior Proposal, specifying the material terms and conditions of the Superior Proposal and that the Company shall, during such five (5) Business Day period, negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal.

(d) The Company shall notify Parent promptly (but in any event within 24 hours) after receipt or occurrence of (i) any Acquisition Proposal, (ii) any request for information with respect to any Acquisition Proposal, (iii) any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, and (iv) the material terms and conditions of any such Acquisition Proposal, request for information, inquiry, proposal, discussion or negotiation and the identity of the Person making any such Acquisition Proposal, request for information, inquiry or proposal or with whom discussions or negotiations are taking place. In addition, the Company shall promptly (but in any event within 24 hours) after the receipt thereof, provide to Parent copies of any written documentation material to understanding such Acquisition Proposal, request for information, inquiry, proposal, discussion or negotiation (“Other Acquisition Documentation”) which is received by the Company from the Person (or from any representatives or agents of such Person) making such Acquisition Proposal, request for information, inquiry or proposal or with whom such discussions or negotiations are taking place. The Company shall keep Parent fully informed of the status and material details (including any amendments or proposed amendments) of any such Acquisition Proposal or request for information and keep Parent fully informed as to the material details of any information requested of or provided by the Company and as to the material details of all discussions or negotiations with respect to any such Acquisition Proposal, request for information, inquiry or proposal and shall provide to Parent within one

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Business Day after receipt thereof all copies of any additional Other Acquisition Documentation received by the Company from the Person (or from any representatives or agents of such Person) making such Acquisition Proposal, request for information, inquiry or proposal or with whom such discussions or negotiations are taking place. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal that was not previously provided to Parent. The Board of Directors of the Company shall promptly consider in good faith (in consultation with its outside legal counsel and financial advisors) any proposed alteration of the terms of this Agreement or the Merger proposed by Parent in response to any Acquisition Proposal.

5.5. Employee Benefits Matters. (a) As of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide to then current employees of the Company and its Subsidiaries (the “Company Employees”) with, at Parent’s election, either (i) for at least one year after the Effective Time, employee benefits that are, in the aggregate, no less favorable than those benefits provided to such employees under the Company Plans immediately prior to the Effective Time (other than benefits under benefit plans that provide for the grant or issuance of equity securities or equity-based awards) or (ii) employee benefits that are no less favorable than those benefits provided to similarly situated employees of Parent and its Subsidiaries (other than benefits under benefit plans that provide for the grant or issuance of equity securities or equity-based awards).

(b) To the extent permitted by applicable law, Parent shall, and shall cause the Surviving Corporation to: (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time; (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time during the applicable plan year in which the Effective Time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time in such year; and (iii) provide each Company Employee with credit for service with the Company and its affiliates (A) for purposes of eligibility to participate in and vesting under any defined benefit pension plans and (B) for all purposes under each other employee benefit plan, program, or arrangement of the Parent or its affiliates, in each case in which such employees become eligible to participate, to the extent such service was credited for similar purposes under similar plans of the Company or its Subsidiaries.

(c) At the Effective Time, the Surviving Corporation shall adopt and maintain a retention bonus pool program (the “Retention Bonus Pool”), which shall contain certain key terms, including: (i) that an aggregate bonus pool of not less than $120 million shall be established (to be awarded in restricted shares of Parent Common Stock and/or restricted Parent Common Stock units, as determined by the board of directors of the Surviving Corporation (the “Surviving Corporation Board”); (ii) that each Company Employee listed in Section 6.2(e) of the Parent Disclosure Schedule shall be eligible to participate in the Retention Bonus Pool and shall be allocated that individual amount of the Retention Bonus Pool set forth opposite his or her name in Schedule B of such person’s form of employment agreement included in Section 6.2(e) of the Parent Disclosure Schedule (which allocations may be changed prior to the Closing only upon the mutual written consent of the Company and Parent), provided that such Company Employee enters into his or her employment agreement prior to Closing in the form included in Section 6.2(e) of the Parent Disclosure Schedule; (iii) that such other key Company Employees as are selected by the mutual written agreement of the Company and Parent following the date of this Agreement shall be eligible to participate in the Retention Bonus Pool and shall be allocated those individual amounts of the Retention Bonus Pool as are determined by the mutual written agreement of the Company and Parent with respect to such key Company Employees (such agreement as to the participating Company Employees and the individual allocation amounts to each such person not to be unreasonably withheld or delayed by either the Company or Parent); provided that the selection of key Company Employees and determinations of allocation amounts pursuant to this clause (iii) shall be completed as promptly as practicable following the date of this Agreement; and provided, further, that, as a condition precedent to being granted his or her allocation from the Retention Bonus Pool, each participant in the Retention Bonus Pool selected pursuant to this clause (iii) shall be required to enter into a Retention Pool Grant Agreement with Parent (or a Subsidiary thereof identified to the Company by Parent)

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prior to the Closing Date in the form of Exhibit 5.5(c) hereto; (iv) retention amounts allocated to participants in the Retention Bonus Pool shall vest 20% per year over five years, so long as such participants remain employed with the Surviving Corporation or its Affiliates; and (iv) such other terms and conditions as the Surviving Corporation Board deems reasonably necessary to effectuate the foregoing.

(d) As soon as practicable after the Effective Time, holders of Converted Options that were, prior to the Effective Time, Reload Options shall receive a grant of options on shares of Parent Common Stock (the “Bonus Options”) having a per share exercise price equal to the closing trading price of a share of Parent Common Stock on the date such Bonus Options are granted, and otherwise having the same terms and conditions (including vesting schedule (taking into account the acceleration of vesting pursuant to Section 1.9 herein), expiration of exercisability and term, but excluding any “option reload” feature) as the Converted Options to which the Reload Options were related. The aggregate number of shares of Parent Common Stock that will be made available for issuance under the Bonus Options (the “Bonus Option Shares”) will be 400,000, and will be allocated among such holders as reasonably agreed by the parties hereto; provided, however, that if a holder of Reload Options exercises any of the holder’s Reload Options between the date of this Agreement and the Effective Time, then the number of Bonus Option Shares allocable to such holder under the Bonus Options to be granted to such holder shall be reduced (with a corresponding reduction to the aggregate 400,000 Bonus Option Shares otherwise available for issuance as described in this Section 5.5(d)) as reasonably agreed by the parties hereto (and the parties hereto agree to negotiate in good faith to reach such agreement) to reflect the ratable reduction in the aggregate value of the Reload Options in respect of which Bonus Option Shares are being made available under this Section 5.5(d).

5.6. Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) Parent and the Company shall each bear and pay one-half of the Expenses incurred in connection with the filing, printing and mailing of the Registration Statement and Proxy Statement and (b) as provided in Section 7.2. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Registration Statement, Proxy Statement, the Notices and proxy solicitation materials required by Section 5.3(c) and the solicitation of Company stockholder and Proprietary Fund shareholder approvals and all other matters related to the transactions contemplated hereby.

5.7. Directors’ and Officers’ Insurance. From and after the Effective Time, Parent agrees that it will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company and other persons entitled to indemnification under the certificate of incorporation and by-laws of the Company as in effect on the date hereof, against any costs or expenses (including reasonable attorneys’ fees) judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) (but only to the extent such Costs are not otherwise covered by insurance and paid) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including without limitation, the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Effective Time, to the extent the Company would have been required to do so under the certificate of incorporation and by- laws of the Company as in effect on the date hereof (and Parent shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent Parent or the Surviving Corporation would have been required to do so under the certificate of incorporation and by-laws of the Company as in effect on the date hereof, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is finally determined by a court of competent jurisdiction that such person is not entitled to indemnification). Parent shall cause the Surviving Corporation to and the Surviving Corporation shall (i) include and maintain in effect in its certificate of incorporation and by-laws for a period of at least six years, the same provisions regarding elimination of liability of directors and indemnification of officers, directors, employees and other persons contained in the certificate of incorporation and by-laws of Merger Sub as in effect on the date hereof and (ii) maintain for a period of at least six years, the current

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policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; including, without limitation, in respect of the transactions contemplated by this Agreement; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Surviving Corporation for purposes of this Section 5.7, which policies (together with the Company’s existing policy) provide such directors and officers with the coverage described in the immediately preceding sentence for an aggregate period of not less than six years after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.7. The parties acknowledge and agree that to the extent the Surviving Corporation fails to comply with its indemnification obligations pursuant to this Section 5.7, Parent shall fulfill the obligations of the Surviving Corporation hereunder.

5.8. Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any applicable United States securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

5.9. Listing of Shares of Parent Common Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Options to be approved for listing, upon official notice of issuance, on the NYSE.

5.10. Affiliate Letter. On or prior to the date of the Company Stockholders Meeting, the Company will deliver to Parent a letter (the “Company Affiliate Letter”) identifying all persons who, to the knowledge of the Company, are “affiliates” of the Company for purposes of Rule 145 under the Securities Act (“Rule 145”). On or prior to the Closing Date, the Company will use all reasonable efforts to cause each person identified as an “affiliate” in the Company Affiliate Letter to deliver a written agreement, substantially in the form of Exhibit 5.10 hereto, in connection with restrictions on affiliates under Rule 145.

5.11. Qualification of the Proprietary Funds. Subject to applicable fiduciary duties to the Proprietary Funds, the Company will take no action (i) that would prevent any Proprietary Fund (that is a Registered Investment Company) from qualifying as a “regulated investment company” within the meaning of Section 851 of the Code, or (ii) that would be materially inconsistent with any Proprietary Fund’s prospectus and other offering, advertising or marketing materials.

5.12. Section 15 of the Investment Company Act. (a) The Company shall use its reasonable best efforts to assure, prior to the Effective Time, the satisfaction of the conditions set forth in Section 15(f) of the Investment Company Act with respect to each Proprietary Fund.

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(b) Parent agrees to use its reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act with respect to the Proprietary Funds from and after the Effective Time.

(c) Notwithstanding anything to the contrary contained herein, the covenants of the parties contained in this Section 5.12 are intended only for the benefit of the parties and for no other Person.

5.13. Enforcement of Agreements. During the period from the date of this Agreement through the Effective Time or earlier termination of this Agreement, the Company (i) shall not terminate, amend, modify or waive any provision of the Company Stockholders Agreement, any Amendment and Agreement entered into in connection with the transactions contemplated hereby, or any employment agreement, Retention Pool Grant Agreement or non-solicitation agreement entered into in connection with the transactions contemplated hereby, and (ii) shall use its best efforts to enforce, to the fullest extent permitted under applicable law (but subject to Section 4.1(c)(iii) hereof), the provisions of each of the agreements described in clause (i), including by seeking injunctive relief to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

5.14. Shareholder Litigation. Each of the Company and Parent shall cooperate with the other in the defense of any shareholder litigation against the Company or Parent, as applicable, and their respective directors relating to the transactions contemplated by this Agreement.

5.15. Maintenance of Insurance. The Company will use reasonable best efforts to maintain in full force and effect through the Closing Date all material insurance policies applicable to the Company and its Subsidiaries and their respective properties and assets in effect on the date hereof. If and as requested by Parent, the Company will use commercially reasonable efforts to cause the Company’s insurers to waive any provisions in such insurance policies that would allow the insurer to terminate or adversely modify coverage upon consummation of the Merger.

5.16. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform when due its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

5.17. No Shareholder Rights Plan. From the date hereof through the earlier of termination of this Agreement and the Effective Time, the Company will not adopt, approve, or agree to adopt, a shareholder rights plan.

ARTICLE VI
CONDITIONS PRECEDENT

6.1. Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company shall have obtained the Required Company Vote in connection with the adoption of this Agreement by the stockholders of the Company.

(b) No Injunctions or Restraints, Illegality. No statute, rule, regulation, executive order, decree, ruling, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other U.S. governmental authority of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

(c) HSR Act; Material Regulatory Approvals. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. The approvals of each of the Governmental Authorities set forth in Section 6.1(c) of the Parent Disclosure Schedule shall have been obtained and shall remain in full force and effect.

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(d) NYSE Listing. The shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Options shall have been approved for listing on the NYSE, subject to official notice of issuance.

(e) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC, and any material Blue Sky Laws and other state securities laws applicable to the registration and qualification of the shares of Parent Common Stock to be issued in the Merger shall have been complied with in all material respects.

6.2. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. (x) Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to Material Adverse Effect shall have been true and correct as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date, and (y) each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date). Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to the effect of the foregoing.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

(c) Tax Opinion. Parent shall have received from Simpson Thacher & Bartlett LLP, counsel to Parent, on the Closing Date, a written opinion dated as of such date substantially in the form of Exhibit 6.2(c)(1). In rendering such opinion, counsel to Parent shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to Parent deems necessary).

(d) Closing PAM Revenue Run-Rate; Registered Investment Company Approvals. (i) The Aggregate Closing PAM Revenue Run-Rate shall be at least equal to 80.0% of the Aggregate Base PAM Revenue Run-Rate.

(ii) Proprietary Funds that are Registered Investment Companies representing at least 90.0% of the aggregate net assets as of the Base Date of all Proprietary Funds that were Registered Investment Companies as of the Base Date shall have obtained their Fund Board Approval and such approval shall remain in full force and effect (and be effective after giving effect to the Closing).

(iii) Proprietary Funds that are Registered Investment Companies representing at least 75.0% of the aggregate net assets as of the Base Date of all Proprietary Funds that were Registered Investment Companies as of the Base Date shall have obtained their respective Fund Shareholder Approvals and such approvals shall remain in full force and effect (and be effective after giving effect to the Closing).

(e) Employment Agreements. (i) Employment agreements shall have been entered into and remain in full force and effect by and between (A) Parent (or a Subsidiary thereof identified to the Company by Parent) or the Company, as applicable, and each of the two employees of the Company set forth in Section 6.2(e)(A) of the Parent Disclosure Schedule, in each case in the applicable form included for such person in Section 6.2(e) of the Parent Disclosure Schedule, and (B) the Company and at least eight of the eleven employees of the Company (or its Subsidiaries, as applicable) set forth in Section 6.2(e)(B) of the Parent Disclosure Schedule, in each case in the applicable form included for such person in

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Section 6.2(e) of the Parent Disclosure Schedule, and (ii) the employee party to each of the ten employment agreements described in clause (i) hereto shall continue to be employed by the Company (or a Subsidiary thereof, as applicable) on a full-time basis from the date hereof through the Closing Date.

(f) Amendment and Agreement. Principals (as defined in the Company Stockholders Agreement) and their Family Affiliates (as defined in the Company Stockholders Agreement) owning not less than a majority of the shares of Company Common Stock subject to the Company Stockholders Agreement as of the Closing Date (for purposes of Section 6.3(a) of the Company Stockholders Agreement) shall have executed an Amendment and Agreement (the “Amendment and Agreement”) in the form attached as Exhibit 6.2(f), and the amendments to the Company Stockholders Agreement set forth in the attached Exhibit 6.2(f) shall have been duly approved by the Company’s Board of Directors for purposes of Section 6.3(a) of the Company Stockholders Agreement.

(g) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes, circumstances or effects that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.

(h) S&P 500 Index. The average level of the S&P 500 Index for the 10 consecutive full trading dates immediately preceding the Closing Date shall be at least 75.0% of the level of the S&P 500 Index as of the close of business on the date of this Agreement.

(i) Contracts. Each of the consents and approvals required to be obtained from counterparties to Contracts with the Company or any of its Subsidiaries (other than Investment Contracts) in order for such Contracts not to be violated, breached, defaulted under, accelerated or terminated by reason of the consummation of the Merger shall have been obtained and shall remain in full force and effect, except for any failures to obtain the foregoing or for any failures of the foregoing to be in full force and effect which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

6.3. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. (x) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to Material Adverse Effect shall have been true and correct as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date, and (y) each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date). The Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to the effect of the foregoing.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date. The Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

(c) Tax Opinion. The Company shall have received from Willkie Farr & Gallagher, counsel to the Company, on the Closing Date, a written opinion dated as of such date substantially in the form of Exhibit 6.3(c)(1). In rendering such opinion, counsel to the Company shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to the Company deems necessary).

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes, circumstances or effects that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Parent.

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ARTICLE VII
TERMINATION AND AMENDMENT

7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

(a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

(b) By either the Company or Parent if the Effective Time shall not have occurred on or before March 31, 2004 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

(c) By either the Company or Parent if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d) By either the Company or Parent if the approval by the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Company Vote at the Company Stockholders Meeting (or any adjournment or postponement thereof);

(e) By Parent if (i) prior to the Company Stockholder Meeting, the Board of Directors of the Company shall have failed to recommend or shall have withdrawn or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have approved or recommended a Superior Proposal (or the Board of Directors of the Company resolves to do any of the foregoing), (ii) the Company shall fail to call or hold the Founders Pre-Meeting or Company Stockholders Meeting in accordance with Section 5.1(c) or (iii) the Company shall have intentionally and materially breached any of its material obligations under Section 5.4;

(f) By the Company if (i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement such that the conditions set forth in Sections 6.3(a) or 6.3(b) would not be satisfied and (A) such breach is not reasonably capable of being cured or (B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (I) 10 Business Days following notice of such breach and (II) the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or (ii) prior to the approval of the Merger and this Agreement by the Required Company Vote, in accordance with, and subject to the terms and conditions of, Section 5.4(c);

(g) By Parent if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Sections 6.2(a) or 6.2(b) would not be satisfied and (A) such breach is not reasonably capable of being cured or (B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (I) 10 Business Days following notice of such breach and (II) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(h) By the Company if, (x) the Parent Reference Price is less than $61.51 and (y) the Company shall have given Parent within one Business Day after the end of the Reference Period written notice of

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the Company’s election to terminate this Agreement pursuant to this Section 7.1(h) (the “Termination Notice”), which election will be irrevocable (unless Parent shall have consented otherwise in writing) and shall be effective on the fifth Business Day following receipt by Parent of the Termination Notice unless during such five Business Day period, Parent shall have elected by notice in writing to the Company (the “Top-Up Notice”) to adjust the Exchange Ratio and/or Per-Share Cash Consideration as otherwise calculated pursuant to Section 1.8(a), such that the sum of (A) the Per-Share Cash Consideration and (B) the product of the Exchange Ratio multiplied by the Parent Reference Price, equals or exceeds $40.00; provided that, if Parent has delivered the Top-Up Notice, then this Agreement shall not terminate pursuant to this Section 7.1(h) and shall remain in effect in accordance with its terms (except that the Exchange Ratio and Per-Share Cash Consideration shall thereafter, for all purposes of this Agreement, be deemed to be as set forth in the Top-Up Notice (as determined by Parent in accordance with this Section 7.1(h)), subject to adjustment pursuant to Section 1.10); or

(i) By Parent if the conditions set forth in Sections 6.2(e) and 6.2(f) shall not have been satisfied by September 15, 2003 (or if such conditions, once satisfied, cease to be satisfied at any time following such date and prior to the Closing).

7.2. Effect of Termination. (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except with respect to the second to last sentence of Section 5.2(a), Section 5.6, this Section 7.2 and Article VIII, provided that the termination of this Agreement shall not relieve any party from any liability for any intentional breach of any covenant or agreement or knowing breach of any representation or warranty in this Agreement occurring prior to termination.

(b) Parent and the Company agree that if (x) the Company or Parent shall terminate this Agreement pursuant to Section 7.1(d) and (y) at the time of the Company Stockholders Meeting (or any adjournment or postponement thereof at which stockholders of the Company voted on the Merger) there existed an Acquisition Proposal with respect to the Company that had been publicly disclosed or announced, the Company shall pay to Parent all of Parent’s reasonably documented Expenses (the “Parent Expenses”) up to a maximum of $5 million within five Business Days after delivery to the Company of written notice of the amount of such Expenses. Parent and the Company agree that if Parent shall terminate this Agreement pursuant to Section 7.1(e)(iii), then the Company shall pay to Parent (i) a termination fee of $10 million not later than two Business Days following such termination and (ii) all of Parent Expenses (up to a maximum of $5 million with respect to such Parent Expenses) within five Business Days after delivery to the Company of written notice of the amount of such Expenses. Parent and the Company agree that (i) if Parent shall terminate this Agreement pursuant to Section 7.1(e)(i) or Section 7.1(e)(ii), (ii) if (x) Parent shall terminate this Agreement pursuant to Section 7.1(e)(iii) and (y) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal (whether or not such Acquisition Proposal was commenced, publicly disclosed, publicly proposed or otherwise communicated to the Company prior to such termination), (iii) if the Company shall terminate this Agreement pursuant to Section 7.1(f)(ii), or (iv) if (x) the Company or Parent shall terminate this Agreement pursuant to Section 7.1(d), (y) at the time of the event giving rise to such termination there shall exist an Acquisition Proposal with respect to the Company that has been publicly disclosed or announced or otherwise disclosed to the Board of Directors of the Company and (z) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal (whether or not such Acquisition Proposal was commenced, publicly disclosed, publicly proposed or otherwise communicated to the Company prior to such termination), then the Company shall pay to Parent an amount equal to $95 million less any previously paid Parent Expenses paid by the Company pursuant to the first or second sentences of this Section 7.2(b) and less any previously paid termination fee paid by the Company pursuant to the second sentence of this Section 7.2(b), if any (the “Termination Fee”); provided that, for purposes of this Section 7.2(b), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.4(a), except that the reference to “more than 20%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “more than 50%”.

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(c) The Termination Fee (i) required to be paid pursuant to clause (i) of the third sentence of Section 7.2(b) shall be paid to Parent not later than two Business Days following such termination, (ii) required to be paid pursuant to clause (iii) of the third sentence of Section 7.2(b) shall be paid to Parent at or prior to the time of termination and (iii) required to be paid pursuant to clause (ii) or clause (iv) of the third sentence of Section 7.2(b) shall be paid to Parent not later than two Business Days after the consummation of the transaction contemplated thereby. All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by Parent.

(d) The Company acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to this Section 7.2, the Company will also pay to Parent Parent’s reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this Section 7.2, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Citibank, N.A. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.

7.3. Amendment. This Agreement may be amended by the parties hereto (or successors thereto), by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto (or successors thereto).

7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII
GENERAL PROVISIONS

8.1. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

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8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Parent or Merger Sub, to:

Lehman Brothers Holdings Inc. 745 Seventh Avenue New York, New York 10019 Attention: David Goldfarb Facsimile No.: 212-526-0974

with a copy to

Lehman Brothers Holdings Inc. 399 Park Avenue – 11th Floor New York, New York 10022 Attention: Jeffrey Welikson, Esq. Facsimile No.: 646-758-2651

with a copy to

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: John G. Finley, Esq. Robert D. Goldbaum, Esq. Facsimile No.: 212-455-2502

(b) if to the Company to:

Neuberger Berman Inc. 605 Third Avenue New York, New York 10158 Attention: Robert Matza Facsimile No.: 212-476-5403

with a copy to

Neuberger Berman Inc. 605 Third Avenue New York, New York 10158 Attention: Kevin Handwerker, Esq. Facsimile No.: 212-476-9862

with a copy to

Willkie Farr & Gallagher The Equitable Center 787 Seventh Avenue New York, New York 10019 Attention: David K. Boston, Esq. Facsimile No.: 212-728-8111

8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes

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only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

8.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

8.5. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, which shall survive the execution and delivery of this Agreement.

(b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

8.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, prior to the Company obtaining the Required Company Vote, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Parent without the consent of the Company, but no such assignment shall relieve Parent or Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. In addition and notwithstanding any prior agreement of the parties to the contrary, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or the Court of Chancery of the State of Delaware.

8.10. Disclosure Schedules. (a) Company Disclosure Schedule. The disclosure of any matter in a Section of the Company Disclosure Schedule shall be deemed to be a disclosure for purposes of all other Sections of the Company Disclosure Schedule to the extent that the relevance of such disclosure to such other

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Section of the Company Disclosure Schedule is readily apparent from its text, but shall expressly not be deemed to constitute an admission by the Company, or to otherwise imply, that any such matter is required to be disclosed or is material for the purposes of this Agreement or otherwise.

(b) Parent Disclosure Schedule. The disclosure of any matter in the Parent Disclosure Schedule shall be deemed to be a disclosure for purposes of all other Sections of the Parent Disclosure Schedule to the extent that the relevance of such disclosure to such other Section of the Parent Disclosure Schedule is readily apparent from its text, but shall expressly not be deemed to constitute an admission by Parent, or to otherwise imply, that any such matter is required to be disclosed or is material for the purposes of this Agreement or otherwise.

8.11. Definitions. As used in this Agreement:

(a) “Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

(b) “Advisory Client” shall mean any Client to whom any of the Company or its Subsidiaries provides investment advisory services pursuant to an Investment Contract.

(c) “Advisory Contract” shall mean any Investment Contract pursuant to which the Company or its Subsidiaries provides investment advisory services to any Client.

(d) “Board of Directors” means the Board of Directors of any specified Person and any committees thereof.

(e) “Business Day” means any day on which banks are not required or authorized to close in the City of New York.

(f) “Consent” shall mean:

           (A) With respect to an Advisory Client whose Advisory Contract is in effect as of the date of this Agreement and by its terms and/or under applicable law terminates automatically upon the consummation of the Merger, that the Company or its applicable Subsidiary shall have entered into a new Advisory Contract with such Client (effective as of the Closing) on substantially identical terms (and identical with respect to fee rates) as the Advisory Contract existing on the date of this Agreement, which new Advisory Contract has been (and remains) duly authorized and approved under applicable law (including without limitation with respect to each Advisory Contract of a Registered Investment Company subject to this clause (A), by its Fund Board Approval and (except in the case of any Registered Investment Company that is not a Proprietary Fund and for which no shareholder approval is required under applicable law) Fund Shareholder Approval having been obtained and remaining in full force and effect) and will be in full force and effect after giving effect to the Closing;

(B) With respect to an Advisory Client whose Advisory Contract is in effect as of the date of this Agreement (other than any Advisory Contract with an Investment Company) and does not by its terms or under applicable law terminate upon the consummation of the Merger, that the Company and its Subsidiaries shall have obtained the written consent of such Client to the continuation of such Investment Contract notwithstanding the consummation of the Merger (which consent has been duly obtained by the Company and its Subsidiaries under applicable law and has not been withdrawn), and such Investment Contract will be in full force and effect between the Company or its applicable Subsidiary and such Client (and will not have been breached) after giving effect to the Closing;

(C) With respect to an Advisory Client that is an Investment Company (other than a Registered Investment Company) whose Advisory Contract is in effect as of the date of this Agreement, that the Company and its Subsidiaries (x) shall have obtained the consent and approval (as applicable) of any governing body of such Investment Company and of its investors required by the constituent documents of such Investment Company and applicable law of the continuation of such existing Advisory Contract notwithstanding the consummation of the Merger (to the extent any such

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Advisory Contract may, under the constituent documents of such Investment Company and applicable law, continue in effect following the Merger with such consent) (which consent has been duly obtained by the Company and its Subsidiaries under the constituent documents of such Investment Company and under applicable law and has not been withdrawn) or (y) that the Company or its applicable Subsidiary shall have entered into a new Advisory Contract with such Client (effective as of the Closing) on substantially identical terms (and identical with respect to fee rates) as the Advisory Contract existing on the date of this Agreement (which new Advisory Contract has been (and remains) duly authorized and approved under the constituent documents of such Investment Company and applicable law), and in either such case such Advisory Contract will be in full force and effect after giving effect to the Closing; and

(D) With respect to an Advisory Client whose Advisory Contract is entered into after the date of this Agreement, that the Company or its applicable Subsidiary shall have obtained the written consent of such Client to the continuation of such Advisory Contract notwithstanding the consummation of the Merger (which consent has been duly obtained by the Company and its Subsidiaries under applicable law and has not been withdrawn), and such Advisory Contract will be in full force and effect between the Company or its applicable Subsidiary and such Client (and will not have been breached) after giving effect to the Closing;

provided, however, that in any of the foregoing cases (A)-(D), any Advisory Client who has informed the Company or any Subsidiary thereof of (I) its intention to terminate its Advisory Contract or investment relationship with the Company or any Subsidiary thereof (whether such termination is to occur prior to or following the Closing), or (II) such Advisory Client’s objection (or other non-consent) to the assignment or deemed assignment of its Advisory Contract resulting from the Merger, shall be deemed not to have provided its Consent for any purpose under this Agreement; and

provided, further, that in any of the foregoing cases (A)-(D) involving a Client where the advisory relationship between the Company or its applicable Subsidiary and such Client is through a Financial Intermediary, such Client shall not be deemed to have provided its Consent for any purpose under this Agreement unless the Company or its applicable Subsidiary also shall have (x) obtained the written consent of the Financial Intermediary to the continuation of the Company’s or its applicable Subsidiary’s existing Master Agreement notwithstanding the consummation of the Merger (to the extent any such Master Agreement may, by its terms and under applicable law, continue in effect following the Merger with such consent) (which consent has been duly obtained by the Company and its Subsidiaries under the terms of such Master Agreement and under applicable law and has not been withdrawn) or (y) entered into a new Master Agreement with such Financial Intermediary (effective as of the Closing) on substantially identical terms (and identical with respect to fee rates) as the Master Agreement existing on the date of this Agreement (which new Master Agreement has been (and remains) duly authorized and approved under applicable law), and in either such case such Master Agreement will be in full force and effect after giving effect to the Closing; and

provided, further, that in any of the foregoing cases (A)-(D) involving a Client that is a trust (or similar estate planning vehicle), such Client shall not be deemed to have provided its Consent for any purpose under this Agreement unless (x) the Company or its applicable Subsidiary also shall have obtained the written consent from such beneficiaries of such trust, and such approval from any applicable court or other Governmental Authority having jurisdiction over the selection of fiduciaries for such trust (or other estate planning vehicle), in each case with respect to the assignment or deemed assignment of such Client’s Investment Contract resulting from the Merger as is required by the constituent documents of such trust (or other estate planning vehicle), its Investment Contract or applicable law (which consents and approvals have been duly obtained by the Company and its Subsidiaries under the terms of such documents and under applicable law and have not been withdrawn); provided that, in the case of any trust or other estate planning vehicle for which neither the Company nor any of its Subsidiaries (or any of their respective employees) serves as a trustee (or in a similar fiduciary capacity for such other estate planning vehicle, as applicable), the authority purported to be held by the trustee(s) of such trust (or equivalent fiduciary of such other estate planning vehicle, as applicable) for purposes of providing such Consent under its constituent documents and applicable law shall be conclusive (with respect to both

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notification and consent requirements) absent actual knowledge of the Company to the contrary, and (y) in the case of any such trust (or other estate planning vehicle) for which Neuberger Berman Trust Company of Delaware serves as a trustee (or equivalent fiduciary of such other estate planning vehicle, as applicable) as of the date of this Agreement (or, if later, such date as such trust or other estate planning vehicle became a Client), either (I) approval of the Delaware State Bank Commissioner for Parent to acquire control of Neuberger Berman Trust Company of Delaware shall have been obtained and shall remain in full force and effect as of the Closing) or (II) such trust (or other estate planning vehicle) shall have provided its approval (in accordance with the requirements of the constituent documents of such trust or other estate planning vehicle and applicable law, including without limitation by obtaining such consents of the beneficiaries of such vehicle as may be required thereby) for the substitution of Neuberger Berman Trust Company, N.A. as the trustee (or equivalent fiduciary of such other estate planning vehicle, as applicable) in lieu of Neuberger Berman Trust Company of Delaware, and such substitution will be in full force and effect after giving effect to the Closing.

(g) “Contract” means any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation (written or oral) to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound which (i) does not terminate or is otherwise not cancelable within one (1) year without penalty, cost or liability and requires payments by the Company or any of its Subsidiaries in excess of $1 million per year, (ii) contains any provisions restricting in any material respects the ability of the Company or any of its Subsidiaries to compete or engage in any business activity in any location, (iii) directly relates to any material Company Intellectual Property that is owned by the Company or any of its Subsidiaries, (iv) contains provisions requiring future contingent or definitive “earnout” or similar payments to be made by the Company or any of its Subsidiaries in connection with acquisitions of assets or equity interests of a business or the hiring of any employees and which future payments could exceed $5 million in the aggregate for any such contract or agreement (or series of related contracts or agreements), (v) involve contracts with third party intermediaries pursuant to which the intermediaries make available to their clients investment products for which the Company or any of its Subsidiaries serves as investment adviser or subadviser (including contracts with insurance companies for products that they may offer as funding vehicles for certain variable life insurance and/or variable annuity contracts, contracts with advisors or broker-dealers for the provision of sub-advisory services relating to their “private label” products, and contracts with banks, broker-dealers or administrators of retirement plans for products that they may offer to their clients) and relate to assets under management by the Company and its Subsidiaries in excess of $50 million as of the Base Date as a result of any such contract or relationship, (vi) relates to indebtedness for money borrowed by the Company or any of its Subsidiaries (or other financing arrangements having the economic effect of indebtedness) in excess of $5 million, (vii) is a Lease, (ix) relates to compensation arrangements with, and/or noncompetition and/or nonsolicitation restrictions on, any Principal (as defined in the Company Stockholders Agreement) or any employee listed in Section 6.2(e) of the Parent Disclosure Schedule, (x) is between or among the Company or any of its Subsidiaries and any of the Persons or Affiliates of any of the Persons set forth in Section 6.2(e) of the Parent Disclosure Schedule, or (xi) is otherwise material to the business or operations of the Company or any of its Subsidiaries, taken as a whole; provided, however, in no event shall the definition of Contract be deemed to include (A) Investment Contracts (including, without limitation, Advisory Contracts), except in the case of subpart (v) above (which shall not be deemed excluded from the definition of Contracts), or (B) Company Stock Plans.

(h) “Governmental Authority” shall mean any domestic or foreign federal, state or local court, administrative or regulatory agency or commission or other governmental entity or instrumentality, quasi-governmental body or SRO.

(i) “Investment Company” shall have the meaning provided in the Investment Company Act, provided that for purposes of this Agreement the term Investment Company shall include persons that would be an investment company, as defined in that Act, but for the exemption contained in Section 3(c)(1), the final clause of Section 3(c)(3) , Section 3(c)(7), or Section 3(c)(11) of the Investment Company Act.

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(j) “knowledge” means, with respect to the Company, the actual knowledge of any of (i) the members of the executive management committee of the Company, (ii) Maxine Gerson, a deputy general counsel of the Company, or (iii) Amy Gilfenbaum, the Director of Internal Audit of the Company, in each case after reasonable inquiry of the officer or employee of the Company and/or its Subsidiaries with primary responsibility for the applicable subject matter.

(k) “Leases” shall mean, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person or any of its Subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective businesses.

(l) “Material Adverse Effect” or “Material Adverse Change” means, with respect to any Person, any change, circumstance or effect that is or is reasonably likely to be materially adverse to the assets, liabilities, business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole or which could reasonably be expected to materially impair or materially delay the ability of such Person to consummate the transactions contemplated by this Agreement, other than any change, circumstance or effect relating to (i) changes in general economic conditions or securities markets in general (except to the extent disproportionately affecting such Person), (ii) the industries in which such Person operates and not specifically relating to such Person (except to the extent disproportionately affecting such Person), (iii) solely in the case of measuring a Material Adverse Effect or Material Adverse Change with respect to the Company and its Subsidiaries, reductions in the level of the PAM Revenue Run-Rate following the Base Date resulting from failures to obtain the Consents of PAM Advisory Clients, losses of PAM Advisory Clients and/or withdrawals of assets under management by PAM Advisory Clients, or (iv) solely in the case of measuring a Material Adverse Effect or Material Adverse Change with respect to the Company and its Subsidiaries, failure to obtain Fund Board Approvals or Fund Shareholder Approvals of Proprietary Funds that are Registered Investment Companies. For the avoidance of doubt, all references to a Material Adverse Effect on, or a Material Adverse Change with respect to, “the Company” in this Agreement shall be deemed to include (without limitation) the Surviving Corporation as successor to Neuberger Berman Inc. in the Merger as of immediately following the Effective Time (except to the extent any such effects or changes on the Surviving Corporation are affected by inaccuracies in the representation and warranty set forth in Section 3.2(j) of this Agreement).

(m) “PAM Advisory Client” shall mean, as of any date of determination, (i) any Client to whom the Company’s Private Asset Management business provided investment advisory services pursuant to an Advisory Contract as of the Base Date (the identity of which was disclosed to Parent on or prior to the date of this Agreement) and to whom the Company’s Private Asset Management Business continues to provide investment advisory services pursuant to an Advisory Contract as of such date of determination and (ii) any Client who first became a Client of the Company and its Subsidiaries following the Base Date, to whom the Company’s Private Asset Management business commenced providing investment advisory services pursuant to an Advisory Contract in the ordinary course of business and at fee rates consistent with the fee rates payable by Clients of the Company’s Private Asset Management business as of the Base Date for comparable services, and to whom the Company’s Private Asset Management business continues to provide investment advisory services pursuant to an Advisory Contract as of such date of determination.

(n) “PAM Advisory Contract” shall mean an Advisory Contract between the Company or any of its Subsidiaries and a PAM Advisory Client.

(o) “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(p) “Subsidiary” when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such

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partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; provided that in no event shall any Proprietary Fund, or the Neuberger Berman Foundation be deemed a Subsidiary of the Company.

(q) “the other party” means, with respect to the Company, Parent and means, with respect to Parent, the Company.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above-written.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Richard S. Fuld, Jr.

Name: Richard S. Fuld, Jr. Title: Chairman and Chief Executive Officer

RUBY ACQUISITION COMPANY

By:	/s/ Richard S. Fuld, Jr.

Name: Richard S. Fuld, Jr. Title: President

NEUBERGER BERMAN INC.

By:	/s/ Jeffrey B. Lane

Name: Jeffrey B. Lane Title: President and Chief Executive Officer

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Annex B

July 21, 2003

Board of Directors
Neuberger Berman Inc.
605 Third Avenue
New York, NY 10158

Members of the Board of Directors:

Neuberger Berman Inc. (the “Company”), Lehman Brothers Holdings Inc. (the “Acquiror”), and Ruby Acquisition Company, a wholly owned subsidiary of the Acquiror (the “Merger Sub”), propose to enter into an Agreement and Plan of Merger to be dated July 21, 2003 (the “Agreement”) pursuant to which the Company will be merged with and into the Merger Sub in a transaction (the “Merger”) in which each outstanding share of the Company’s common stock, par value $.01 per share (the “Company Shares”), will be converted into the right to receive cash (subject to adjustments as set forth in the Agreement) in an amount equal to $9.49 (the “Per-Share Cash Consideration”) and a fraction of a fully paid and nonassessable share of Acquiror common stock (“Acquiror Shares”) equal to the Exchange Ratio (as defined below) (collectively, the “Merger Consideration”). Under certain circumstances set forth in the Agreement, the Acquirer can cause the Merger to be structured as a merger of Merger Sub with and into the Company.

The Exchange Ratio is calculated based on the average of the volume weighted sales prices per share of Acquiror Shares traded on the New York Stock Exchange for the 10 consecutive full trading dates ending on the second trading day prior to the closing date of the Merger (the “Acquiror Reference Price”).

The “Exchange Ratio” is (i) 0.411, if the Acquiror Reference Price is greater than $90.41; (ii) if the Acquiror Reference Price is greater than $82.19 but less than or equal to $90.41, equal to the quotient obtained by dividing $37.15 by the Acquiror Reference Price; (iii) 0.452, if the Acquiror Reference Price is greater than $73.00 and less than or equal to $82.19; (iv) if the Acquiror Reference Price is greater than $66.51 and less than or equal to $73.00, equal to the quotient obtained by dividing $33.01 by the Acquiror Reference Price; (v) 0.496, if the Acquiror Reference Price is less than or equal to $66.51; and (vi) if Acquiror shall have given the Top-Up Notice (as defined below), the Exchange Ratio as set forth in such notice.

The Agreement may be terminated under a specified set of circumstances, all as more fully set forth in the Agreement. Under the terms of the Agreement, the Company may terminate, by written notice to the Acquiror (“Termination Notice”), the Agreement if the Acquiror Reference Price is less than $61.51 and the Acquiror does not provide a Top-Up Notice (as defined below). If the Acquiror Reference Price is less than $61.51 and the Company notifies the Acquiror that it intends to terminate the Agreement, then the Acquiror may prevent termination of the Agreement by adjusting the Exchange Ratio and/or Per-Share Cash Consideration such that the Merger Consideration equals or exceeds $40.00. The Acquiror must deliver the adjusted Exchange Ratio and/or Per-Share Cash Consideration in writing to the Company (the “Top-Up Notice”) within five business days of the receipt of the Company’s Termination Notice.

You have asked us whether, in our opinion, the Merger Consideration is fair from a financial point of view to the holders of the Company Shares, other than the Acquiror and its affiliates.

In arriving at the opinion set forth below, we have, among other things:

(1)	Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

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(2)
Reviewed certain information, including financial forecasts, relating to the business, earnings, assets, liabilities (on balance sheet and off balance sheet) and prospects of the Company and reviewed certain information including earnings estimates relating to the business, earnings and prospects of the Acquiror furnished to us by the Company and the Acquiror;

(3)
Conducted discussions with members of senior management of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as prospects before and after giving effect to the Merger;

(4)	Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

(5)	Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

(6)	Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

(7)	Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

(8)	Reviewed the potential pro forma impact of the Merger on certain financial ratios and earnings estimates of the Acquiror;

(9)	Reviewed a draft dated July 21, 2003 of the Agreement;

(10)	Reviewed a draft dated July 15, 2003 of the Voting Agreement; and

(11)	Reviewed a draft dated July 14, 2003 of the Shareholders Agreement.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information furnished to or discussed with us by the Company and the earnings estimates for the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s or the Acquiror’s management as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors of the Company to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have acted as an underwriter for three closed end mutual funds sponsored by the Company in the last twelve months, and the Company sells investment product through Merrill Lynch’s distribution

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system. We have also in the past, provided financial advisory and financing services to the Company and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Shares.

We are not expressing any opinion herein as to the prices at which the Company Shares or the Acquiror Shares will trade following the announcement or consummation of the Merger.

On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of the Company Shares, other than the Acquiror and its affiliates.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

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Annex C

DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal Rights.

(a)      Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)      Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)     Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)     Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)     In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

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(c)      Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)      Appraisal rights shall be perfected as follows:

(1)     If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)     If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e)      Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)      Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)      At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)      After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)      The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced

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as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)      The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)      From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)      The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Lehman Brothers is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe such person’s conduct was illegal, provided that, in an action by or in the right of a corporation, a corporation may indemnify only for expenses and no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation in the performance of such person’s duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, Lehman Brothers must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

Lehman Brothers’ certificate of incorporation provides that the liability of Lehman Brothers’ directors to Lehman Brothers or to Lehman Brothers’ stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (a) breaches of duty of loyalty to Lehman Brothers or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (d) for any transaction from which the director derives an improper personal benefit.

The effect of these provisions is to eliminate the rights of Lehman Brothers and its stockholders to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of Lehman Brothers or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s fiduciary duty of care. In addition, these provisions do not alter the liability of directors under federal securities law.

Lehman Brothers’ by-laws provide that Lehman Brothers will indemnify each present and former director or officer of Lehman Brothers to the full extent and in the manner permitted by Delaware law.

Lehman Brothers has purchased liability insurance for its officers and directors as permitted by Section 145 of the General Corporation Law of the State of Delaware.

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Item 21. Exhibits and Financial Statement Schedules

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22. Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Lehman Brothers of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on October 1, 2003.

LEHMAN BROTHERS HOLDINGS INC.

By: /s/ David Goldfarb

Name:	David Goldfarb
Title:	Chief Financial Officer and Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2003

Richard S. Fuld, Jr.

/s/ David Goldfarb	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	October 1, 2003

David Goldfarb

*	Director	October 1, 2003

Michael L. Ainslie

*	Director	October 1, 2003

John F. Akers

*	Director	October 1, 2003

Roger S. Berlind

*	Director	October 1, 2003

Thomas H. Cruikshank

*	Director	October 1, 2003

Henry Kaufman

*	Director	October 1, 2003

John D. Macomber

*	Director	October 1, 2003

Dina Merrill

*	By: /s/ Jeffrey A. Welikson

Jeffrey A. Welikson Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number		Description of Exhibit

2.1	—	Agreement and Plan of Merger, dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company and Neuberger Berman Inc. (included as Annex A to the proxy statement/prospectus included in this Registration Statement)
2.2	—	Voting Agreement, dated as of July 21, 2003, by and among Lehman Brothers Holdings Inc. and the Neuberger stockholders signatory thereto (incorporated by reference to Exhibit 2.1 to Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the SEC on July 22, 2003)
3.1	—	Restated Certificate of Incorporation of Lehman Brothers Holdings Inc. dated May 27, 1994 (incorporated by reference to Exhibit 3.01 to Lehman Brothers Holdings Inc.’s Transition Report on Form 10-K for the eleven months ended November 30, 1994)
3.2	—	Certificate of Designations with respect to the Lehman Brothers Holdings Inc.’s 5.94% Cumulative Preferred Stock, Series C (incorporated by reference to Exhibit 4.01 to Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the SEC on May 13, 1998)
3.3	—	Certificate of Designations with respect to the Lehman Brothers Holdings Inc.’s 5.67% Cumulative Preferred Stock, Series D (incorporated by reference to Exhibit 4.02 to Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the SEC on July 23, 1998)
3.4	—	Certificate of Designations with respect to the Lehman Brothers Holdings Inc.’s Fixed/Adjustable Rate Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 4.02 to Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the SEC on March 30, 2000)
3.5	—	Certificate of Amendment of the Restated Certificate of Incorporation of Lehman Brothers Holdings Inc., dated April 9, 2001 (incorporated by reference to Exhibit 3.05 to Lehman Brothers Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2001)
3.6	—	Certificate of Designations with respect to the Lehman Brothers Holdings Inc.’s 6.50% Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 4.01 to Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the SEC on August 26, 2003)
3.7	—	By-Laws of the Lehman Brothers Holdings Inc., amended as of October 22, 2002 (incorporated by reference to Exhibit 3.06 to Lehman Brothers Holdings Inc.’s Annual Report on Form 10-K for the year ended November 30, 2002)
4.1	—	Standard multiple series indenture provisions with respect to the senior and subordinated debt securities (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Lehman Brothers Holdings Inc.’s Registration Statement on Form S-3 (Reg. No. 33-16141))
4.2	—	Indenture with respect to senior debt securities (incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Lehman Brothers Holdings Inc.’s Registration Statement on Form S-3 (Reg. No. 33-16141))
4.3	—	First Supplemental Indenture with respect to senior debt securities (incorporated by reference to Exhibit 4(m) to Lehman Brothers Holdings Inc.’s Registration Statement on Form S-3 (Reg. No. 33-25797))
4.4	—	Second Supplemental Indenture with respect to senior debt securities (incorporated by reference to Exhibit 4(e) to Lehman Brothers Holdings Inc.’s Registration Statement on Form S-3 (Reg. No. 33-49062))

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Exhibit Number		Description of Exhibit

4.5	—	Third Supplemental Indenture with respect to senior debt securities (incorporated by reference to Exhibit 4(f) to Lehman Brothers Holdings Inc.’s Registration Statement on Form S-3 (Reg. No. 33-46146))
4.6	—	Fourth Supplemental Indenture with respect to senior debt securities (incorporated by reference to Exhibit 4(f) to Lehman Brothers Holdings Inc.’s Registration Statement on Form 8-A filed with the SEC on October 7, 1993)
4.7	—	Fifth Supplemental Indenture with respect to the senior debt securities (incorporated by reference to Exhibit 4(h) to Post-Effective Amendment No. 1 to Lehman Brothers Holdings Inc.’s Registration Statement on Form S-3 (Reg. No. 33-56615))
4.8	—	Sixth Supplemental Indenture with respect to the senior debt securities (incorporated by reference to Exhibit 4(h) to Lehman Brothers Holdings Inc.’s Registration Statement on Form S-3 (Reg. No. 333-38227))
4.9*	—	Specimen Certificate of Lehman Brothers Holdings Inc.’s Common Stock, par value $0.10 per share
4.10	—	The other instruments defining the rights of holders of the long-term debt securities of Lehman Brothers Holdings Inc. and its subsidiaries are omitted pursuant to section (b)(4)(iii)(A) of Item 601 of Regulation S-K. Lehman Brothers Holdings Inc. hereby agrees to furnish copies of these instruments to the SEC upon request
5.1*	—	Opinion of Simpson Thacher & Bartlett LLP, as to the validity of the securities being registered
8.1	—	Opinion of Simpson Thacher & Bartlett LLP as to the United States federal income tax consequences of the merger
8.2	—	Opinion of Willkie Farr & Gallagher LLP as to the United States federal income tax consequences of the merger
23.1	—	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 8.1 to this Registration Statement)
23.2	—	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 8.2 to this Registration Statement)
23.3	—	Consent of Ernst & Young, LLP
23.4	—	Consent of KPMG LLP
23.5	—	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated
24.1*	—	Power of Attorney
99.1*	—	Form of Proxy Card
99.2*	—	Form of Preliminary Ballot

*	Previously filed.